As filed with the Securities and Exchange Commission on August 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Global Currency Gold Fund

a series of

THE GLOBAL CURRENCY GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact name of Registrant as specified in its charter)

New York	6221	38-3937118
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WGC USA Asset Management

Company, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(212) 317-3800

Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WGC USA Asset Management Company, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(212) 317-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard F. Morris, Esq. Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000	David A. Sirignano, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 (202) 739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Shares	40,000	$25.00	$1,000,000.00	$116.20

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	August 28, 2015

             Shares

THE GLOBAL CURRENCY GOLD FUND, A SERIES OF THE GLOBAL CURRENCY GOLD TRUST

The Global Currency Gold Trust (the “Trust”) is organized as a Delaware statutory trust with multiple series. Each series of the Trust issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such series only. A single series of the Trust, the Global Currency Gold Fund, is offered pursuant to this Prospectus. Unless the context otherwise requires, references in this Prospectus to the “Fund” refer to the Global Currency Gold Fund. References to “Shares” refer to shares of the Fund. References to “Series” refer to the Fund and/or the other Series of the Trust, as applicable.

The Fund seeks to track the performance of the Thomson Reuters Global Gold (Ex-USD) Index (the “Index”), less fund expenses. The Index is a transparent, rules-based index published by Thomson Reuters (Markets) LLC (the “Index Provider”). The Index seeks to track the daily performance of a long position in physical gold (as represented by the Gold Price) and a short position in each of the major, non-U.S. currencies, such as the euro, Japanese yen and British pound (each, a “Reference Currency”) reflected in the Index. If the Gold Price increases and the value of the U.S. Dollar (“USD”) against the Reference Currencies increases, the Index Level is intended to increase. Conversely, if the Gold Price decreases and the value of the USD against the Reference Currencies declines, the Index Level is intended to decrease. In certain cases, the appreciation of the Gold Price or the depreciation of one or more of the Reference Currencies may be offset by the appreciation of one or more of the Reference Currencies or the depreciation of the Gold Price, as applicable. The net impact of these changes determines the value of the Fund on a daily basis. See the Risk Factor titled “The value of the Shares relates directly to the value of the gold and the value of the Reference Currencies against the USD. Fluctuations in the price of gold and/or the value of the Reference Currencies could materially adversely affect an investment in the Shares.”

The Fund intends to issue Shares on a continuous basis. The Shares may be purchased from the Fund only in one or more blocks of 25,000 Shares (a block of 25,000 Shares is called a “Creation Unit”). The Fund will issue Shares in Creation Units to institutional investors referred to as “Authorized Participants” on an ongoing basis as described in “Plan of Distribution.” Creation Units will be offered continuously at the net asset value (“NAV”) for 25,000 Shares on the day that an order to create a Creation Unit is accepted by the Fund. Fund Shares will be listed on NYSE Arca under the symbol “GGLD.”

WGC USA Asset Management Company, LLC is the Sponsor of the Trust (the “Sponsor”) and is the Commodity Pool Operator (the “CPO”) of the Fund. The Trust was formed pursuant to an Agreement and Declaration of Trust dated as of August 27, 2014, as amended on                     , between the Sponsor and the Trustee (referred to herein as the “Declaration of Trust”).

BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, or “BNYM,” is the Administrator (the “Administrator”) and Transfer Agent (the “Transfer Agent”) of the Trust. JPMorgan Chase Bank, N.A., London Branch is the custodian of the Trust (the “Custodian”). JPMorgan Chase Bank, N.A. is the Gold Delivery Provider to the Trust (the “Gold Delivery Provider”). Delaware Trust Company is the trustee of the Trust (the “Trustee”).

The Fund will issue to             , as “Initial Purchaser,” at a purchase price of $             per Share, the “Initial Shares,” which consist of              Creation Units comprising              Shares. Prior to this offering, there has been no public market for the Shares.

The Trust expects to qualify as an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 12.

Neither the Securities and Exchange Commission nor any state securities commissions has approved or disapproved of the securities offered in this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Fund will issue and redeem Shares from time to time in Creation Units only to Authorized Participants in exchange for the delivery to the Fund, or the distribution by the Fund, of the amount of Gold Bullion and cash, if any, represented by the Creation Units being created or redeemed. This amount is based on the combined NAV of the number of Shares included in the Creation Units being created or redeemed, as applicable, determined on the day the order to create or redeem Creation Units is accepted, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of gold, the price of the Reference Currencies and the trading price of the Shares on NYSE Arca (if the application for listing is approved) at the time of each sale.

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Custodian, the Gold Delivery Provider, the Index Provider or their respective affiliates.

             Shares

The Fund is offering              Shares (the “Underwritten Shares”) through             , also called the Initial Purchaser, as underwriter. The Initial Purchaser has, subject to conditions, agreed to purchase the Underwritten Shares at a per-Share price equal to              of an ounce of gold, as described in “Initial Purchaser” and “Plan of Distribution.” Total proceeds to the Fund from the sale of the Underwritten Shares will be              ounces of gold. Delivery of the Underwritten Shares is expected to be made on a date between              and             , 2015.

The public offering price of the Underwritten Shares will be determined as described above and such Shares could be sold at different prices if sold by the Initial Purchaser at different times. The Initial Purchaser may receive commissions/fees from investors through their commission/fee-based brokerage accounts, in amounts between $             and $            .

The date of this Prospectus is                     .

Commodity Futures Trading Commission Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 54 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 55.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12 THROUGH 30.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

Regulatory Notices

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE ADMINISTRATOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF             ; CREATION UNIT CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS

AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE ADMINISTRATOR. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O WGC USA ASSET MANAGEMENT COMPANY, LLC, 510 MADISON AVENUE, 9TH FLOOR, NEW YORK, NEW YORK 10022; TELEPHONE NUMBER (212) 317-3800. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT             . ADDITIONAL REPORTS ARE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE ADMINISTRATOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF THE FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER THE GLOBAL CURRENCY GOLD TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

Until                     , 2015 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The CPO first intends to use this prospectus on                     .

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares.

The information contained in the sections captioned “Overview of The Gold Industry” and “Overview of the Foreign Exchange Markets” is based on information obtained from sources that the Sponsor believes are reliable. This prospectus summarizes certain documents and other information in a manner the Sponsor believes to be accurate. In making an investment decision, you must rely on your own examination of the Trust, the gold industry, the operation of the Gold Bullion market, the operation of the currency market and the terms of the offering and the Shares, including the merits and risks involved. Although the Sponsor believes this information to be reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

i

Statement Regarding Forward-looking Statements

This Prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “it is likely” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold, non-U.S. currencies and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus; general economic, market and business conditions; changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and other world economic and political developments. See “Risk Factors” starting on page 12. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Except as required under Item 512 of Regulation S-K or other applicable securities laws, neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

Glossary of Defined Terms

In this prospectus, each of the following quoted terms has the meaning set forth after such term:

“Administrator” — BNYM, a banking corporation organized under the laws of the State of New York.

“Authorized Participant” — A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement with the Administrator and (4) has established an Authorized Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Creation Units.

“Authorized Participant Unallocated Account” — An unallocated Gold Bullion account established with the Custodian by an Authorized Participant. Each Authorized Participant’s Authorized Participant Unallocated Account will be used to facilitate the transfer of Gold Bullion deposits and Gold Bullion redemption distributions between the Authorized Participant and the Fund in connection with the creation and redemption of Creation Units.

“BNYM” — BNYM is the Administrator and Transfer Agent of the Trust.

“Book-Entry System” — The Federal Reserve Treasury Book-Entry System for United States and federal agency securities.

“Business Day” — Any day the Fund’s Listing Exchange is open for business and the Fund accepts creation and redemption orders for Creation Units.

“CEA” — The Commodity Exchange Act, as amended.

“CFTC” — The Commodity Futures Trading Commission, established under the CEA. The CFTC is an independent agency of the United States Government with the mandate to regulate commodity interests, including commodity futures and option and swap markets in the United States.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Commodity Pool Operator” or “CPO” — WGC USA Asset Management Company, LLC is the CPO of the Fund and is registered in such capacity with the CFTC.

“Creation Unit” — A block of 25,000 Shares or more or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Units.”

“Creation Unit Gold Delivery Amount” — The total deposit of Gold Bullion required to create a Creation Unit. The Creation Unit Gold Delivery Amount is the number of ounces of Gold Bullion required to be delivered to the Fund by an Authorized Participant in connection with a creation order for a single Creation Unit. The Creation Unit Gold Delivery Amount also refers to the amount of Gold Bullion to be paid out by the Fund in connection with the redemption of a Creation Unit.

“Custodian” — JPMorgan Chase Bank, N.A., London Branch.

“Custodian Agreement” — The agreement between the Trust and the Custodian which establishes the Trust Allocated Account and the Trust Unallocated Account. When Gold Bullion is transferred into and out of the Fund, all Gold Bullion deposited with the Fund is held in the Trust Allocated Account (subject to the minimum amount of Gold Bullion that is capable of being allocated as an LBMA good delivery bar).

“Custody Rules” — The rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body that apply to gold made available in physical form by the Custodian.

“Declaration of Trust” — The agreement and declaration of trust entered into by the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor and the Trustee, as such agreement and declaration of trust may be amended or restated from time to time.

“DTC” — The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC pursuant to the provisions of Section 17A of the Exchange Act. DTC will act as the securities depository for the Shares.

Glossary of Defined Terms

“DTC Participant” — Participants in DTC, such as banks, brokers, dealers and trust companies.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FCA” — The Financial Conduct Authority, an independent non-governmental body which exercises statutory regulatory power under the FS Act and which regulates the major participating members of the LBMA in the United Kingdom.

“FS Act” — The Financial Services Act 2012.

“Gold Bullion” — (a) Gold Bullion meeting the requirements of London Good Delivery Standards or (b) credit to an Unallocated Account representing the right to receive Gold Bullion meeting the requirements of London Good Delivery Standards.

“Gold Delivery Agreement” — The agreement between the Trust, on behalf of the Fund, and the Gold Delivery Provider dated                     , 2015 to calculate the Gold Delivery Amount to be moved into or out of the Fund on a daily basis and to provide for delivery and settlement of such Gold Bullion.

“Gold Delivery Amount” — The amount of Gold Bullion to be delivered into or out of the Fund on a daily basis to reflect price movements in the Reference Currencies against the USD, calculated pursuant to the Gold Delivery Agreement.

“Gold Delivery Provider” — JPMorgan Chase Bank, N.A, a national banking association, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A. is chartered and subject to regulation by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System.

“IBA” — ICE Benchmark Administration Limited, an independent specialist benchmark administrator who provides the price platform, methodology and overall administration and governance for the LBMA Gold Price.

“Index” — The Thomson Reuters Global Gold (Ex-USD) Index, a transparent, rules-based index published by the Index Provider and licensed to the Sponsor for use by the Fund, pursuant to the Index License Agreement.

“Index License Agreement” — The agreement dated                 , 2015 between the Sponsor and the Index Provider, pursuant to which the Index Provider licensed to the Sponsor an exclusive right to use the Index and associated marks in connection with the Fund and in accordance with the terms of the Index License Agreement.

“Index Provider” — Thomson Reuters (Markets) LLC, a limited liability company organized in the State of Delaware, in its capacity as the index administrator and calculation agent pursuant to a separate license agreement between Thomson Reuters (Markets) LLC and J.P. Morgan Securities plc, who developed the strategy and methodology underlying the Index.

“Indirect Participants” — Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser” — the initial purchaser of the Underwritten Shares, as described on the front page of this Prospectus.

“LBMA” — The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FS Act.

“LBMA Gold Price” — The price per troy ounce of Gold Bullion for delivery in London through a member of the LBMA stated in USDs and set via an electronic auction process run twice daily at 10:30 a.m. and 3:00 p.m. London time each Business Day as calculated and administered by the IBA.

Glossary of Defined Terms

“LBMA Gold Price PM” — The 3:00 p.m. London time LBMA Gold Price.

“Listing Exchange” — The primary U.S. national securities exchange on which Shares are listed, currently intended to be NYSE Arca.

“London Good Delivery Bar” — A bar of Gold Bullion meeting the London Good Delivery Standards.

“London Good Delivery Standards” — The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars as set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. The London Good Delivery Standards are described in “The Gold Industry — The London Bullion Market.”

“London PM Fix” — The afternoon gold fixing price per troy ounce of gold for delivery in London through a member of the LBMA authorized to effect such delivery, stated in USDs. The London PM Fix was discontinued as of March 20, 2015 and is no longer calculated. The London PM Fix was replaced by the LBMA Gold Price PM.

“NAV” — Net asset value. See “Prospectus Summary — The Offering — Net Asset Value” for a description of how the NAV of the Fund and the NAV per Share are calculated.

“OTC” — The global Over-the-Counter market for the trading of gold which consists of transactions in spot, forwards, options and other derivatives.

“Participant Agreement” — An agreement entered into by each Authorized Participant with respect to the Fund which provides the procedures for the creation and redemption of Creation Units and for the delivery of the Gold Bullion and cash, if any, required for such creations and redemptions.

“Participant Unallocated Bullion Account Agreement” — The agreement between an Authorized Participant and the Custodian which establishes the Authorized Participant Unallocated Account.

“Reference Currency” — A currency whose value is reflected in the Index.

“SEC” — The U.S. Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

“Seed Creation Units” — The Creation Units issued to the Initial Purchaser in exchange for the deposit into the Fund of ounces of Gold Bullion in connection with the formation of the Fund.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in and ownership of the Fund which are issued by the Trust.

“Sponsor” — WGC USA Asset Management Company, LLC, a Delaware limited liability company wholly-owned by WGC (US) Holdings, Inc.

“Spot Rate” — The rate at which a Reference Currency can be exchanged for USDs on an immediate basis, subject to the applicable settlement cycle.

“T/N Forward Point” — The number of basis points that are added or subtracted from a Spot Rate of a Reference Currency to reflect the fact that delivery of the currency is not taken at the Spot Rate.

“tonne” — One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

“Transfer Agent” — BNYM.

“Trust” — The Global Currency Gold Trust, a statutory trust formed on August 27, 2014 under Delaware statutory law as set forth in the Declaration of Trust.

“Trust Allocated Account” — The allocated Gold Bullion account of the Trust established with the Custodian on behalf of the Fund by the Custodian Agreement. The Trust Allocated Account will be used to hold the Gold Bullion deposited with the Fund in allocated form (i.e., as individually identified bars of Gold Bullion).

v

Glossary of Defined Terms

“Trust Unallocated Account” — The unallocated Gold Bullion account of the Trust established with the Custodian on behalf of the Fund by the Custodian Agreement. The Trust Unallocated Account will be used to facilitate the transfer of Gold Bullion in and out of the Fund. Specifically, it will be used to transfer Gold Bullion deposits and Gold Bullion redemption distributions between Authorized Participants and the Fund in connection with the creation and redemption of Creation Units, in connection with the transfers of Gold Bullion to or from the Gold Delivery Provider, and in connection with sales of Gold Bullion for the Fund.

“Trustee” — Delaware Trust Company, a Delaware trust company.

“Underwritten Shares” — The Shares purchased by the Initial Purchaser as described on the front page of this prospectus.

“U.S. Shareholder” — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“WGCUS” — WGC (US) Holdings, Inc., corporation registered under Delaware law and the sole member of the Sponsor.

“WMR Fix” — the World Markets Company plc foreign exchange benchmark rate.

“WMR FX Fixing Time” — the World Markets Company plc foreign exchange fixing time, which is generally 4:00 PM London Time.

“WGC AM” — WGC USA Asset Management Company, LLC, a Delaware limited liability company wholly-owned by WGCUS. WGC AM is the Sponsor of the Trust and the CPO of the Fund.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Fund and the Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 12, before making an investment decision about the Shares.

TRUST STRUCTURE

The Trust

The Global Currency Gold Trust, or the Trust, was formed as a Delaware statutory trust on August 27, 2014. The Trust consists of multiple series (each, a “Series”). Each Series issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Series. The term of the Trust and each Series is perpetual (unless terminated earlier in certain circumstances). The Trust was organized in separate series as a Delaware statutory trust rather than as separate statutory trusts in order to achieve certain administrative and other efficiencies. The material terms of the Trust Declaration of Trust are discussed in greater detail under the section “The Declaration of Trust.”

The Fund

The Series offered pursuant to this prospectus is the Global Currency Gold Fund, which is sometimes referred to herein as the “Fund.” The Fund seeks to track the performance of the Thomson Reuters Global Gold (Ex-USD) Index, or Index, less the expenses of the Fund’s operations. The Shares of the Fund represent units of fractional undivided beneficial interest in and ownership of the Fund and will be offered on a continuous basis. The Fund will issue and redeem Shares from time to time in Creation Units only to Authorized Participants. Fund Shares are expected to be traded under the ticker symbol GGLD on NYSE Arca and other securities exchanges. Authorized Participants and other investors will buy and sell Shares in the secondary market, largely in response to changing demand for Fund Shares. The principal offices of the Trust and the Fund are located at c/o WGC USA Asset Management Company, LLC, 510 Madison Avenue, 9th Floor, New York, New York 10022.

The Index

The Index represents the daily performance of a long position in physical gold (as represented by the Gold Price) and a short position in each of the Reference Currencies. The Index is designed to measure daily Gold Bullion returns as though an investor had invested in Gold Bullion in terms of the Reference Currencies reflected in the Index. As such, the performance of the Index reflects certain embedded transaction costs, which the Sponsor estimates based on historical data to be less than basis points. The Index is intended to increase in value when the price of gold (as measured by the Gold Price) increases and/or when the value of the USD increases against the value of the Reference Currencies. The Index is intended to decrease in value when the price of gold (as measured by the Gold Price) decreases and/or when the value of the USD declines against the value of the Reference Currencies. The net impact of these changes determines the value of the Index on a daily basis.

Fund Shares

As with the Index, Fund Shares are intended to increase in value when the price of the Gold Bullion held by the Fund increases (as measured by the Gold Price) and/or when the price of the USD increases against the value of the Reference Currencies. Fund Shares are intended to decrease in value when the value of the Gold Bullion held by the Fund decreases (as measured by the Gold Price) and/or when the price of the USD declines against the value of the Reference Currencies. The net impact of these changes determines the value of the Fund on a daily basis. Although investors will purchase Shares of the Fund in USD, the Fund is designed to provide investors with the economic effect of holding gold in terms of each Reference Currency, rather than the USD.

The Fund Is a Passive Investment Vehicle

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of: (i) the price of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally will consist entirely of Gold Bullion. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants in exchange for Fund Shares. The Fund will not hold any of the Reference Currencies. The Fund generally will not hold USDs (except from time to time in very limited amounts to pay Fund expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion. Because the Fund generally holds only Gold Bullion (and not USDs or the Reference Currencies), the actual economic impact of changes in the value of the Reference Currencies against the USD from day to day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value into or out of the Fund on a daily basis. Therefore, the Fund will seek to track the performance of the Index by entering into a daily transaction with the Gold Delivery Provider as described herein.

The Gold Delivery Agreement

The terms of the daily transaction with the Gold Delivery Provider are set forth in a written contract between the Fund and the Gold Delivery Provider referred to as the “Gold Delivery Agreement.” Pursuant to the terms of the Gold Delivery Agreement, the Fund delivers Gold Bullion to, or receives Gold Bullion from, the Gold Delivery Provider each Business Day. The amount of Gold Bullion transferred approximates the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies in the proportions in which the Reference Currencies are reflected in the Index. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies increases), the Fund receives Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies decreases), the Fund delivers Gold Bullion. In this manner, the amount of the Gold Bullion held by the Fund will be adjusted to reflect the daily change in the value of the Reference Currencies against the USD. The Gold Delivery Agreement requires Gold Bullion ounces equal to the value of the Gold Delivery Amount to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable. The Fund does not intend to enter into Gold Bullion transactions other than with the Gold Delivery Provider and except as described in the Gold Delivery Agreement (except that Authorized Participants will deliver or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units and the Fund will sell Gold Bullion to cover Fund expenses).

The Sponsor

The Sponsor of the Trust and the Fund is WGC USA Asset Management Company, LLC, or “WUAMC.” The Sponsor is a Delaware limited liability company and was formed on August 1, 2014. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, WGC (US) Holdings, Inc. (“WGCUS”), the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor. WUAMC is wholly-owned by WGCUS, a corporation registered under Delaware law.

The Sponsor is responsible for establishing the Fund and for the registration of the Shares. The Sponsor will generally oversee the performance of the Fund’s principal service providers, but will not exercise day-to-day oversight over such service providers. The Sponsor will maintain a public website on behalf of the Fund, containing information about the Fund and the Shares. The Internet address of the Fund’s website will be             . This Internet address is only provided here as a convenience to you, and the information contained on or connected to the Fund’s website is not considered part of this prospectus. The general role and responsibilities of the Sponsor are discussed in greater detail under the section “The Declaration of Trust — The Sponsor.”

The Commodity Pool Operator (“CPO”)

WUAMC is the CPO of the Fund and is registered in such capacity with the CFTC. The Sponsor has not previously operated any other pools or traded any other accounts. The CPO is, among other things, generally responsible for calculating the amount of Gold Bullion due to, or due from, the Fund under the Gold Delivery Agreement.

The Trustee

Delaware Trust Company, a Delaware trust company with trust powers, serves as the sole trustee of the Trust (the “Trustee”). The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Declaration of Trust. The general role and responsibilities of the Trustee are discussed in greater detail under the section “The Declaration of Trust — The Trustee.”

The Administrator

The Administrator of the Fund is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The Administrator is generally responsible for the day-to-day administration and operation of the Fund, including the calculation of the NAV of the Fund and the NAV per Share.

The Transfer Agent

The Transfer Agent is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon. The Transfer Agent serves as the Fund’s transfer agent in connection with Creation and Redemption transactions of Shares and acts as the Fund’s distribution disbursing agent. The Transfer Agent receives and processes orders from Authorized Participants to create and redeem Creation Units and coordinates the processing of such orders with the Custodian and The Depository Trust Company, or “DTC.” The general role and responsibilities of the Transfer Agent are discussed in greater detail under the section “Description of Key Service Providers — The Transfer Agent.”

The Custodian

The Custodian is JPMorgan Chase Bank, N.A., London Branch. The Custodian is responsible for the safekeeping of the Gold Bullion held by the Fund. This includes (i) the Gold Bullion bars delivered to the Fund in connection with the creation of Creation Units by Authorized Participants and (ii) the Gold Bullion delivered to the Fund pursuant to the Gold Delivery Agreement. The Custodian also facilitates the transfer of Gold Bullion into and out of the Fund through Gold Bullion accounts it maintains for Authorized Participants, the Gold Delivery Provider and the Fund. The Custodian is a market maker, clearer and approved weigher under the rules of the London Bullion Market Association, or “LBMA.” The general role, responsibilities and regulation of the Custodian are further described in section “Description of Key Service Providers — The Custodian.” See also “Risk Factors — Risks Related to the Fund’s Operations — Risks Related to the Service Providers — There are conflicts of interest among the Custodian, the Gold Delivery Provider, J.P. Morgan Securities plc or their affiliates and the Fund.”

The Gold Delivery Provider

The Gold Delivery Provider is JPMorgan Chase Bank, N.A. The Gold Delivery Provider has entered into the Gold Delivery Agreement with the Fund.

The Trust Is an Emerging Growth Company

The Trust expects to qualify as an “emerging growth company” subject to reduced public company reporting requirements under U.S. federal securities laws. The Trust has not elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act.” This election is irrevocable. However, under the JOBS Act, emerging growth companies like the Trust are subject to reduced public company reporting requirements, as more fully described in the section “Risk Factors.”

The Trust expects to remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year on which the fifth anniversary of its initial public offering of Shares occurs, (ii) the last day of the fiscal year on which the Trust has annual gross revenues of $1 billion or more and (iii) the Trust becoming a “large accelerated filer” within the meaning of the Exchange Act. Other conditions that may trigger a loss of “emerging growth company” status, such as certain issuances of non-convertible debt, are not expected to apply to the Trust due to the limited nature of its operations.

FUND OBJECTIVE

Gold Bullion typically is priced and traded throughout the world in USDs. The Fund has been established as an alternative to traditional dollar-based gold investing. Although investors will purchase shares of the Fund with USDs, the Fund is designed to provide investors with the economic effect of holding gold in terms of a specific basket of Reference Currencies rather than the USD. The Reference Currencies include major non-U.S. currencies, such as the euro, Japanese yen and British pound. Specifically, the Fund seeks to track the performance of the Thomson Reuters Global Gold (Ex-USD) Index, less the expenses of the Fund’s operations. The Index represents the daily performance of a long position in physical gold and a short position in each of the Reference Currencies. It is designed to measure daily Gold Bullion returns as though an investor had invested in gold in terms of the Reference Currencies reflected in the Index and, as such, reflects certain embedded transaction costs. Accordingly, both the Index and the Fund seek to provide Gold Bullion returns as though an investor had invested in gold in terms of the Reference Currencies.

In general, the USD value of an investment in the Fund is expected to increase when both the price of gold goes up and the value of the USD increases against the value of the Reference Currencies (as weighted in the Index). Conversely, the USD value of an investment, in general, is expected to decrease when the price of gold goes down and the value of the USD decreases against the value of the Reference Currencies (as weighted in the Index). If the price of gold increases and the value of the USD decreases against the value of the Reference Currencies, or vice versa, the net impact of these changes will determine the value of the Fund on a daily basis.

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of (i) the value of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally will consist entirely of gold. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants in exchange for Fund Shares. The Fund will not hold any of the Reference Currencies. The Fund generally will not hold USDs (except from time to time in very limited amounts to pay expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion.

The Fund’s net asset value (“NAV”) goes up or down each Business Day based primarily on two factors. The first is the change in the price of gold measured in USDs from the prior Business Day. This drives the value of the Fund’s Gold Bullion holdings measured in USDs up (as gold prices increase) or down (as gold prices fall). The second is the change in the value of the Reference Currencies against the USD from the prior Business Day. This drives the value of the Fund’s Gold Bullion holdings measured in the Reference Currencies up (when the value of the USD against the Reference Currency increases) or down (when the value of the USD against the Reference Currencies declines). The value of gold and the Reference Currencies are based on publicly available, transparent prices — for gold, the LBMA Gold Price PM; for currencies, the WM Reuters Fix.

Because the Fund generally holds only Gold Bullion (and not USDs or the Reference Currencies), the actual economic impact of changes to the value of the Reference Currencies against the USD from day to day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value in or out of the Fund on a daily basis. Therefore, the Fund will seek to track the performance of the Index by entering into a transaction each Business Day with the Gold Delivery Provider. The terms of this transaction are set forth in a written contract between the Fund and the Gold Delivery Provider referred to as the “Gold Delivery Agreement.” Pursuant to the terms of the Gold Delivery Agreement, the Fund delivers Gold Bullion to, or receives Gold Bullion from, the Gold Delivery Provider each Business Day. The amount of Gold Bullion transferred approximates the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies in the proportions in which the Reference Currencies are reflected in the Index. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies increases), the Fund receives Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies decreases), the Fund delivers Gold Bullion. In this manner, the amount of Gold Bullion held by the Fund will be adjusted to reflect the daily change in the value of the Reference Currencies against the USD. The Gold Delivery Agreement requires Gold Bullion ounces equal to the value of the Gold Delivery Amount to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable.

The Fund does not intend to enter into any other Gold Bullion transactions other than with the Gold Delivery Provider as described in the Gold Delivery Agreement (except that Authorized Participants will deliver or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units and the Fund will sell Gold Bullion to cover Fund expenses), and the Fund does not intend to hold any Reference Currency or enter into any currency transactions.

Potential advantages of investing in the Shares include:

➢	Ease and Flexibility of Investment. The Shares are listed and traded on NYSE Arca and provide institutional and retail investors with indirect access to the Gold Bullion market referenced in terms of the particular Reference Currencies. The Shares may be bought and sold on NYSE Arca and other securities exchanges like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts or other investment accounts. Through a single transaction, the Shares permit investors to achieve exposure to bullion and the specified Reference Currencies reflected in the Index. Unlike a dollar-denominated direct investment in gold or a dollar-denominated investment in a gold exchange-traded fund which does not provide exposure to a non-U.S. currency, an investor in the Fund is not required to engage in foreign exchange transactions in order to get exposure to gold in terms of a particular non- U.S. currency. Instead, an investor can gain such exposure through a single transaction, thereby avoiding the difficulty of engaging in such foreign exchange transactions.

➢	Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust’s ongoing expenses will be lower than the combined costs associated with (i) buying and selling Gold Bullion and storing and insuring Gold Bullion in a traditional allocated account, and (ii) entering into a foreign exchange transaction to get exposure to gold in terms of the particular Reference Currencies reflected in the Index.

➢	Reduced Counterparty Risk. Unlike a product that derives its exposure from unsecured or partially secured derivative instruments for substantial periods of time, the Fund will get exposure to gold in Reference Currency terms by (i) holding all Gold Bullion held by the Fund in the Fund’s allocated account, and (ii) only taking standard two-day settlement risk on the relatively small amount of Gold Bullion owed to the Fund from the Gold Delivery Provider due to changes in the prices of the Reference Currencies.

➢	Portfolio Diversification. Gold has historically been seen as a potential portfolio diversifier in times of market stress. The Shares may help to diversify an investor’s portfolio because historically the Index has exhibited low to negative correlation with both equities and conventional bonds. Of course, there can be no guarantee these historical correlations will continue.

➢	Transparency. The pricing of the Shares is transparent because Share prices will be published by the Listing Exchange and on the Sponsor’s website and, unlike other products that seek to provide investors with the performance of gold in terms of foreign currencies by engaging in active management to get foreign currency exposure, the Fund follows a passive index. The Index values and other key information about the Index will be publicly available.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

OPERATION OF THE FUND

The following chart provides a simplified depiction of the operation of the Fund. Specifically, the chart illustrates that the Fund will operate in the following manner: (1) Shares of the Fund will be listed on a stock exchange and investors will buy and sell Shares of the Fund through broker-dealers and other intermediaries; (2) Authorized Participants will buy and sell Shares in the secondary market, largely in response to changing demand for Fund Shares; (3) Authorized Participants will create and redeem Shares for Gold Bullion (and small amounts of cash if necessary) at the NAV per Share; and (4) the Gold Delivery Provider will make and take delivery of Gold Bullion to and from the Fund to reflect changes in the value of the Fund’s Gold Bullion holdings in terms of the Reference Currencies making up the Index.

Investors
Shares of the Fund are listed on a stock exchange and investors buy and sell Shares of the Fund through broker-dealers and other intermediaries.
Listing Exchange and Secondary Market
Authorized Participants buy and sell Shares in the Secondary Market in response to changing demand for Fund Shares.
Authorized Participants
Authorized Participants create and redeem Shares for Gold Bullion (and small amounts of cash if necessary) at the NAV per Share.
Fund
The Gold Delivery Provider makes and takes delivery of Gold Bullion to and from the Fund to reflect changes in the value of the Fund's Gold Bullion holdings in terms of the Reference Currencies making up the Index.
Gold Delivery Provider

PRINCIPAL OFFICES

The Fund’s office is located at 510 Madison Avenue, 9th Floor, New York, New York 10022 and its telephone number is 212-317-3800. The Sponsor’s office is located at 510 Madison Avenue, 9th Floor, New York, New York 10022 and its telephone number is 212-317-3800. The Trustee’s office is located at 2711 Centerville Rd, Wilmington, DE 19808. The Administrator’s office is located at 2 Hanson Place, Brooklyn, New York 11217. The Transfer Agent’s office is located at 2 Hanson Place, Brooklyn, New York 11217. The Custodian’s office is located at 125 London Wall, London EC2Y 5AJ. The Gold Delivery Provider’s office is located at JPMorgan Chase Bank, N.A., 383 Madison Avenue, 10th Floor, New York, New York 10017.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Fund.

Use of Proceeds	Proceeds received by the Fund from the issuance and sale of Creation Units, including the Creation Units issued to the Initial Purchaser, will consist of Gold Bullion deposits and, possibly from time to time, cash. During the life of the Fund such proceeds will only be (1) held by the Fund, (2) transferred by the Fund to or from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, (3) disbursed or sold as needed to pay the Fund’s ongoing expenses and (4) distributed to Authorized Participants in connection with the redemption of Creation Units.

Proposed NYSE Arca Symbol	GGLD

CUSIP

Creation and Redemption	The Fund expects to issue and redeem the Shares from time to time, but only in large aggregations of Shares (typically 25,000 Shares) referred to as Creation Units. Creation Units may be created or redeemed only by Authorized Participants. The creation and redemption of Creation Units require the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion and cash, if any, represented by the Creation Units being created or redeemed. The dollar amount of a Creation Unit is a function of the NAV of the number of Shares included in the Creation Unit. The initial amount of Gold Bullion required for deposit with the Fund to create Shares is 10,000 ounces per Creation Unit. The number of ounces of Gold Bullion required to be delivered in exchange for a Creation Unit, or to be delivered by the Fund upon the redemption of a Creation Unit, will increase or decrease depending on (i) fluctuations in the price of gold and (ii) fluctuations in the value of the USD relative to the value of the Reference Currencies reflected in the Index. Authorized Participants will pay a transaction fee for each order to create or redeem Creation Units. Authorized Participants may sell the Shares included in the Creation Units they create to other investors. See the section “Operation of the Fund — Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV of the Fund is the aggregate value of the Fund’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). The NAV of the Fund is calculated based on the price of gold per ounce held by the Fund applied against the number of ounces of gold owned by the Fund. The number of ounces of gold is adjusted up or down on a daily basis to reflect the USD value of currency gains or losses based on changes in the value of the Reference Currencies against the USD. The number of ounces of gold also reflects the amount of gold delivered into (or out of) the Fund on a daily basis by Authorized Participants creating and redeeming Shares. Except as otherwise described herein, in determining the NAV of the Fund, the Administrator generally will value the Gold Bullion held by the Fund on the basis of the LBMA Gold Price PM. If no LBMA Gold Price PM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 p.m. New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation of the Gold Bullion held by the Fund.

Although the Fund will not hold the Reference Currencies, the Gold Delivery Provider generally will value the Reference Currencies based on the rates in effect as of the WMR FX Fixing Time, which is generally 4:00 PM London Time, though other pricing sources may be used if this rate is delayed or unavailable. The Administrator will determine the NAV of the Fund on each day NYSE Arca is open for regular trading as of 4:00 PM Eastern Time, unless there is a Market Disruption Event (as defined herein) or Extraordinary Event (as defined herein).

The Administrator will also determine the NAV per Share, which equals the NAV of the Fund, divided by the number of outstanding Shares.

Purchases and Sales in the Secondary Market	The Shares of the Fund are expected to be listed on NYSE Arca and traded on NYSE Arca and other national securities exchanges.

Creation Units of Shares in the Fund may be created or redeemed only by Authorized Participants. It is expected that Creation Units in the Fund will be created when there is sufficient demand for Shares in the Fund as when, for example, the market price per Share is at a premium to the NAV per Share. Authorized Participants are expected to sell such Shares to the public at prices that are expected to reflect, among other factors, the intra-day value of gold and the Reference Currencies and the supply of and demand for Shares at the time of sale. Similarly, it is expected that Creation Units in the Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on NYSE Arca or other national securities exchanges, at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

The market price of the Shares of the Fund is not identical to the end-of-day NAV per Share. However, the market price per Share is expected to be close to the intra-day value of the Fund. Investors are able to use the indicative intra-day value per Share as a reference to help determine if they want to purchase or sell Shares in the secondary market. The indicative intra-day value per Share of the Fund is based on the prior day’s final NAV, adjusted four times per minute throughout the trading day to reflect the continuous estimated price changes of the Fund’s investments in gold and the value of the Reference Currencies to provide a continuously updated estimated NAV per Share. Retail investors may purchase and sell Shares through traditional brokerage accounts or other intermediaries. Purchases or sales of Shares may be subject to customary brokerage commissions and other transaction charges. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Fund Expenses	The Fund’s only ordinary recurring expenses are expected to be the Sponsor’s fee of % of the NAV of the Fund. Fund expenses will reduce the NAV of the Fund.

Sponsor Fees	The Sponsor will receive an annual fee equal to % of the daily NAV of the Fund. In return, the Sponsor will be responsible for the payment of the ordinary fees and expenses of the Fund, including the Administrator’s fee, the Custodian’s fee, the Gold Delivery Provider’s fee and the Index Provider’s fee, regardless of whether the ordinary expenses of the Fund exceed % of the daily NAV of the Fund.

Gold Delivery Agreement	The Gold Delivery Agreement is an agreement between the Fund and the Sponsor pursuant to which Gold is delivered to or from the Fund to reflect the Fund’s currency gains and losses. The amount of Gold delivered is based on the Index. The Index reflects certain embedded transaction costs, which the Sponsor estimates based on historical data to be less than basis points.

Voting Rights	Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

Termination Events	The Sponsor may terminate and liquidate the Fund or the Trust for any reason in its sole discretion. The Sponsor would likely terminate and liquidate the Fund if one of the following events occurs:

➢	DTC, the securities depository for the Shares, is unwilling or unable to continue as the securities depository for the Shares and the Sponsor determines that no suitable replacement is available;

➢	The Shares are de-listed from NYSE Arca and are not listed for trading on another U.S. national securities exchange within five Business Days from the date the Shares are de-listed; or

➢	The Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust.

For additional information relating to resignation of the Custodian, termination of the Index License Agreement and termination of the Gold Delivery Agreement, see “Risk Factors — Risks Relating to the Fund’s Operations — Risks Related to the Custodian — Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed,” “Risk Factors — Risks Related to the Fund’s Operations — Risks Relating to the Fund — Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares” and “Risk Factors — Risks Related to the Fund’s Operations — Risks Relating to the Gold Delivery Provider,” respectively.

Upon the termination of the Fund, the Sponsor will, within a reasonable time after the termination of the Fund, sell all of the Gold Bullion not already distributed to Authorized Participants redeeming Creation Units, if any, and, after paying or making provision for the Fund’s liabilities, distribute the proceeds to the Shareholders. See “The Declaration of Trust — Termination of the Trust.”

Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a DTC Participant, (3) have entered into an agreement to create and redeem Fund Shares, referred to as a “Participant Agreement,” and (4) have established an unallocated Gold Bullion account with the Custodian, or the Authorized Participant Unallocated Account. The Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of Gold Bullion and cash, if any, required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and Settlement	The Shares will be evidenced by global certificates that the Trust issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants.

SUMMARY OF FINANCIAL CONDITION

As of the initial seed date of the Fund on                     , 2015, the NAV of the Fund, which is based on the value of the Gold Bullion deposited into the Fund in exchange for the Seed Creation Units, was $             and the NAV per Share was $            . See “Statement of Financial Condition” elsewhere in this prospectus.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes.

RISKS RELATED TO AN INVESTMENT IN SHARES

RISKS RELATED TO GOLD AND THE REFERENCE CURRENCIES

The value of the Shares relates directly to the value of the gold and the value of the Reference Currencies against the USD. Fluctuations in the price of gold and/or the value of the Reference Currencies could materially adversely affect an investment in the Shares.

The Shares are designed to closely mirror the performance of the price of gold in terms of the Reference Currencies, and the value of the Shares relates directly to the value of the gold and the value of the Reference Currencies against the USD, less the Fund’s liabilities (including estimated accrued expenses and the transaction costs embedded in the Gold Delivery Agreement). The price of gold and the price of each Reference Currency against the USD have fluctuated widely over the past several years.

Several factors may affect the price of gold, including but not limited to:

➢	Global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, China, the United States and Australia.

➢	A significant change in the attitude of speculators and investors toward gold. Should the speculative community take a negative view toward gold, it could cause a decline in world gold prices, negatively impacting the price of the Shares.

➢	A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the Shares.

➢	Global or regional political, economic or financial events and situations.

➢	Investors’ expectations with respect to the rate of inflation.

➢	Currency exchange rates.

➢	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold, which, in turn, could negatively affect the price of the shares.

➢	A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the shares would be similarly affected.

➢	Investment and trading activities of hedge funds and commodity funds.

If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if you need to sell your Shares at a time when the price of gold is lower than it was when you made your investment. Even if you are able to hold Shares for the long-term, you may never experience a profit, since gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that gold will maintain its long-term value in terms of purchasing power in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Risk Factors

Several factors may affect the value of the Reference Currencies or the USD and, in turn, the amount of Gold Bullion to be transferred in and out of the Fund pursuant to the Gold Delivery Agreement, including, but not limited to:

➢	Debt level and trade deficit of the U.S. and the relevant non-U.S. countries;

➢	Inflation rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning inflation rates;

➢	Interest rates of the United States and the relevant non-U.S. countries and investors’ expectations concerning interest rates;

➢	Global or regional political, economic or financial events and situations;

➢	Sovereign action to set or restrict currency conversion;

➢	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets; and

➢	Global investment and spending patterns.

These factors interrelate in complex ways. The effect of one factor on the market value of the Fund may offset or enhance the effect of another factor. In addition, the impact of changes in the value of a currency will affect investors differently depending upon the Reference Currencies in which such investors invest. Daily increases in the value of a Reference Currency against the USD will negatively impact the daily performance of Shares of the Fund. Conversely, daily decreases in the value of a Reference Currency against the USD will positively impact the daily performance of Shares of the Fund.

Future governmental decisions may have a significant impact on the price of gold and the value of the Reference Currencies, which may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having a significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Governmental intervention with respect to a particular country’s currency can have a significant impact on the value of such currency. For example, in July 2005, the Chinese government began to permit the Renminbi to float against the USD, which was a shift from the country’s previous policy to the managed floating exchange rate regime, which is still in effect. Moreover, even after shifting to the managed floating exchange rate regime, the People’s Bank of China continues to intervene in the foreign exchange market by buying USDs against the Renminbi. In addition, countries may also devalue their currency. Venezuela, for example, devalued its currency, the Venezuelan bolívar, in 2010, 2013 and 2014. It cannot be predicted whether governmental intervention regarding a country’s currency will occur, and in cases in which it does occur, it is unknown what impact the intervention will have on a country’s currency. China and Venezuela are used as examples only; neither the Renminbi nor the Venezuelan bolívar is a Reference Currency.

The sale of the Fund’s Gold Bullion to pay expenses at a time of low gold prices or at a time when the value of a Reference Currency is increasing against the USD could adversely affect the value of the Shares.

The Sponsor will sell Gold Bullion to pay Fund expenses on an as-needed basis irrespective of then-current gold prices or currency valuations. The Fund is not actively managed and no attempt will be made to buy or sell gold to protect against or to take advantage of fluctuations in the price of gold or the value of currencies. Consequently, the Fund’s gold may be sold or delivered out of the Fund at a time when the gold price is low, or at a time when the value of a Reference Currency is increasing against the USD, resulting in a negative effect on the value of the Shares.

Risk Factors

RISKS RELATED TO GOLD

The international gold market has experienced historically high trading prices at different times. If such historically high trading prices for gold are not sustained, there could be significant decreases in the value of gold and therefore the net asset value of the Fund.

Prices in the international gold market last reached historically high levels in 2011. Although the price of physical gold has dropped significantly since then, going forward gold could again attain historically high price levels. If that were to occur, an adverse development with respect to one or more factors such as global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility may lead to a decrease in Gold Bullion trading prices. A decline in prices of gold would have a negative impact on the net asset value of the Fund.

Substantial sales of gold by the official sector could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, most of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise mobilized in the open market. Since 1999, most sales have been made in a coordinated manner under the terms of the Central Bank Gold Agreement, as amended, under which 18 of the world’s major central banks (including the European Central Bank) agree to limit the level of their gold sales and lending to the market. See “Overview of The Gold Industry — Sources of Gold Supply” for more details. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold could decline significantly, which would adversely affect an investment in the Shares.

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of gold largely due to forced sales and deleveraging by institutional investors such as hedge funds and pension funds. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Shares.

Purchasing activity in the gold market associated with the delivery of Gold Bullion to the Fund in exchange for Creation Units may cause a temporary increase in the price of gold. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the Gold Bullion required for deposit into the Fund in connection with the creation of Creation Units may temporarily increase the market price of gold, which would likely result in higher prices for the Shares. Temporary increases in the market price of gold may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of gold that may result from increased purchasing activity of gold connected with the issuance of Creation Units. Consequently, the market price of gold may decline immediately after Creation Units are created. If the price of gold declines, it will have a negative impact on the value of the Shares.

The price of gold may be affected by the sale of gold by exchange traded funds, or ETFs, or other exchange traded vehicles tracking gold markets.

To the extent existing ETFs, or other exchange traded vehicles tracking gold markets, represent a significant proportion of demand for physical Gold Bullion, large redemptions of the securities of these ETFs or other exchange traded vehicles could negatively affect physical Gold Bullion prices and the price and NAV of the Shares.

Risk Factors

The value of the Gold Bullion held by the Fund will be determined using the recently established LBMA Gold Price PM. Potential discrepancies in the calculation of the LBMA Gold Price PM, as well as any future changes to the LBMA Gold Price PM, could impact the value of the Gold Bullion held by the Fund and could have an adverse effect on the value of a methodology used to calculate the investment in the Shares.

The LBMA Gold Price is determined twice each Business Day (10:30 a.m. and 3:00 p.m. London time) by the participants in a physically settled, electronic and tradable auction administered by the IBA. The IBA oversees a bidding process that determines the price of gold by matching buy and sell orders submitted by the participants for the applicable auction time. The net asset value of the Trust is determined each day that the Trust’s principal market, NYSE Arca, is open for regular trading, using the 3:00 p.m. LBMA Gold Price, which is commonly referred to as the LBMA Gold Price PM. If the LBMA Gold Price PM has not been announced by 12:00 p.m. New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the net asset value of the Trust. While the Trust, the Sponsor, and the Trustee do not participate in establishing the LBMA Gold Price PM, JPMorgan Chase Bank, N.A. is a direct participant in establishing the LBMA Gold Price PM. The LBMA Gold Price PM replaced the London PM Gold Fix on March 20, 2015 and is expected to become a widely used benchmark for daily gold prices.

In the event that the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price determined by other mechanisms, the net asset value of the Trust and the value of an investment in the Shares could be adversely impacted. The LBMA Gold Price PM is a new benchmark. Any future developments in the benchmark, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the Trust and the value of an investment in the Shares. Further, the calculation of the LBMA Gold Price PM is not an exact process. Rather it is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process (provided that orders may be cancelled, increased or decreased while the auction is in progress). It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price PM on any given date. Furthermore, if a perception were to develop that the new LBMA Gold Price PM is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Gold Price PM were seen by the markets as unfair, biased or otherwise compromised, the behavior of investors and traders in gold may change, and those changes may have an effect on the price of gold (and, consequently, the value of the Shares). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of the supply and demand of gold at any given time may result in distorted prices and losses on an investment in the Shares that, but for such extraneous events, might not have occurred.

If concerns about the integrity or reliability of the LBMA Gold Price PM arise, even if eventually shown to be without merit, such concerns could adversely affect investor interest in gold and therefore adversely affect the price of gold and the value of an investment in the Shares. Because the net asset value of the Trust is determined using the LBMA Gold Price PM, discrepancies in or manipulation of the calculation of the LBMA Gold Price PM could have an adverse impact on the value of an investment in the Shares. Furthermore, any concern about the integrity or reliability of the pricing mechanism could disrupt trading in gold and products using the LBMA Gold Price PM, such as the Shares. In addition, these concerns could potentially lead to both changes in the manner in which the LBMA Gold Price PM is calculated and/or the discontinuance of the LBMA Gold Price PM altogether. Each of these factors could lead to less liquidity or greater price volatility for gold and products using the LBMA Gold Price PM, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares.

Risk Factors

Because the Fund invests only in gold, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund invests only in gold. As a result, the Fund’s holdings are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. The price of gold can be volatile because gold is comparatively less liquid than other commodities. Fluctuations in the price of gold are expected to have a direct impact on the value of the shares.

An investment in the Fund may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Fund. Investors should review closely the objective and strategy and redemption provisions of the Fund, as discussed herein, and familiarize themselves with the risks associated with an investment in the Fund.

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

RISKS RELATED TO THE REFERENCE CURRENCIES

Currency exchange rates can be volatile and difficult to predict. This volatility could materially and adversely affect the performance of the Shares.

Currency exchange rates are influenced by the factors identified above and may also be influenced by, among other things: changing supply and demand for a particular currency; monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries); changes in balances of payments and trade; trade restrictions; and currency devaluations and revaluations. Also, governments from time to time intervene in the currency markets, directly and by regulation, in order to influence prices directly. These events and actions are unpredictable. The resulting volatility in the USD/foreign currency exchange rate could materially and adversely affect the performance of the Shares.

The value of any currency, including the Reference Currencies, relative to the USD may be affected by complex political and economic factors.

The exchange rate of each Reference Currency in terms of the USD is subject at any moment to the supply and demand for the currencies, and changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the various countries, including economic and political developments in other countries. Currency exchange rates may be particularly affected by the relative rates of inflation, interest rate levels, balance of payments and the extent of governmental surpluses or deficits in non-U.S. countries and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of such non-U.S. countries, the United States and other countries important to international trade and finance.

Governments may use a variety of techniques, such as intervention by the central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. The liquidity and trading value of the currencies could be affected by the actions of governments, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

Risk Factors

The currency market is a global, around-the-clock market. Therefore, the hours of trading for the Shares will not always conform to the hours during which non-U.S. currencies and USDs are traded. Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Shares.

Substantial purchases of a Reference Currency by the official sector could adversely affect an investment in the Shares.

The official sector holds a significant amount of various foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to purchase a specific foreign currency simultaneously or in an uncoordinated manner, the supply for such currency might not be sufficient to accommodate the sudden increase in the demand of the currency to the market. Consequently, the price of a Reference Currency could increase, which would adversely affect an investment in the Shares.

Because the value of the Fund relates to the prices of the Reference Currencies, which are determined using the WMR Fix, potential discrepancies in, or manipulation of, the calculation of the WMR Fix could impact the value of the Reference Currencies and could have an adverse effect on the value of an investment in the Shares.

Any discrepancies in, or manipulation of, the calculation of the WMR Fix could have an adverse impact on the value of an investment in the Shares. Furthermore, concerns about the integrity or reliability of the pricing mechanism could disrupt trading in the Reference Currencies and products using the WMR Fix, such as the Shares. In addition, these concerns could potentially lead to both changes in the manner in which the WMR Fix is calculated and/or the discontinuance of the WMR Fix altogether. Each of these events could lead to less liquidity or greater price volatility for the Reference Currencies and products using the WMR Fix, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares. The use of an alternative indicator for the price of the Reference Currencies could result in materially different pricing of the Gold Bullion in the Trust, which could result in materially different valuations of the Trust’s Shares. Future changes to, or the discontinuance of, the WMR Fix may have a material effect on the Trust’s operations, including the creation or redemption of Shares, or the trading price of Shares.

RISKS RELATED TO THE INDEX

The Index is calculated without regard to the Fund. The Index Provider does not have any obligation to the Fund or its Shareholders other than as set forth in the Index License Agreement.

The Index is calculated without regard to the Fund. There is no assurance that the Index Provider will compile the Index accurately, or that the Index will be determined, composed or calculated accurately. The Index Provider does not have any obligation to take the needs of the Fund or its Shareholders into account when calculating the Index or making changes to the Index other than as set forth in the Index License Agreement. While the Index Provider does provide descriptions of what the Index is designed to achieve, the Index Provider does not provide any warranty or accept any liability in relation to the quality, accuracy or completeness of data in respect of its indices, and does not guarantee that the Index will be in line with the described index methodology.

The Fund is designed to track the performance of the Index regardless of whether the Index is increasing or decreasing in value. Consequently, the Fund does not provide any warranty or guarantee for the performance of the Index or warranty or guaranty against Index Provider errors. Errors in respect of the calculation, quality, accuracy and completeness of the Index or the data used to calculate the Index may occur from time to time and may not be identified and corrected for a period of time, if at all. Gains, losses or costs associated with the performance of the Index and Index Provider errors generally will be borne by the Fund and its shareholders and could have a material negative impact on the performance of the Index and the Fund.

Risk Factors

Under certain limited circumstances, the Calculation Agent for the Index has discretion in relation to the Index and is under no obligation to consider your interests as holder of the Shares.

Thomson Reuters acts as the Calculation Agent (Calculation Agent) of the Index and is responsible for calculating and maintaining the official closing levels of the Index, maintaining the Index and developing the guidelines and policies governing its composition and calculation. The rules governing the Index may be amended at any time by Thomson Reuters, in its sole discretion, and the rules also permit the use of discretion by Thomson Reuters in relation to the Index in specific instances, including but not limited to the determination of the levels to be used in the event of market disruptions that affect its ability to calculate and publish the levels of the Index and the interpretation of rules governing the Index.

In addition, following the occurrence of certain extraordinary events, as described under “Market Disruption Events and Extraordinary Events,” the Calculation Agent for the Index has discretion, acting in good faith and in a commercially reasonable manner, to use different pricing sources on a specific date of its choosing in the event of certain extraordinary events, such as certain changes in law, or where it is reasonably necessary to do so to reflect the purpose of the Index. Unlike other indices, the maintenance of the Index is not governed by an independent committee.

Although the Calculation Agent for the Index will make all determinations and take all action in relation to the Index acting in good faith and a commercially reasonable manner, it should be noted that such discretion could have an impact, positive or negative, on the closing level of the Index. The Calculation Agent for the Index is under no obligation to consider your interests as a holder of the Shares in taking any actions that might affect the value of your Shares.

The Index does not represent a gross-return benchmark for the Fund because the level of the Index will reflect notional transactional costs associated with buying and selling gold and the Reference Currencies.

One way in which the Index may differ from a typical benchmark index is that its level will reflect pre-determined bid and ask spreads for gold, spot currency, and T/N Forward trades. For example, if the Index is notionally buying gold or a currency position, the Index will reference the specified ask price associated with gold or such currency position, and if the Index is notionally selling gold or a currency position, the Index will reference the specified bid price associated with gold or such currency position. As a result of these bid and ask prices, the level of the Index will trail the value of a hypothetical identically constituted synthetic portfolio from which no such embedded costs are deducted.

The Index is described as a “notional” or “synthetic” portfolio or strategy.

The Index’s exposures to the Gold Price and the Reference Currencies are purely notional and will exist solely in the records maintained by or on behalf of the Calculation Agent for the Index. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. Consequently, you will not have any claim against any of the reference assets reflected in the Index.

The Index has a limited operating history and may perform in unanticipated ways.

The Index has been calculated on a “live” basis since             . Therefore, the Index has limited operating history. Any back-testing or similar analysis performed by any person in respect of the Index has inherent limitations and should be considered illustrative only. Past performance is not indicative of future performance and is no guarantee of future results.

The Index may be removed or replaced if certain extraordinary events occur.

Following the occurrence of certain extraordinary events, as described under “Market Disruption Events and Extraordinary Events,” the Index may cease calculation or use different pricing sources. You should realize that changing pricing sources may affect the performance of the Index, and therefore, the return on the Shares, as the replacement pricing sources may result in significantly better or worse performance of the Fund than the original pricing sources.

Risk Factors

The Reference Currencies may change on a tri-annual basis in accordance with the Index’s methodology that references a foreign exchange liquidity survey calculated by the Bank of International Settlements.

Every three years, the Index will have new currency weights and may reference new currencies because the weights of the Index are based on a foreign exchange liquidity survey calculated and published by the Bank of International Settlements every three years. New currencies or different weights may increase the risk associated with owing Shares in the Fund. The Sponsor will not be required to seek the consent of shareholders if such a change is introduced, and such change may negatively impact the performance of the Shares.

RISKS RELATED TO THE FUND

The Fund is a passive investment vehicle. It is not actively managed and is designed to track the Index during periods in which the Index is flat or declining as well as when the Index is rising. This means that the value of the Shares may be adversely affected by Fund losses that, if the Fund had been actively managed, it might have been possible to avoid.

The Fund is not actively managed. This means that the Fund does not manage its portfolio in order to sell Gold Bullion at times when its price is high, or acquire Gold Bullion at low prices in the expectation of future price increases. It also means that the Fund does not make use of any of the hedging techniques available to professional gold investors to attempt to reduce the risks of losses resulting from gold price decreases. The Fund does not attempt to manage or hedge currency gains or losses. Moreover, transfers of Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement are not offset by Fund purchases or sales of Gold Bullion in anticipation of or in response to changes in foreign exchange rates. Any losses sustained by the Fund will adversely affect the value of the Shares.

The Fund’s performance may deviate from changes in the levels of its Index.

Although the objective of the Fund is to track the performance of the Index, less fees and expenses, the Fund’s performance will not replicate the performance of the Index for a number of reasons. Fund fees, expenses and transaction costs that are not assessed at the Index level will have a negative impact on the Fund’s performance and create tracking error between the Fund and the Index. In addition, the Gold Delivery Amount is calculated using a methodology that is intended to be equivalent to the methodology used to calculate the Index, but the Gold Delivery Amount is not calculated by reference to the value of the Index. The Gold Delivery Amount is calculated by the Gold Delivery Provider, while the Index is calculated by the Index Provider. The methodologies used to calculate the Gold Delivery Amount and the Index include complicated mathematical calculations and, in the event of a disruption in the relevant markets or the occurrence of other unusual events, these methodologies allow the exercise of discretion by the Gold Delivery Provider and the Index Provider, respectively. No assurance can be given that the Gold Delivery Provider, in calculating the Gold Delivery Amount, and the Index Provider, in calculating the Index, will produce equivalent results, particularly in the event of a disruption in the relevant markets or the occurrence of other unusual events. Furthermore, the failure of the Gold Delivery Provider to perform its obligations under the Gold Delivery Agreement, the failure of the Index Provider to calculate the Index in accordance with the Index methodology or other unusual circumstances may also create tracking error between the Fund and the Index.

The costs inherent in buying or selling Fund shares may detract significantly from investment results.

Buying or selling Fund shares on an exchange involves two types of costs that apply to all securities transactions effectuated on an exchange. When buying or selling shares of the Fund through a broker or other intermediary, you will likely incur a brokerage commission or other charges imposed by that broker or intermediary. In addition, you may incur the cost of the “spread,” that is, the difference between what investors are willing to pay for Fund shares (the “bid” price) and the price at which they are willing to sell Fund shares (the “ask” price). Because of the costs inherent in buying or selling Fund shares, frequent trading may detract significantly from investment results and an investment in Fund shares may not be advisable for investors who anticipate regularly making small investments.

Risk Factors

Because of the Fund’s expenses a Share in the Fund will need to realize a return of     % in the first year for the value of a Share at the end of the first year to equal the initial price of a Fund Share.

The Fund pays the Sponsor the Sponsor’s Fee, which accrues daily at an annualized rate of     % of the Net Asset Value of the Fund, payable by the Fund monthly in arrears. Based on the Sponsor’s fee of     % on an annualized basis the Fund will need to realize a return of     % in the first year for the value of a share at the end of the first year to equal the initial selling price (not including any customary brokerage commissions or other fees charged to intermediaries). Consequently, if the initial selling price of a Share is $            , the Fund will need to realize a return of     % in the first year for the value of a share at the end of the first year to equal the initial selling price.

The lack of an active trading market or a halt in trading of the Shares of the Fund may result in losses on investment at the time of disposition of the Shares.

Although the Shares will be listed for trading on NYSE Arca, it cannot be assumed that an active trading market for the Shares will develop. If an investor needs to sell Shares at a time when no active market for Shares exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the COMEX division of the New York Mercantile Exchange, or the COMEX, and NYSE Arca.

The Shares may trade at, above or below the NAV per Share. The NAV per Share fluctuates with changes in the market value of the Fund’s assets. The trading price of the Shares fluctuates in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the COMEX and NYSE Arca. While the Shares trade on NYSE Arca until              New York time, liquidity in the global gold market may be reduced after the close of the COMEX at 1:30 PM New York time. As a result, after 1:30 p.m. New York time, trading spreads, and the resulting premium or discount, on the Shares may widen.

However, because shares can be created and redeemed in Creation Units at NAV (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAVs), the Sponsor believes that large discounts or premiums to the NAV of the Fund are not likely to be sustained over the long term. While the creation/redemption feature is designed to make it more likely that the Fund’s shares normally will trade on stock exchanges at prices close to the Fund’s next calculated NAV, exchange prices are not expected to correlate exactly with the Fund’s NAV due to timing reasons, supply and demand imbalances and other factors. In addition, disruptions to creations and redemptions, including disruptions at market makers or Authorized Participants, or to market participants or during periods of significant market volatility, may result in trading prices for shares of the Fund that differ significantly from its NAV.

If the process of creation and redemption of Creation Units encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the shares closely linked to the price of gold and the Reference Currencies may not exist and, as a result, the price of the Shares may fall.

If the process for the creation and redemption of shares by Authorized Participants (which depends on, among other things, timely transfers of Gold Bullion to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of arbitrage opportunities may not do so. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of gold and may fall.

Risk Factors

The amount of gold represented by each Share will decrease when the Fund’s Gold Bullion is sold to pay the Sponsor’s Fee and any other Fund expenses. Without increases in the price of gold and/or decreases in the prices of the Reference Currencies sufficient to compensate for this decrease, the price of the Shares will decline and you will lose money on your investment in Shares.

The Fund may be subject to certain liabilities (for example, as a result of litigation) which have not been assumed by the Sponsor. The Fund will sell Gold Bullion to pay those expenses, unless the Sponsor agrees to pay such expenses out of its own pocket.

To the extent the Fund sells Gold Bullion to cover expenses or liabilities, the amount of Gold Bullion represented by each Share will decrease. New deposits of Gold Bullion, received in exchange for new Shares issued by the Fund, would not reverse this trend. A decrease in the amount of Gold Bullion represented by each Share results in a decrease in the price of a Share even if the price of Gold Bullion has not changed. To retain the Share’s original price, the price of gold would have to increase and/or the prices of the Reference Currencies would have to decrease. Without those beneficial price changes, the lesser amount of Gold Bullion represented by the Share will have a correspondingly lower price. If these increases/decreases do not occur, or are not sufficient to counter the lesser amount of Gold Bullion represented by each Share, you will sustain losses on your investment in Shares.

The Gold Delivery Amount on each Business Day will reflect pre-determined transactional costs associated with buying and selling gold and the Reference Currencies.

The Gold Delivery Amount on each Business Day reflects embedded costs based on each Business Day’s changing size of the Fund’s gold holdings, changing gold prices and changing values of the Reference Currencies. These embedded costs do not reflect actual transaction costs incurred by the Gold Delivery Provider. Actual costs incurred by the Gold Delivery Provider may be smaller or greater than the embedded costs reflected in the Gold Delivery Amount, and the Gold Delivery Provider assumes the benefit or risk associated with the difference between the embedded costs reflected in the Gold Delivery Amount and the Gold Delivery Provider’s actual costs. Because these costs are reflected in the Gold Delivery Amount, they will effectively be borne by the Fund and its Shareholders. The Gold Delivery Provider expects to earn a profit over time from the deduction of embedded costs that exceed its actual costs. It is possible that the Gold Delivery Provider will make a profit while the value of the Shares declines.

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Market Disruption Events or Extraordinary Events could cause a disruption in the operation of the Index and/or the Fund and in secondary market trading of Shares.

From time to time, unexpected events may cause the operations of the Index and/or the Fund to be disrupted. These events are expected to be relatively rare, though there can be no guarantee they will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events” depending largely on their significance and potential impact to the Index and the Fund. The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Index, the Fund, the trading of Shares and the value of an investment in the Shares. Examples of Market Disruption Events or Extraordinary Events include disruptions in the trading of gold or the Reference Currencies, as well as delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency Prices. The occurrence of a Market Disruption Event or Extraordinary event may result in, among other things, (i) a disruption or change in the calculation of the Index or the Gold Delivery Amount, (ii) the suspension or cancellation of creation and redemption transactions and disruptions, and/or (iii) disruptions or halts in secondary market trading. Market Disruption Events and Extraordinary Events could also cause secondary market trading of Shares to be disrupted or halted for short or even long periods of time. To the extent trading continues during a Market

Risk Factors

Disruption Event or Extraordinary Event it is expected that trading would be more volatile and that Shares would trade at wider discounts or premiums to NAV. The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Index and/or Fund and the performance of the Index and/or Fund.

RISKS RELATING TO THE FUND’S OPERATIONS

RISKS RELATED TO THE FUND

The Fund is exposed to various operational risks.

The Fund is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Fund generally exculpates, and in some cases indemnifies, its counterparties with respect to losses arising from unforeseen circumstances and events, which may include the interruption, suspension or restriction of trading on or the closure of NYSE Arca, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions or other circumstances beyond its or its counterparties’ control. Accordingly, the Fund generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Fund or the Shares.

Although it is expected that the Fund’s direct counterparties will generally have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, these safeguards may not be in place for all parties whose activities may affect the performance of the Fund, and these safeguards, even if implemented, may not be successful in preventing losses associated with such unforeseen circumstances and events. Moreover, the systems and applications on which the Fund relies may not continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Fund, any such unforeseen circumstances and events or operational failures may further distract the counterparties or personnel on which the Fund relies, reducing their ability to conduct the activities on which the Fund is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Fund to operate in more typical circumstances.

The Fund may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when gold prices are lower than the gold prices at the time when Shareholders purchased their Shares. In such a case, when the Fund’s Gold Bullion is sold as part of the Fund’s liquidation, the resulting proceeds distributed to Shareholders will be less than if gold prices were higher at the time of sale.

Redemption orders are subject to rejection.

Any Redemption Order is subject to rejection by the Sponsor at the Sponsor’s sole discretion as set forth in the Participant Agreement.

Competing claims over ownership of intellectual property rights related to the Fund could adversely affect the Fund and an investment in the Shares.

While the Sponsor believes that all intellectual property rights needed to operate the Fund are owned by or licensed to the Sponsor or an affiliate or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund. See “Legal Proceedings.”

Risk Factors

Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares.

While the Sponsor believes that all intellectual property rights needed to operate the Fund are owned by or licensed to the Sponsor or an affiliate or have been obtained, the Index Provider has the right to terminate the Index License Agreement. In addition, J.P. Morgan Securities plc, an affiliate of the Custodian and the Gold Delivery Provider, developed the strategy and methodology underlying the Index and has licensed to the Index Provider the right to use the strategy and methodology in connection with the Index. J.P. Morgan Securities plc similarly has the right to terminate its license to the Index Provider. The Sponsor would likely terminate and liquidate the Fund if the Index License Agreement is terminated and a replacement index in not licensed within             days. No assurance can be given that the Sponsor would be able to find an acceptable replacement index. Furthermore, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund. See “Legal Proceedings.”

RISKS RELATED TO THE SHARES

The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares, as well as procedures for transferring Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement, have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may be affected by the withdrawal of Authorized Participants and substantial redemptions by Authorized Participants.

In the event that one or more Authorized Participants that has substantial interests in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares. The liquidity of the Shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants. In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders do not have the rights enjoyed by investors in certain other investment vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of holders of Shares.

RISKS RELATED TO GOLD

The Fund’s Gold Bullion may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Fund’s Gold Bullion bars held by the Custodian or any subcustodian on behalf of the Fund could be lost, damaged or stolen. Access to the Fund’s Gold Bullion bars could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

Risk Factors

The Fund may not have adequate sources of recovery if its Gold Bullion is lost, damaged, stolen or destroyed and recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered.

Shareholders’ recourse against the Fund, the Administrator, the Trustee and the Sponsor under Delaware law, the Custodian under English law, and any subcustodians under the law governing their custody operations is limited. The Fund does not insure its Gold Bullion. The Custodian has agreed to maintain insurance in support of its custodial obligations under the Custodian Agreement, including covering any loss of gold, on such terms and conditions as it considers appropriate which does not cover the full amount of gold. The Custodian will give the Trust prior written notice of reduction, cancellation, or expiration of the insurance coverage. The Fund is not a beneficiary of any such insurance and does not have the ability to dictate the nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian will maintain adequate insurance or any insurance with respect to the Gold Bullion held by the Custodian on behalf of the Fund. In addition, the Custodian and the Trust do not require any subcustodians to be insured or bonded with respect to their custodial activities or in respect of the Gold Bullion held by them on behalf of the Fund. Consequently, a loss may be suffered with respect to the Fund’s Gold Bullion which is not covered by insurance and for which no person is liable in damages.

The liability of the Custodian is limited under the Custodian Agreement. Under the Custodian Agreement, the Custodian is only liable for losses that are the direct result of negligence, bad faith, willful misfeasance, or reckless disregard on the part of the Custodian or that of any of its agents or subcustodians, in the performance of the services provided under the Custodian Agreement. Any such liability is further limited to the market value of the Gold Bullion bars held in the Trust Allocated Account and the amount of gold credited to the Trust Unallocated Account. The Custodian is only liable for losses suffered by an Authorized Participant or Shareholder that are the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian.

In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custodian Agreement by reason of any present or future law or regulation of the United Kingdom or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other similar circumstances beyond the Custodian’s control. As a result, the recourse of the Trust or the investor, under English law, is limited. Furthermore, under English common law, the Custodian or any subcustodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

Gold Bullion bars may be held by one or more subcustodians appointed by the Custodian until it is transported to the Custodian’s vault premises. Under the Custodian Agreement, the use by the Custodian of any subcustodian does not relieve the Custodian of any of its responsibilities or liabilities under the Custodian Agreement. There are expected to be no written contractual arrangements between subcustodians that hold the Fund’s Gold Bullion bars and the Trust or the Custodian, because traditionally such arrangements are based on the LBMA’s rules and on the customs and practices of the London bullion market. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LBMA’s rules may be subject to change outside the control of the Fund. Under English law, neither the Trust, nor the Custodian would have a supportable breach of contract claim against a subcustodian for losses relating to the safekeeping of gold. If the Fund’s Gold Bullion bars are lost or damaged while in the custody of a subcustodian, the Fund has only limited rights, and depending on the circumstances, may have no right to recover damages from the Custodian or the subcustodian.

The obligations of the Custodian under the Custodian Agreement and the Participant Unallocated Bullion Account Agreement are governed by English law. The Custodian may enter into arrangements with English subcustodians, which arrangements may also be governed by English law. The Trust is a Delaware statutory trust. Any United States, Delaware or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather

Risk Factors

than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Fund to sue a subcustodian in a United States, Delaware or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, Delaware or other court situated in the United States.

If the Fund’s Gold Bullion bars are lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the Custodian, as currently it is the sole custodian holding all of the Fund’s Gold Bullion; or one or more subcustodians, if appointed; or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund.

Neither the Shareholders nor any Authorized Participant has a right under the Custodian Agreement to assert a claim of the Trust against the Custodian or any subcustodian; claims under the Custodian Agreement may only be asserted by the Trust on behalf of the Fund.

Gold Bullion allocated to the Fund in connection with the creation of a Creation Unit may not meet the London Good Delivery Standards and, if a Creation Unit is issued against such Gold Bullion, the Fund may suffer a loss.

Neither the Administrator nor the Custodian independently confirms the fineness of the gold allocated to the Fund in connection with the creation of a Creation Unit. The Gold Bullion allocated to the Fund by the Custodian may be different from the reported fineness or weight required by the LBMA’s standards for Gold Bullion bars delivered in settlement of a gold trade (London Good Delivery Standards), the standards required by the Fund. If the Administrator nevertheless issues a Creation Unit against such gold, and if the Custodian fails to satisfy its obligation to credit the Fund the amount of any deficiency, the Fund may suffer a loss. The London Good Delivery Standards are described in “The Gold Industry — The London Bullion Market.” The Custodian’s responsibility for the allocation to the Fund of gold meeting LBMA standards is described in “Custodian Agreement — Transfers from the Trust Unallocated Account.”

RISKS RELATED TO THE CUSTODIAN

The Fund will rely on the Custodian for the safekeeping of essentially all of the Fund’s Gold Bullion. As a result, failure by the Custodian to exercise due care in the safekeeping of the Fund’s Gold Bullion could result in a loss to the Fund.

The Fund will be reliant on the Custodian for the safekeeping of essentially all of the Fund’s Gold Bullion. The Administrator is not liable for the acts or omissions of the Custodian. The Administrator has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custodian Agreement. In addition, the ability to monitor the performance of the Custodian may be limited because under the Custodian Agreement the Trust and the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Fund’s Gold Bullion and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Fund’s Gold Bullion may not be detectable or controllable by the Administrator and could result in a loss to the Fund.

Failure by the subcustodians to exercise due care in the safekeeping of the Fund’s Gold Bullion bars could result in a loss to the Fund.

Under the Custodian Agreement, the Custodian agreed that it will hold all of the Fund’s Gold Bullion bars in its own vault premises except when the Gold Bullion bars have been allocated in a vault other than the Custodian’s vault premises, and in such cases the Custodian agreed that it will use commercially reasonable efforts promptly to transport the Gold Bullion bars to the Custodian’s vault, at the Custodian’s cost and risk. Nevertheless, there will be periods of time when some portion of the Fund’s Gold Bullion bars will be held by one or more subcustodians appointed by the Custodian. The Custodian Agreement is described in “Custodian Agreement.”

Risk Factors

The Custodian is required under the Custodian Agreement to use reasonable care in appointing its subcustodians and will monitor the conduct of each subcustodian, and promptly advise the Trust of any difficulties or problems existing with respect to such subcustodian. However, the Gold Bullion held by a subcustodian is held in the name of the Custodian, and not in the name of the Fund, and the account with each subcustodian is only subject to the Custodian’s instructions In the event a subcustodian fails to exercise due care in the safekeeping of the fund’s Gold Bullion, there could be a resulting loss to the fund, and the fund may have limited, or no ability, to pursue any action against the subcustodian. See “Custodian Agreement” for more information about subcustodians that may hold the Fund’s Gold Bullion.

The ability of the Administrator and the Custodian to take legal action against subcustodians may be limited, which increases the possibility that the Fund may suffer a loss if a subcustodian does not use due care in the safekeeping of the Fund’s Gold Bullion bars.

If any subcustodian which holds Gold Bullion on a temporary basis does not exercise due care in the safekeeping of the Fund’s Gold Bullion bars, the ability of the Trust or the Custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or, if the subcustodian is not located in England, under other applicable law. This is because there are expected to be no written contractual arrangements between subcustodians who may hold the Fund’s Gold Bullion bars and the Trust or the Custodian, as the case may be. If the Trust’s or the Custodian’s recourse against the subcustodian is so limited, the Fund may not be adequately compensated for the loss. For more information on the Trust’s and the Custodian’s ability to seek recovery against subcustodians and the subcustodian’s duty to safekeep the Fund’s Gold Bullion bars, see “Custodian Agreement.”

Gold Bullion held in the Fund’s unallocated Gold Bullion account and any Authorized Participant’s unallocated Gold Bullion account will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Fund or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the Gold Bullion bars held in the Fund’s allocated Gold Bullion account.

Gold Bullion which is part of a deposit for a purchase order or part of a redemption distribution, or which is transferred into or out of the Fund pursuant to the Gold Delivery Agreement, will be held for a time in the Trust Unallocated Account and in the case of creations and redemptions, previously or subsequently, in the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Fund and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of Gold Bullion held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of Gold Bullion held in such unallocated accounts. In addition, if the Custodian fails to allocate the Fund’s Gold Bullion in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Custodian Agreement, or if a subcustodian fails to so segregate Gold Bullion held by it on behalf of the Fund, unallocated Gold Bullion will not be segregated from the Custodian’s assets, and the Fund will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Fund or the Authorized Participant for the amount of Gold Bullion held in their respective unallocated Gold Bullion accounts.

In the event of the insolvency of the Custodian, a liquidator may seek to freeze access to the Gold Bullion held in all of the accounts held by the Custodian, including the Trust Allocated Account. Although the Fund would retain legal title to the allocated Gold Bullion bars, the Fund could incur expenses in connection with obtaining control of the allocated Gold Bullion bars, and the assertion of a claim by such liquidator for unpaid fees due to the Custodian could delay creations and redemptions of Creation Units.

The lack of diversification of warehouse locations for the physical Gold Bullion held by the Custodian could result in significant losses to the Fund if the Gold Bullion warehoused at such locations is lost, damaged, stolen or inaccessible.

Custody of the Gold Bullion deposited with and held for the account of the Fund is provided by the Custodian at its London, England vault or, with the consent of the Trustee and the Sponsor, in other places. The lack of

Risk Factors

diversification of warehouse locations could result in significant losses to the Fund if the Fund’s Gold Bullion bars held by the Custodian or any subcustodian on behalf of the Fund at any single location are lost, damaged, or stolen. The lack of diversification of warehouse locations could also result in significant losses if the Gold Bullion warehoused at a single location becomes inaccessible for a substantial period of time due to natural events (such as an earthquake) or human actions (such as a terrorist attack).

Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed.

The Fund and the Custodian may each terminate any Custody Agreement. The Sponsor would likely terminate and liquidate the Fund if the Custody Agreements are terminated and no successor custodian is appointed by the Sponsor. No assurance can be given that the Sponsor would be able to find an acceptable replacement custodian.

RISKS RELATED TO THE GOLD DELIVERY PROVIDER

The Fund has entered into an agreement with the Gold Delivery Provider pursuant to which the Gold Delivery Provider has agreed to deliver to and receive from the Fund specified amounts of Gold Bullion related to changes in the value of the Reference Currencies in the Index against the USD as applied to the Fund’s declared holdings of Gold Bullion. If the Gold Delivery Provider cannot perform its obligations under the Gold Delivery Agreement, the operations of the Fund will be adversely affected.

Under the Gold Delivery Agreement with the Trust, the Gold Delivery Provider has agreed to deliver to (and receive from) the Fund Gold Bullion in amounts intended to approximate the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies. The Gold Delivery Provider does not have any obligation to take the needs of the Fund or its Shareholders into account when calculating that amount of Gold Bullion. If the Gold Delivery Provider fails to deliver Gold Bullion pursuant to its obligations under the Gold Delivery Agreement, it would have an adverse effect on our operations. In this regard, the Fund is exposed to settlement risk from the Gold Delivery Provider until the Gold Delivery Provider delivers the Gold Bullion to the Fund. The Sponsor expects that any delay in delivering Gold Bullion to the Fund by the Gold Delivery Provider would only occur for up to two days, exposing the Fund to up to two days of currency movements. Under normal circumstances the Sponsor anticipates this would have no more than a 1 or 2 percent impact on the price of the Fund. Moreover, to the extent that the Gold Delivery Provider could not honor its obligations under the Gold Delivery Agreement, such as due to bankruptcy or default under the agreement, or if the Gold Delivery Agreement is terminated, the Fund would need to find a new entity to act in the same capacity as the Gold Delivery Provider. If the Fund could not quickly find someone to act in that capacity, the operations of the Fund may be adversely affected. The Gold Delivery Agreement may be terminated by either party after an initial term of 2.5 years and thereafter by either party on 180 days notice. The Sponsor would likely terminate and liquidate the Fund if the Gold Delivery Agreement is terminated and the Sponsor is unable to appoint a successor Gold delivery agent within a reasonable amount of time. No assurance can be given that the Sponsor would be able to find an acceptable replacement Gold delivery agent. Lastly, the Gold Delivery Provider could make errors in calculating the amount of Gold Bullion to be delivered to and received from the Fund. If the Gold Delivery Amount does not accurately approximate the performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies, the Fund may be adversely affected.

RISKS RELATED TO THE SERVICE PROVIDERS

The service providers engaged by the Fund may not carry adequate insurance to cover claims against them by the Fund, which could adversely affect the value of net assets of the Fund.

The Administrator, the Custodian, the Gold Delivery Provider and other service providers engaged by the Fund maintain such insurance as they deem adequate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Fund’s assets held or the services that such parties provide to the Fund and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Fund. Accordingly, the

Risk Factors

Fund will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Fund in connection with such arrangements.

In issuing Creation Units, the Fund relies on certain information received from the Custodian which is subject to confirmation after the Fund has relied on the information. If such information turns out to be incorrect, Creation Units may be issued in exchange for an amount of gold which is more or less than the amount of gold which is required to be deposited with the Fund.

The Custodian’s definitive records are prepared after the close of its Business Day. However, when issuing Creation Units, the Fund relies on information reporting the amount of gold credited to the Fund’s accounts which it receives from the Custodian during the Business Day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Fund is incorrect, the amount of gold actually received by the Fund may be more or less than the amount required to be deposited for the issuance of Creation Units.

There are conflicts of interest among the Custodian, the Gold Delivery Provider, J.P. Morgan Securities plc or their affiliates and the Fund.

JPMorgan Chase Bank, N.A. and its affiliates play a variety of roles in connection with the Fund. JPMorgan Chase Bank, N.A., London Branch, the Custodian, is responsible for the safekeeping of the Gold Bullion held by the Fund and receives a fee from the Sponsor for doing so. The Custodian is also a direct participant in establishing the LBMA Gold Price PM.

In addition, the Fund delivers Gold Bullion to, or receives Gold Bullion from, JPMorgan Chase Bank, N.A., the Gold Delivery Provider, each Business Day based on calculations made by the Gold Delivery Provider. The Gold Delivery Provider may exercise discretion in calculating the Gold Delivery Amount in the event of market disruption or upon the occurrence of other extraordinary events. The Gold Delivery Provider receives a fee from the Sponsor for its services and also assumes the benefit (i.e., the profit or loss) associated with the difference between the costs reflected in the Gold Delivery Amount and the Gold Delivery Provider’s actual costs. The Gold Delivery Provider expects to earn a profit over time from the deduction of embedded costs that exceed its actual costs.

Furthermore, J.P. Morgan Securities plc, an affiliate of the Custodian and the Gold Delivery Provider, developed the strategy and methodology underlying the Index and has licensed to the Index Provider the right to use the strategy and methodology in connection with the Index.

The Custodian, the Gold Delivery Provider and their affiliates, in the course of their business, trade gold and the Reference Currencies and instruments the value of which is derived from gold or the Reference Currencies on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions on behalf of customers. In particular, the Custodian, the Gold Delivery Provider and their affiliates are collectively among the largest participants, in terms of market share, in the spot market for gold and the spot and forward markets for the Reference Currencies.

Upon the resignation of the Custodian or the Gold Delivery Provider or upon the termination of J.P. Morgan Securities plc’s license to the Index Provider, the Sponsor would likely terminate and liquidate the Fund if a replacement cannot be found within a short period. See “— Risks Relating to the Fund’s Operations — Risks Related to the Custodian — Resignation of the Custodian would likely lead to the termination of the Fund if no successor is appointed,” “— Risks Related to the Fund’s Operations — Risks Relating to the Gold Delivery Provider” and “— Risks Related to the Fund’s Operations — Risks Relating to the Fund — Loss of intellectual property rights related to the Fund, or competing claims over ownership of those rights, could adversely affect the Fund and an investment in the Shares.” No assurance can be given that the Sponsor would be able to find an acceptable replacement.

As a result of the foregoing, there are conflicts of interest among the Custodian, the Gold Delivery Provider, J.P. Morgan Securities plc and their affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Custodian, the Gold Delivery Provider, J.P. Morgan Securities plc and their affiliates may favor their own interests and the interests of their affiliates over the Fund and its Shareholders.

Risk Factors

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund.

The Sponsor will manage the business and affairs of the Fund. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its Shareholders. These potential conflicts include, among others, the following:

➢	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than the Fund and its Shareholders in resolving conflicts of interest;

➢	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the terms of the Trust Agreement;

➢	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund; and

➢	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Fund.

REGULATORY RISKS

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such Act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Gold Bullion custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Fund’s Gold Bullion and also facilitates the transfer of Gold Bullion into and out of the Fund. Although the Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Custodian is subject to supervision by the Board of Governors of the Federal Reserve System, and is generally regulated in the UK by the Financial Conduct Authority, such regulations do not directly cover the Custodian’s Gold Bullion custody operations in the UK Accordingly, the Fund is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its Gold Bullion custody operations in order to keep the Fund’s Gold Bullion secure.

The Listing Exchange may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are expected to be listed for trading on NYSE Arca under the symbol “GGLD.” Trading in the Shares may be halted due to market conditions, such as a Market Disruption Event or Extraordinary Event, or for other reasons. For example, trading of the Shares may be halted by NYSE Arca in accordance with NYSE Arca rules and procedures, for reasons that, in the view of NYSE Arca, make trading in the Shares inadvisable. Trading may also be halted by NYSE Arca in the event certain information about the Index, the value of the Shares or the NAV is not made available as required by such rules and procedures.

In addition, shares of the Fund may trade in the secondary market at times when the Fund does not accept orders to purchase or redeem shares. At such times, shares may trade in the secondary market with more significant premiums or discounts than might be experienced at times when the Fund accepts purchase and redemption orders.

Also, trading generally on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares

Risk Factors

will continue to be met or will remain unchanged. The Fund will be dissolved if the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting.

The Trust expects to qualify as an emerging growth company subject to reduced public company reporting requirements.

The Trust expects to qualify as an “emerging growth company” as defined in the JOBS Act. The Trust has not elected to make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, which election is irrevocable. However, for so long as the Trust remains an emerging growth company, it will be subject to reduced public company reporting requirements. Among other things, emerging growth companies are exempt from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act, are exempt from certain “say on pay” provisions of the Dodd-Frank Act, and are subject to reduced disclosure requirements relating to executive compensation and audited financial statements. The Trust may take advantage of the exemptions and scaled requirements applicable to emerging growth companies.

TAX RISKS

If a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next paragraph as an “individual”) sells or exchanges shares held for more than a year, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Gains recognized by an individual from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize (a maximum of 15% for a single individual with taxable income not exceeding $400,000 ($450,000 for married individuals filing jointly) and 20% for individuals with taxable income exceeding those respective amounts). For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. investor attributable to a sale or exchange of shares held for more than one year, or attributable to the Fund’s sale of any gold that the investor is treated (through its ownership of shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

Gold Delivered In and Out of the Fund Pursuant to the Gold Delivery Agreement Will Have Tax Consequences to Investors.

As a grantor trust, investors in the Fund will be treated as if they directly received their respective pro rata share of the Fund’s income, which will include income received as a result of the delivery by the Gold Delivery Provider of Gold Bullion to the Fund under the Gold Delivery Agreement. The character of this income will be determined on the basis of the particular circumstances of each investor. Each investor will receive an increase in its tax basis for its pro rata share of the fair market value of Gold Bullion received by the Fund from the Gold Delivery Provider. The payment by the Fund to the Gold Delivery Provider under the Gold Delivery Agreement will be treated as the disposition of Gold Bullion in the amount of such payment and may result in gain or loss to such investors. Such investors may be able to deduct the payment as an expense but the treatment of such expense deduction may differ depending on the investors’ particular tax circumstances. For further discussion and special rules which may affect non-U.S. Investors, see the discussion at United Stated Federal Tax Consequences below.

Use of Proceeds

Proceeds received by the Fund from the issuance and sale of Creation Units, including the Seed Creation Units and the Underwritten Shares (which are described on the front page of this prospectus), will consist of Gold Bullion deposits and, possibly from time to time, cash. During the life of the Fund, such proceeds will only be (1) held by the Fund, (2) transferred to or from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, (3) disbursed or sold as needed to pay the Fund’s ongoing expenses and (4) distributed to Authorized Participants in connection with the redemption of Creation Units.

Overview of the Gold Industry

THE MARKET FOR GOLD

As the market for gold and movements in the price of gold are expected to directly affect the price of the Shares, investors should have some understanding of gold markets and historical gold prices. Of course, investors should also be aware that prior market conditions and historical movements in the price of gold are not indicators of future market conditions or future gold prices.

The following chart provides historical background on the price of gold. The chart illustrates movements in the price of gold in USDs per ounce over the period from September 30, 2004 to July 31, 2015. The price of gold in the chart is based on the London PM Fix and the LBMA Gold Price.

Daily gold price (US$/oz) from 9/30/2004 to 7/31/2015

Source: Bloomberg, World Gold Council

GOLD SUPPLY AND DEMAND

Gold is a physical asset that is accumulated, rather than consumed. As a result, virtually all the gold that has ever been mined still exists today in one form or another. GFMS Gold Survey 2015, a publication of Thomson Reuters GFMS Limited, or GFMS, an independent precious metals research organization based in London, estimated that existing above-ground stocks of gold amounted to 183,600 tonnes (approximately 6.5 billion ounces) at the end of 2014. These stocks increased by approximately 2.0% in 2014.

Overview of the Gold Industry

The following table sets forth a summary of the world gold supply and demand for the last 5 years. It is based on information reported in the Thomson Reuters GFMS Gold Survey 2015.

World Gold Supply and Demand, 2010–2014

(tonnes)	2010	2011	2012	2013	2014
Supply
Mine production	2,741	2,839	2,861	3,022	3,129.4
Scrap	1,711	1,659	1,634	1,280	1,125.3
Net Hedging Supply	-106	11	-40	-48	103.4
Total Supply	4,346	4,509	4,455	4,254	4,358.2
Demand
Jewelry	2,034	2,029	1,998	2,361	2,213
Industrial Fabrication	469	458	415	409	400.8
of which Electronics	326	320	284	279	279.9
of which Dental & Medical	48	43	39	36	33.9
of which Other Industrial	95	95	92	93	87.1
Net Official Sector	77	457	544	409	465.6
Retail Investment	1,229	1,569	1,357	1,778	1,079.1
of which Bars	935	1,242	1,036	1,377	828.5
of which Coins	295	327	321	401	250.6
Physical Demand	3,890	4,512	4,315	4,957	4,158.6
Physical Surplus/Deficit	536	-3	140	-703	199.6
ETF Inventory Build	382	185	279	-880	-159.6
Exchange Inventory Build	54	-6	-10	-99	0.5
Net Balance	100	-182	-129	277	358.7
Gold Price (London PM, US$/oz)	1,224.52	1,571.52	1,668.98	1,411.23	1,266.4

Source: GFMS, Thomson Reuters

Totals may not add due to independent rounding. “Net Hedging Supply” is the change in the physical market impact of mining companies’ gold loans, forwards and options positions. Scrap refers to gold sourced from old fabricated products which have been recovered and refined into bars. In the case of gold, the bulk of scrap comes from jewelry.

SOURCES OF GOLD SUPPLY

Based on data from the GFMS Gold Survey 2015, the gold supply averaged 3,924 tonnes (t) per year between 2005 and 2014. Sources of gold supply include both mine production and recycled above-ground stocks (sometimes referred to as “scrap”). The largest portion of gold supplied to the market is from gold mine production, which averaged approximately 2,725t per year from 2005 through 2014. The second largest source of annual gold supply is recycled gold from above-ground stocks, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Recycled gold averaged approximately 1,360t annually between 2005 through 2014.

SOURCES OF GOLD DEMAND

Based on data from the GFMS Gold Survey 2015, identifiable gold demand averaged 3,697t per year between 2005 and 2014. Gold demand generally comes from four sources: jewelry, industry (including medical applications), investment and the official sector (including central banks and supranational organizations). The largest source of demand comes from jewelry, which accounted for 60% of the identifiable demand from 2005 through 2014. The next largest source of demand during this period was identifiable investment demand which accounted for a further 27%. While jewelry remains by far the largest component of demand, its share has decreased over recent years in favor of investment demand.

Gold demand is widely dispersed throughout the world with significant demand coming from India and China. While in many countries there are seasonal fluctuations in the levels of demand for gold — especially jewelry —

Overview of the Gold Industry

variations in the timing of such fluctuations from country to country mean that seasonal changes in demand do not appear to have a significant impact on the global gold price.

The official sector, which for many years had been a source of gold supply, has been a source of gold demand since 2010. Between 2005 and 2009, official sector annual net sales averaged 356t. The official sector was a net buyer in 2010. This marked the first full year in more than two decades that the official sector was a net buyer. Between 2010 and 2015 annual net purchases by the official sector averaged 326t. The prominence given by market commentators to this activity, coupled with the total amount of gold held by the official sector, has resulted in these changes being among the most visible shifts in the gold market.

OPERATION OF THE GOLD BULLION MARKET

Gold is traded worldwide in a number of markets and through a variety of contract types. More specifically, the global trade in gold consists of over-the-counter, or OTC, transactions in spot, forwards, and options, as well as other derivatives. The global trade in gold also includes contracts on exchanges, such as exchange-traded futures and options on gold.

GLOBAL OVER-THE-COUNTER MARKET FOR GOLD

The OTC market trades on a continuous basis and accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in a specific transaction. The three products most relevant to the OTC market are spot (S) contracts, forward (F) contracts and options (O) contracts. A “spot contract” is a contract to buy or sell gold typically on or before two Business Days following the date of the execution of the contract. A “forward contract” is an agreement to buy or sell gold at a future date beyond the Spot Date at a price set at the time of the contract. An “option contract” is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of gold at a predetermined rate during a period or at a time in the future. The OTC gold market is primarily located in London, key facets of which are governed by the LBMA. For example, the LBMA maintains the Good Delivery List for gold bars, which specifies the quality standards that gold bars traded OTC in the London market must meet. There are 14 LBMA Market Makers who routinely trade in one, two or all three products. Of the 14 LBMA Market Makers, there are five Full Market Makers and nine Market Makers.

The five Full Market Makers quoting prices in all three products are Barclays Bank Plc, Goldman Sachs International, HSBC Bank USA NA, JP Morgan Chase Bank and UBS AG. The nine LBMA Market Makers who provide two way pricing in either one or two products are Citibank N. A. (S), Credit Suisse (S,O), Deutsche Bank AG (S,O), Mitsui & Co Precious Metals (S), Morgan Stanley & Co International Plc (S,O), Societe Generale (S), Standard Chartered Bank (S,O), and Bank of Nova Scotia -ScotiaMocatta (S,F) and Toronto-Dominion Bank (F).

The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.

In the OTC market, the standard size of gold trades ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically $0.50 per ounce. Transaction costs in the OTC market are negotiable between the parties and therefore vary widely, with some dealers willing to offer clients competitive prices for larger volumes, although this will vary according to the dealer, the client and market conditions. Cost indicators can be obtained from various information service providers as well as dealers.

Overview of the Gold Industry

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity generally are reflected in adjustments to dealing spreads — the difference between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the COMEX.

THE LONDON GOLD BULLION MARKET

Although the market for physical gold is global, most OTC market trades are cleared through London by members of the LBMA. In addition to coordinating market activities, the LBMA acts as a principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The term “loco London” refers to gold bars physically held in London that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Gold bars meeting these requirements are known as “London Good Delivery Bars.” All of the Gold Bullion will be London Good Delivery Bars meeting the requirements of London Good Delivery Standards.

The unit of trade in London is the troy ounce, whose conversion between grams is 1,000 grams = 32.1507465 troy ounces and 1 troy ounce = 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 and 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar (expressed in units of 0.025 troy ounces) by the fineness of the bar.

THE LBMA GOLD PRICE

The LBMA Gold Price is determined twice each Business Day (10:30 a.m. and 3:00 p.m. London time) by the participants in a physically settled, electronic and tradable auction process hosted by the IBA. The IBA provides a market-based platform for buyers and sellers to trade physical spot gold. The final auction price is used and published to the market as the “LBMA Gold Price benchmark.” The LBMA Gold Price is set in three currencies: USDs, euro and British pounds. The IBA provides the auction platform and methodology as well as the overall administration and governance for the LBMA Gold Price.

Participants in the IBA auction process submit anonymous bids and offers which are published on screen and in real-time. Throughout the auction process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 45 seconds until the buy and sell orders are matched. When the net volume of all participants falls within a pre-determined tolerance the auction is deemed complete and the applicable LBMA Gold Price is published. Information about the auction process (such as aggregated bid and offer volumes) will be immediately available after the auction on the IBA’s website.

The LBMA Gold Price replaced the widely used “London Gold Fix” as of March 20, 2015. Many long-term contracts are expected to be priced on the basis of either the morning (AM) or afternoon (PM) LBMA Gold Price, and many market participants are expected to refer to one or the other of these prices when looking for a basis for valuations. The LBMA Gold Price PM is expected to become a widely used benchmark for daily gold prices and it is expected that market participants will view it as a full and fair representation of all market interest at the time the LBMA Gold Price PM is determined. The Financial Conduct Authority (the “FCA”) in the UK regulates the LBMA Gold Price.

Overview of the Gold Industry

FUTURES EXCHANGES

Although the Fund will not invest in gold futures, information about the gold futures market is relevant as such markets are a source of liquidity for the overall market for gold and impact the price of gold.

The most significant gold futures exchange is COMEX, part of the CME Group. It began to offer trading in gold futures contracts in 1974 and for most of the period since that date, it has been the largest exchange in the world for trading precious metals futures and options. TOCOM (Tokyo Commodity Exchange) is another significant futures exchange and has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. Both COMEX and TOCOM operate through a central clearance system and in each case, the clearing organization acts as a counterparty for each member for clearing purposes.

Over recent years China has become an important source of gold demand and its futures market have grown too. Gold futures contracts are traded on the Shanghai Gold Exchange and the Shanghai Futures Exchange.

MARKET REGULATION

The global gold markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants.

Overview of the Foreign Exchange Markets

The foreign exchange market (“FX Market”), in which traders are able to buy, sell, exchange, and speculate on currencies, is one of the world’s largest, most liquid and most actively traded financial markets. According to the Bank for International Settlements (“BIS”) Triennial Central Bank Survey 2013, trading in global foreign exchange markets averaged $5.3 trillion per day in April 2013. The amount of daily average volume turnover in 2013 represents 12.0% compound annual growth from the April 2004 daily average of $1.9 trillion. Among the various foreign exchange instruments, outright spots and swaps led this growth as turnover in foreign exchange spot transactions more than tripled from $631 billion in April 2004 to $2.0 trillion in April 2013, and the daily average turnover of foreign exchange swaps increased from $954 billion to $2.2 trillion during the same period.

Currencies in the FX Market are traded in pairs and the transacted rate represents the rate to exchange one currency for another currency. The USD is the dominant currency in the FX Market. The exchange of the USD for another currency accounts for an estimated 87% of global FX Market activity. The most actively traded currency pairs are the Euro/USD (EUR/USD), USD/Japanese Yen (USD/YEN), and British Pound Sterling/USD (GBP/USD). Participants in the FX Market include banks, investment firms, commercial companies, central banks, hedge funds, and retail customers.

There are three major kinds of transactions in the traditional foreign exchange markets: spot transactions, forwards and foreign exchange swaps. “Spot” trades are foreign exchange transactions that settle with physical delivery of a currency typically within two Business Days with the counterparty to the trade. “Forward” trades are transactions that settle on a date beyond spot, and can be either deliverable forwards, which require the delivery of the currency at the settlement of the transaction, or non-deliverable forwards which are not settled by physical delivery of the foreign currency, but rather through cash settlement. “Swap” transactions are transactions in which two parties exchange principal and interest in one currency for the principal and interest of another currency on one or more specified dates over an agreed period. There also are transactions in currency options, which trade both over-the-counter and, in the United States, on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange. Foreign exchange forward, swap and option transactions are subject to the jurisdiction of the CFTC and are regulated as swaps, other than currency options that are traded on the Philadelphia Stock Exchange, which are regulated as securities by the SEC. Currency futures are transactions in which an institution buys or sells a standardized amount of foreign currency on an organized exchange for delivery on one of several specified dates. Currency futures are traded in a number of regulated markets, including the International Monetary Market division of the Chicago Mercantile Exchange, the Singapore Exchange Derivatives Trading Limited (formerly the Singapore International Monetary Exchange, or SIMEX) and the London International Financial Futures Exchange (LIFFE).

Participants in the foreign exchange market have various reasons for participating. Multinational corporations and importers need foreign currency to acquire materials or goods from abroad. Banks and multinational corporations sometimes require specific wholesale funding for their commercial loan or other foreign investment portfolios. Some participants hedge open currency exposure through off-balance-sheet products.

The primary market participants in foreign exchange are banks (including government-controlled central banks), investment banks, money managers, multinational corporations and institutional investors. The most significant participants are the major international commercial banks that act both as brokers and as dealers. In their dealer role, these banks maintain long or short positions in a currency and seek to profit from changes in exchange rates. In their broker role, the banks handle buy and sell orders from commercial customers, such as multinational corporations. The banks earn commissions when acting as agent. They profit from the spread between the rates at which they buy and sell currency for customers when they act as principal.

Objective of the Fund

OVERVIEW

The Fund has been established as an alternative to traditional dollar-based gold investing. Although investors will purchase shares of the Fund with USDs or through the contribution of Gold Bullion referenced in USDs, the Fund is designed to provide investors with the economic effect of holding gold in terms of the Reference Currencies, rather than the USD. Specifically, the investment objective of the Fund is to track the performance of the Thomson Reuters Global Gold (Ex-USD) Index, less Fund expenses. The Thomson Reuters Global Gold (Ex-USD) Index, or the “Index,” represents the daily performance of a long position in physical gold and a short position in each of the Reference Currencies (as weighted in the Index). The Index is designed to measure daily gold returns as though an investor had invested in gold in terms of the Reference Currencies reflected in the Index. As such, the Index reflects pre-determined bid and ask spreads for gold, spot currency, and T/N Forward trades.

IN general, the USD value of an investment in the Fund would therefore be expected to increase when both the price of gold goes up and the value of the USD increases against the value of the Reference Currencies (as weighted in the Index). Conversely, the USD value of an investment, in general, would be expected to decrease when the price of gold goes down and the value of the USD decreases against the value of the Reference Currencies (as weighted in the Index). If the price of gold increases and the value of the USD decreases against the value of the Reference Currencies, or vice versa, the net impact of these changes will determine the value of the Fund on a daily basis

The Fund is a passive investment vehicle and is designed to track the performance of the Index regardless of (i) the value of gold or any Reference Currency; (ii) market conditions; and (iii) whether the Index is increasing or decreasing in value. The Fund’s holdings generally will consist entirely of Gold Bullion. Substantially all of the Fund’s Gold Bullion holdings are delivered by Authorized Participants (defined below) in exchange for Fund Shares. The Fund will not hold any of the Reference Currencies. The Fund generally will not hold USDs (except from time to time in very limited amounts to pay expenses). The Fund’s Gold Bullion holdings are not managed and the Fund does not have any investment discretion.

THE CASE FOR INVESTING IN GOLD REFERENCED IN NON-U.S. CURRENCIES

Gold has unique properties as an asset class. Gold can be used in portfolios to help protect global purchasing power, reduce portfolio volatility and minimize losses during periods of market shock. It has historically been perceived as a high-quality liquid asset to be used when selling other assets would cause losses. Investors have traditionally made use of gold’s lack of correlation with other assets to diversify their portfolios and hedge against stock market, bond, currency and other risks.

Gold’s ability to serve as a potential portfolio diversifier is due to its historically low-to-negative correlation with stocks and bonds. The economic forces that determine the price of gold are different from the forces that determine the prices of most financial assets. For example, the price of a stock often depends on the earnings or growth potential of the issuing company or the confidence investors have in its management. The price of a bond depends primarily on its credit rating, its yield and the yields of competing fixed income investments. The price of gold, however, depends on different factors, including the supply and demand for gold, the strength or weakness of the USD, the rate of inflation and interest rates and the political environment. Gold does not depend on a promise to pay on the part of any government or corporation, as is the case with investments in money market instruments as well as in the corporate and government bond markets. Gold cannot be repudiated, as is the case with paper assets. Gold is not subject to the risk of default or bankruptcy. Gold cannot be created at will as can paper-backed assets.

Some of gold’s investment attributes are shared with traditional portfolio diversifiers, which include non-U.S. equities, emerging markets securities, real estate investment trusts, and domestic and foreign bonds. However, gold historically has had little correlation with these traditional diversifiers and low-to-negative correlation with the Standard & Poor’s 500 Index, which is widely regarded as the standard for measuring the stock market

Objective of the Fund

performance of large capitalized U.S. companies. In the search for effective diversification, investors have begun to turn to a variety of non-traditional diversifiers. These non-traditional diversifiers include hedge and private equity funds, commodities, timber and forestry, fine art and collectibles. Gold has historically been perceived as having one or more of the following advantages over each of these non-traditional diversifiers: greater liquidity, lower risk and lower management and holding costs.

An investment in the Shares may amplify gold’s portfolio diversification effect because of the potential impact of the Reference Currencies on the value of the Shares. In periods of stock market stress, investors have tended to seek safety in USD-denominated assets, which has tended to increase the value of the USD. Thus, during periods of stock market stress, gold purchased with USDs has tended to act as a portfolio diversifier, but gold purchased with foreign currencies has tended to provide even better diversification because investors were able to hold onto their appreciating USDs. Although investors purchase the Shares with USDs, the Gold Delivery Agreement is designed to provide investors with the economic effect of holding gold in terms of the Reference Currencies rather than in terms of USDs. Accordingly, the Fund is designed to provide investors with greater portfolio diversification than holding gold in USD terms only. Of course, there can be no guarantee that the Fund will meet this objective.

For example, during periods of stock market stress, based on historical data over the last 10 years, had the Index been in existence, it would have outperformed gold in USD terms and therefore helped to better diversify an investor’s portfolio during this period. For example, from July 1, 2008 to March 31, 2009, which roughly covers a period of significant losses in the stock market, gold in USD terms rose approximately 4.5% whereas the Index rose approximately 18.8%. Conversely, during periods where the stock market performed relatively well, gold in USD terms has tended to outperform the Index. Although many factors can drive the performance of both gold and currencies, the Index has tended to outperform gold in USD terms during periods of stock market stress because during those periods investors have tended to engage in a flight to quality and invest in both gold and USD-denominated assets. Of course, since these results are based on a limited sample period, and are for a period when the index was not calculated in real-time, results for a longer period, or for future periods, could be different. Past performance is not indicative of future performance and is no guarantee of future results.

All forms of investment carry some degree of risk. In addition, the Shares have certain unique risks, as described in “Risk Factors” starting on page 9. Holding gold directly also has risks.

STRATEGY BEHIND THE SHARES

The Shares are intended to offer investors a new and different opportunity to participate in the gold market and to obtain exposure to the daily price of gold measured in the daily price of the Reference Currencies against the USD through a single investment. Historically, the logistics of buying, storing and insuring gold have constituted a barrier to entry for some institutional and retail investors alike. Additionally, investors who wanted to have exposure to gold in terms of the Reference Currencies would have to enter into multiple foreign exchange transactions, which can be difficult and inconvenient. The offering of the Shares is intended to overcome these barriers to entry. The logistics of storing and insuring gold are dealt with by the Custodian and the related expenses are built into the price of the Shares. Similarly, the logistics of having exposure to gold in terms of the Reference Currencies are dealt with by having the Gold Delivery Provider make delivery to (or take delivery from) the Fund amounts of gold that represent changes in the value of the Reference Currencies and the USD. Therefore, an investor in the Shares does not have any additional tasks or transaction costs over and above those associated with any other publicly traded security.

The Shares are intended to provide institutional and retail investors with an alternative and simple means of gaining investment benefits similar to those of holding Gold Bullion, while at the same time providing exposure to the value of the Reference Currencies reflected in the Index against the USD. The Shares are intended to appreciate when the value of gold increases and/or when the Reference Currencies fall in value against the USD. The Shares are intended to depreciate in value when the value of gold decreases and/or when the value of the Reference Currencies rise in value against the USD.

Objective of the Fund

THE PERFORMANCE OF THE FUND UNDER VARIOUS SCENARIOS

The chart below illustrates how the Fund is intended to perform if (1) the price of gold increases and the value of the USD (“USD”) against the Reference Currencies decreases as depicted below in the quadrant “Fund NAV Increases or Decreases”; (2) the price of Golg increases and the value of the USD against the Reference Currencies increases as depicted below in the quadrant “Fund NAV Increases”; (3) the price of gold decreases and the value of the USD against the Reference Currencies decreases as depicted below in the quadrant “Fund NAV Decreases”; and (4) the price of gold decreases and the value of the USD against the Reference Currencies increases as depicted below in the quadrant “Fund NAV Increases or Decreases.” The chart does not take into account any fees and expenses of the Fund or embedded costs in the Index itself. Of course, there can be no guarantee of future results and past performance is not indicative of future performance.

(1)	The NAV of the Fund will increase or decrease depending upon whether the increase in the price of gold has a greater or lesser impact on the NAV of the Fund than the decrease in the value of the USD against the Reference Currencies. If the increase in the price of gold has a greater impact on the NAV of the Fund than the decrease in the USD against the Reference Currencies or if the value of the USD against the Reference Currencies remains flat, the NAV of the Fund will increase. Conversely, if the decrease in the value of the USD against the Reference Currencies has a greater impact on the NAV of the Fund than the increase in the price of gold or if the price of gold remains flat, the NAV of the Fund will decrease.

Objective of the Fund

(2)	The NAV of the Fund will increase or decrease depending upon whether the increase in the value of the USD against the Reference Currencies has a greater or lesser impact on the NAV of the Fund than the decrease in the value of the price of gold. If the increase in the value of the USD against the Reference Currencies has a greater impact on the NAV of the Fund than the decrease in the price of gold or if the price of gold remains flat, the NAV of the Fund will increase. Conversely, if the decrease in the price of gold has a greater impact on the NAV of the Fund than the increase in the value of the USD against the Reference Currencies or if the value of the USD against the Reference Currencies remains flat, the NAV of the Fund will decrease.

Description of the Thomson Reuters Global Gold (Ex-USD) Index

GENERAL

The Index is maintained and calculated by Thomson Reuters (Markets) LLC, the Index Provider. The description of the strategy and methodology underlying the Index included in this prospectus is based on rules published by the Index Provider (the “Index Rules”), and is qualified by the full text of the Index Rules. The Index Rules, and not this description, will govern the calculation and constitution of the Index and other decisions and actions related to its maintenance. J.P. Morgan Securities plc, an affiliate of the Custodian and the Gold Delivery Provider, developed the strategy and methodology underlying the Index and has licensed to the Index Provider the right to use the strategy and methodology in connection with the Index. The Index is published by Thomson Reuters under the ticker symbol “            .”

The Index is described as a “notional” or “synthetic” portfolio or strategy because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index references certain assets (i.e., gold and the Reference Currencies), the performance of which will be used as a reference point for calculating the daily performance of the Index (the “Index Level”). The Index seeks to track the daily performance of a long position in physical gold and a short position in each of the Reference Currencies (as weighted in the Index) relative to USDs. As such, the Index reflects pre-determined bid and ask spreads for gold, spot currency, and T/N Forward trades. If the Gold Price (as defined below) increases and the Reference Currencies depreciate against the USD, the Index Level is intended to increase. Conversely, if the Gold Price decreases and the Reference Currencies appreciate against the USD, the Index Level is intended to decrease. In certain cases, the appreciation of the Gold Price or the depreciation of one or more of the Reference Currencies may be offset by the appreciation of one or more of the Reference Currencies or the depreciation of the Gold Price, as applicable. The net impact of these changes determines the Index Level on a daily basis.

The term “Reference Currencies” refers to the major, non-U.S. currencies referenced by the Index. The Index weights its exposure to each Reference Currency based on the Triennial Central Bank Survey of foreign exchange turnover (the “FX Liquidity Survey”) as conducted by the Monetary and Economic Department of the BIS. The currencies included in the FX Liquidity Survey that represent the top 90% of foreign exchange turnover are eligible for inclusion in the Index. The most liquid Reference Currencies are more heavily weighted in the Index.

VALUATION OF GOLD IN THE INDEX: THE GOLD PRICE

The daily price of gold generally is the primary driver of Index returns. Fluctuations in the value of the Reference Currencies have historically typically accounted for less than 1% of the daily Index returns. The Index values gold on a daily basis using the “Gold Price.” The Gold Price generally is the LBMA Gold Price PM (though other sources may be used if the LBMA Gold Price PM is delayed or unavailable). The “LBMA Gold Price” means the price per troy ounce of gold stated in USDs as set via an electronic auction process run twice daily at 10:30 a.m. and 3:00 p.m. London time each Business Day as calculated and administered by the IBA and published by the LBMA on its website. The “LBMA Gold Price PM” is the 3:00 p.m. LBMA Gold Price. IBA, an independent specialist benchmark administrator, provides the price platform, methodology and the overall administration and governance for the LBMA Gold Price.

VALUATION OF REFERENCE CURRENCIES IN THE INDEX

As of April 20, 2015, the Index referenced European Union euro (“euro”), the Japanese yen (“JPY” or “yen”), the British pound (“GBP”), the Australian dollar (“AUD”), the Swiss franc (“CHF”), the Canadian dollar (“CAD”) and the New Zealand dollar (“NZD”) (each of which is measured against USDs). The Index is governed by an Index rule that provides that only the currencies that constitute the top 90% of currencies based on FX turnover as described in the triennial BIS FX Liquidity Survey are included in the Index. After the 2007 BIS FX Liquidity Survey, HKD, SEK and NOK were in the Index because they were in the top 90% of FX turnover. As of the 2013 BIS FX Liquidity Survey, however, the Index was rebalanced and these three currencies dropped out because they

Description of the Thomson Reuters Global Gold (Ex-USD) Index

were no longer in the top 90% of FX turnover. After the release of the 2016 BIS FX Liquidity Survey, and the subsequent rebalancing of the Index, the currencies that appear in the Index will be those currencies that are in the top 90% of FX turnover based on the results of the 2016 BIS FX Liquidity Survey. Each Reference Currency is expressed in the Index in terms of a number of foreign currency units relative to one USD (e.g., a number of JPY per one USD) or in terms of a number of USDs per one unit of the reference currency (e.g., a number of USDs per one Euro). In order to reflect the currency returns, the Index references the Spot Rates and tomorrow-next (“T/N”) Forward Points associated with each Reference Currency. See “—The Reference Currencies — Spot Rates of Each Reference Currency” and “— The Reference Currencies — T/N Forward Points of Each Reference Currency” below.

For purposes of calculating the Index, the Index references the WMR Spot Rates and T/N Forward Points associated with each Reference Currency and adjusts such rate or point to account for the bid/ask spread and the market convention associated with the currencies.

The Spot Rate of Each Reference Currency

A “Spot Rate” is the rate at which a Reference Currency can be exchanged for USDs on an immediate basis, subject to the applicable settlement cycle. In other words, if you wanted to convert USDs into Euros, you could enter into a spot transaction at the Spot Rate (subject to the bid/ask) and you would receive Euros in a number of days, depending on the settlement cycle of that currency. Generally, the settlement of a “spot” transaction is two currency business days (except in the case of Canadian dollars, which settle on the next Business Day). The following table sets forth the Reference Currencies (each of which is measured against USDs), the applicable Reuters Page for each Spot Rate referenced by the Index and the market convention for quoting such currency.

Reference Currency	Reuters Page	Market Convention for Quotation
EUR/USD	USDEURFIX=WM	Number of USD per one EUR
USD/JPY	USDJPYFIX=WM	Number of JPY per one USD
GBP/USD	USDGBPFIX=WM	Number of USD per one GBP
AUD/USD	USDAUDFIX=WM	Number of USD per one AUD
USD/CHF	USDCHFFIX=WM	Number of CHF per one USD
USD/CAD	USDCADFIX=WM	Number of CAD per one USD
USD/HKD	USDHKDFIX=WM	Number of HKD per one USD
USD/SEK	USDSEKFIX=WM	Number of SEK per one USD
NZD/USD	USDNZDFIX=WM	Number of USD per one NZD
USD/NOK	USDNOKFIX=WM	Number of NOK per one USD

The Index generally references the Spot Rate for each Reference Currency as of 4:00 p.m. London time, but may use different fixing times for certain reasons as described in the Index Rules.

T/N Forward Points of Each Reference Currency

As noted, in most spot currency transactions, settlement is two currency business days after the trade date. Tomorrow-next trades typically arise when a person does not want to receive delivery of the currency. A T/N forward point is the number of basis points associated with rolling a position that would settle “tomorrow” so that the position would settle on the “next” day (i.e., the day after tomorrow). A “T/N forward point” or “tomorrow next-forward point” is a number of basis points that are added or subtracted from a Spot Rate of a Reference Currency to reflect the fact that delivery of the currency is not taken at the Spot Rate. Because the Index does not take delivery of any currencies (since it is a synthetic benchmark and not an actual portfolio), the Index values the Reference Currencies using a “tomorrow-next forward” rate, which — combined with a Spot Rate — essentially rolls the Index’s currency position forward by one day to reflect the fact that the Index does not take actual delivery of the Reference Currency or the USD.

Description of the Thomson Reuters Global Gold (Ex-USD) Index

The following table sets forth the Reference Currencies (each of which is measured against USDs) and the applicable Reuters Page for each T/N forward point referenced by the Index and the market convention for quoting such Reference Currency.

Reference Currency	Reuters Page
EUR/USD	USDEURTNFIXP=WM
USD/JPY	USDJPYTNFIXP=WM
GBP/USD	USDGBPTNFIXP=WM
AUD/USD	USDAUDTNFIXP=WM
USD/CHF	USDCHFTNFIXP=WM
USD/CAD	USDCADTNFIX=WM
USD/HKD	USDHKDTNFIXP=WM
USD/SEK	USDSEKTNFIXP=WM
NZD/USD	USDNZDTNFIXP=WM
USD/NOK	USDNOKTNFIXP=WM

The Index generally references the T/N forward points for each Reference Currency as of 10:00 a.m. London time, but may use different fixing times for certain reasons as described in the Index Rules.

WEIGHTING THE REFERENCE CURRENCIES IN THE INDEX

The weights of each Reference Currency are based on the summary results of the FX Liquidity Survey as published by the BIS. Every three years, the BIS reviews turnover in foreign exchange markets and publishes its preliminary results in September and final results in December. The BIS last published its FX Liquidity Survey in September 2013. The Index references the summary results of the most recent FX Liquidity Survey to determine which currencies are Reference Currencies and the weight of those Reference Currencies in the Index.

The three most heavily weighted currencies referenced in the Index and their respective weights as of April 20, 2015 were the euro (approximately 38%), yen (approximately 26%), and GBP (approximately 13%).

The weights of each Reference Currency in the Index are calculated using the following six-step process:

➢	First, every three years, the Index will reference the raw weights published by the BIS in the summary results of the FX Liquidity Survey. The most recent weights were published in 2013 and the next scheduled publication of weights is December 2016.

➢	Second, the percentages for each currency are divided by two, because each currency transaction in the BIS survey is counted twice. For example, if a survey participant did a EUR/USD transaction, both the EUR notional would be counted and the USD notional would be counted. By dividing by two, the percentage of transactions is equal to 100%.

➢	Third, the potential currencies are ranked from most used to least used (i.e., most liquid to least liquid), and only the currencies that constitute the top 90% of FX turnover according to the FX Liquidity Survey are eligible to be included in the Index.

➢	Fourth, the following currencies are excluded: USDs, any currency that does not have published WMR Spot Rates and T/N forward points and any currency that is only tradable as a non-deliverable forward contract.

➢	Fifth, the 10 most liquid currencies meeting these criteria are eligible for inclusion in the Index.

➢	Sixth, the remaining currencies are scaled up on a pro rata basis so that the aggregate percentages associated with such currencies equals 100%.

Description of the Thomson Reuters Global Gold (Ex-USD) Index

The following table sets forth the weights for each Reference Currency in the Index for the last three rebalancing periods:

Reference Currency	2007	2010	2013
EUR	38.46470590%	40.57241649%	37.72012264%
JPY	17.91447172%	19.73101000%	26.00790695%
GBP	15.43991000%	13.38072685%	13.33248832%
AUD	6.87217886%	7.88317780%	9.75233251%
CHF	7.08628499%	6.55196305%	5.81886712%
CAD	4.45503689%	5.49060771%	5.15594142%
HKD	2.80912876%	2.45901604%	—
SEK	2.80445172%	2.27642804%	—
NZD	1.96884510%	1.65465401%	2.21234105%
NOK	2.18498606%	—	—

INDEX PROVIDER

The Index Provider will act in good faith and in a commercially reasonable manner in respect of determinations, interpretations and calculations made by it pursuant to the Index Rules.

All determinations, interpretations and calculations of the Index Provider relating to the Index Rules will be final, conclusive and binding, and no person will be entitled to make any claim against the Index Provider or any Relevant Person (as defined in the Index License Agreement) in respect thereof. Neither the Index Provider nor any Relevant Person will:

(a)	be under any obligation to revise any determination, interpretation or calculation made or action taken for any reason in connection with the Index Rules or the Index; or

(b)	have any responsibility to any person for any determination, interpretation or calculation made or anything done (or omitted) (whether as a result of negligence or otherwise) in respect of the Index, the publication of the Index Level (or failure to publish such level) or any use to which any person may put the Index or the Index Levels.

CALCULATION OF THE INDEX LEVELS

On each Index Calculation Day, the Index Provider will calculate the Index Level in accordance with the terms set forth in the Index Rules. The Index Level was set equal to              (the “Initial Index Level”) on                     , 2015 (the “Index Start Date”), and the Index has been calculated live since                     , 2015 (the “Index Live Date”).

No assurance can be given that the Index will be successful or that the Index will generate positive returns or will accurately reflect the price of gold relative to the applicable currency pairs. See “Risk Factors” starting on page 9.

PUBLICATION OF THE INDEX LEVELS

The Index Provider will publish (in a manner determined by the Index Provider from time to time) the Index Level as of each Publication Day in accordance with the Index Rules. If an Index Calculation Day is not a Publication Day, the Index Provider will not publish the Index Level and the Index Provider will resume publishing the Index Level on the immediately following Publication Day, subject to the consequences of the occurrence of a Market Disruption Event or Extraordinary Event. A “Publication Day” is any day that (a) is an Index Calculation Day and (b) is not an Index Disrupted Day. An “Index Disrupted Day” is any day on which a Market Disruption Event or Extraordinary Event has occurred or is continuing.

Notwithstanding anything to the contrary, the Index Provider may cease publication of the Index Level at any time in its sole discretion, and nothing in this prospectus shall be construed as an agreement by the Index Provider to continue to calculate the Index Level if the Index Provider has elected to cease publication.

Description of the Thomson Reuters Global Gold (Ex-USD) Index

The Index Provider will publish an Index Level with two or three decimal points and may vary its rounding convention in its sole discretion; provided that it will not publish an Index Level with less than two decimal points. Notwithstanding anything to the contrary, the Index Provider may calculate and maintain the Index Level to greater accuracy for the determination of upcoming Index Levels or other calculations.

AMENDMENTS TO THE INDEX RULES

The Index Rules for the Index may be amended from time to time by the Index Provider pursuant to the terms of the Index Rules and will be republished (in a manner determined by the Index Provider from time to time) no later than one calendar month following such amendment. Amendments to the Index Rules will be publicly available at least         days in advance of implementation.

Although the Index Rules are intended to be comprehensive and accurate, ambiguities may arise and errors or omissions may have been made. If an ambiguity, error or omission arises, the Index Provider will resolve or address such ambiguity, error or omission in its sole discretion and, if necessary, the Index Provider will amend the Index Rules to reflect such resolution.

COMPARING THE PERFORMANCE OF THE INDEX AND THE GOLD PRICE

Table 1 below shows the performance of the Gold Price and the Index over various periods dating back to 2004. It also shows the correlation of the Gold Price and the Index against the USD.

Though the length of the survey period is limited and is based on pre-inception Index performance, which limits the conclusions that can be drawn from the results, the Index has had consistently lower volatility than the Gold Price across the period analyzed of September 30, 2004 through July 31, 2015. As shown in the chart, the correlation between the Index and the USD during this period is smaller in magnitude (and often times very close to zero) than the consistently negative correlation between the Gold Price and the USD. During such time period, however, many factors have impacted the fluctuations of gold, the USD and the Reference Currencies which may affect the usefulness of the data regarding the correlation between the Index, gold, the USD and the Reference Currencies.

In terms of returns, during the periods measured, the Index has historically outperformed the Gold Price on periods when the USD has strengthened against multiple currencies. Conversely, it has historically underperformed the Gold Price over periods when the USD has weakened against multiple currencies. Of course, as with all indexes and investment strategies, the past performance of the Index is not indicative of future performance and there can be no guarantee the Index will perform in a similar manner in the future. In addition, the data regarding the Index is preliminary and subject to change.

Description of the Thomson Reuters Global Gold (Ex-USD) Index

TABLE 1: PERFORMANCE OF GOLD VERSUS THE INDEX OVER VARIOUS PERIODS OF TIME

		Return		Volatility		Correlation w/ US$
		Gold	Global gold	Gold	Global gold	Gold	Global gold
10-year average	7/31/2005-7/31/2015	11.4%	11.3%	20.2%	18.2%	-0.41	-0.06
5-year average	7/31/2010-7/31/2015	0.2%	2.5%	17.7%	15.9%	-0.39	-0.03
3-year average	7/31/2012-7/31/2015	-11.9%	-6.6%	16.5%	14.9%	-0.39	-0.05
1-year average	7/31/2014-7/31/2015	-16.5%	0.2%	13.4%	11.7%	-0.44	0.07
Great Recession	7/1/2008-3/31/2009	4.5%	18.8%	35.7%	33.1%	-0.40	-0.01
Sovereign Debt Crisis I	12/1/2009-5/28/2010	3.7%	16.1%	17.7%	16.3%	-0.37	-0.02
Sovereign Debt Crisis II	4/29/2011-6/29/2012	4.3%	12.2%	22.0%	20.0%	-0.37	-0.03
2005	1/1/2005-12/31/2005	17.2%	29.6%	13.3%	12.4%	-0.40	0.15
2006	1/1/2006-12/31/2006	23.7%	17.6%	23.7%	21.1%	-0.43	-0.18
2007	1/1/2007-12/31/2007	29.0%	21.8%	15.8%	14.1%	-0.45	-0.27
2008	1/1/2008-12/31/2008	9.2%	12.4%	31.6%	27.1%	-0.52	-0.21
2009	1/1/2009-12/31/2009	24.6%	17.7%	21.4%	20.3%	-0.37	0.11
2010	1/1/2010-12/31/2010	27.0%	24.4%	16.1%	15.2%	-0.35	0.09
2011	1/1/2011-12/31/2011	10.7%	9.2%	20.9%	19.7%	-0.29	0.09
2012	1/1/2012-12/31/2012	9.3%	7.8%	16.7%	14.1%	-0.54	-0.23
2013	1/1/2013-12/31/2013	-29.5%	-27.5%	21.7%	19.8%	-0.41	-0.15
2014	1/1/2014-12/31/2014	1.0%	11.0%	13.0%	11.4%	-0.46	-0.15
2015*	1/1/2015-7/31/2015	-9.8%	-3.4%	13.8%	12.4%	-0.41	0.15

*	As of July 31, 2015

Volatility and correlation computed using daily returns.

Source: Bloomberg, ICE Benchmark Administration, World Gold Council

Volatility and correlation computed using daily returns. Volatility is calculated as the standard deviation from the mean.

Source: Bloomberg, Thomson Reuters, World Gold Council

Description of the Thomson Reuters Global Gold (Ex-USD) Index

Table 2 below shows the percentage change (return) for gold (US$/oz) and the Index as a function of the direction of the USD. In general, the Index has historically outperformed the Gold Price on days when the USD appreciates (strengthens) against other currencies. Conversely, the Index has historically underperformed the Gold Price in periods when the USD depreciates (weakens) against other currencies. The net effect (total return) over a longer period of time will depend on whether there are more days in which the USD strengthens or more days in which it weakens, and the magnitude of such changes on each day. Table 2 also shows that the Index has historically had a lesser sensitivity to changes in the value of the USD than the Gold Price US$/oz has had.

TABLE 2: GOLD AND INDEX RETURNS DEPENDING ON WHETHER THE US$ GOES UP OR DOWN

		Gold (US$)			Global Gold Index
		Return**	Return w/ up US$ †	Return w/ down US$ ‡	Return**	Return w/ up US$ †	Return w/ down US$ ‡
10-year average	7/31/2005-7/31/2015	11.4%	-47.0%	58.4%	11.3%	3.9%	7.4%
5-year average	7/31/2010-7/31/2015	0.2%	-45.8%	46.1%	2.5%	-1.0%	3.5%
3-year average	7/31/2012-7/31/2015	-11.9%	-45.6%	33.8%	-6.6%	-4.8%	-1.8%
1-year average	7/31/2014-7/31/2015	-16.5%	-49.4%	32.9%	0.2%	4.7%	-4.5%
Great Recession	7/1/2008-3/31/2009	4.5%	-62.7%	67.2%	18.8%	13.3%	5.4%
Sovereign Debt Crisis I	12/1/2009-5/28/2010	3.7%	-18.3%	22.0%	16.1%	12.7%	3.3%
Sovereign Debt Crisis II	4/29/2011-6/29/2012	4.3%	-68.8%	73.1%	12.2%	-5.6%	17.8%
2005	1/1/2005-12/31/2005	17.2%	-22.9%	40.1%	29.6%	36.2%	-6.5%
2006	1/1/2006-12/31/2006	23.7%	-59.3%	83.0%	17.6%	3.0%	14.6%
2007	1/1/2007-12/31/2007	29.0%	-24.8%	53.7%	21.8%	7.0%	14.8%
2008	1/1/2008-12/31/2008	9.2%	-110.2%	119.4%	12.4%	-36.6%	49.0%
2009	1/1/2009-12/31/2009	24.6%	-31.0%	55.7%	17.7%	31.9%	-14.1%
2010	1/1/2010-12/31/2010	27.0%	-23.9%	50.9%	24.4%	27.9%	-3.5%
2011	1/1/2011-12/31/2011	10.7%	-48.9%	59.6%	9.2%	5.5%	3.7%
2012	1/1/2012-12/31/2012	9.3%	-40.4%	49.7%	7.8%	-0.4%	8.2%
2013	1/1/2013-12/31/2013	-29.5%	-67.6%	38.1%	-27.5%	-27.1%	-0.4%
2014	1/1/2014-12/31/2014	1.0%	-31.7%	32.7%	11.0%	2.8%	8.2%
2015*	1/1/2015-7/31/2015	-9.8%	-29.9%	20.1%	-3.4%	2.7%	-6.1%

*	As of July 31, 2015

**	Return over each corresponding period regardless of the direction of the US dollar.

†	Return over the period computed only in days when the trade-weighted US dollar was up.

‡	Return over the period computed only in days when the trade-weighted US dollar was down.

Source: Bloomberg, ICE Benchmark Administration, World Gold Council

Description of the Thomson Reuters Global Gold (Ex-USD) Index

Table 3 below shows the performance of gold, the performance of the Index, and the approximate FX contribution. The approximate FX contribution is the differential between the Index return and the Gold Price in US$/oz.

TABLE 3: PERFORMANCE OF GOLD, THE INDEX, AND THE APPROXIMATE FX CONTRIBUTION

		Return
		Gold	Global Gold	Approx. FX**
10-year average	7/31/2005-7/31/2015	11.4%	11.3%	-0.1%
5-year average	7/31/2010-7/31/2015	0.2%	2.5%	2.2%
3-year average	7/31/2012-7/31/2015	-11.9%	-6.6%	6.0%
1-year average	7/31/2014-7/31/2015	-16.5%	0.2%	20.0%
Great Recession	7/1/2008-3/31/2009	4.5%	18.8%	13.7%
Sovereign Debt Crisis I	12/1/2009-5/28/2010	3.7%	16.1%	11.9%
Sovereign Debt Crisis II	4/29/2011-6/29/2012	4.3%	12.2%	7.6%
2005	1/1/2005-12/31/2005	17.2%	29.6%	10.6%
2006	1/1/2006-12/31/2006	23.7%	17.6%	-4.9%
2007	1/1/2007-12/31/2007	29.0%	21.8%	-5.6%
2008	1/1/2008-12/31/2008	9.2%	12.4%	2.9%
2009	1/1/2009-12/31/2009	24.6%	17.7%	-5.5%
2010	1/1/2010-12/31/2010	27.0%	24.4%	-2.0%
2011	1/1/2011-12/31/2011	10.7%	9.2%	-1.4%
2012	1/1/2012-12/31/2012	9.3%	7.8%	-1.4%
2013	1/1/2013-12/31/2013	-29.5%	-27.5%	2.9%
2014	1/1/2014-12/31/2014	1.0%	11.0%	9.9%
2015*	1/1/2015-7/31/2015	-9.8%	-3.4%	7.1%

*	As of July 31, 2015

**	The approximate FX contribution is the differential between the Thomson Reuters Global Gold (Ex-USD) Index return and the gold price in US$/oz.

It is computed as follows: (1+R(GG))=(1+R(g))*(1+R(iFX)), where for each corresponding period R(GG) is the return of the Thomson Reuters Global Gold (Ex-USD) Index, R(g) is the return of gold (US$/oz), and R(iFX) is the corresponding approximate foreign exchange return. Please note that this approximate foreign exchange return includes embedded costs that are part of the Thomson Reuters Global Gold (Ex-USD) Index.”

Source: Bloomberg, ICE Benchmark Administration, World Gold Council

Description of the Thomson Reuters Global Gold (Ex-USD) Index

TABLE 4: APPROXIMATE FX CONTRIBUTION PER DAY*

		Approximate FX**
		Daily average	Absolute daily average†	Daily volatility‡
10-year average	7/31/2005-7/31/2015	0.003%	0.4%	0.6%
5-year average	7/31/2010-7/31/2015	0.011%	0.3%	0.5%
3-year average	7/31/2012-7/31/2015	0.022%	0.3%	0.4%
1-year average	7/31/2014-7/31/2015	0.066%	0.4%	0.5%
Great Recession	7/1/2008-3/31/2009	0.084%	0.7%	1.2%
Sovereign Debt Crisis I	12/1/2009-5/28/2010	0.098%	0.4%	0.5%
Sovereign Debt Crisis II	4/29/2011-6/29/2012	0.029%	0.4%	0.5%
2005	1/1/2005-12/31/2005	0.049%	0.4%	0.5%
2006	1/1/2006-12/31/2006	-0.019%	0.5%	0.7%
2007	1/1/2007-12/31/2007	-0.026%	0.3%	0.4%
2008	1/1/2008-12/31/2008	0.022%	0.6%	1.0%
2009	1/1/2009-12/31/2009	-0.023%	0.5%	0.7%
2010	1/1/2010-12/31/2010	-0.008%	0.4%	0.5%
2011	1/1/2011-12/31/2011	-0.003%	0.4%	0.6%
2012	1/1/2012-12/31/2012	-0.003%	0.3%	0.5%
2013	1/1/2013-12/31/2013	0.010%	0.3%	0.4%
2014	1/1/2014-12/31/2014	0.040%	0.2%	0.3%
2015*	1/1/2015-7/31/2015	0.044%	0.4%	0.5%

*	As of July 31, 2015

“**	The approximate FX contribution is the differential between the Thomson Reuters Global Gold (Ex-USD) Index return and the gold price in US$/oz.

It is computed as follows: (1+R(GG))=(1+R(g))*(1+R(iFX)), where for each corresponding period R(GG) is the return of the Thomson Reuters Global Gold (Ex-USD) Index, R(g) is the return of gold (US$/oz), and R(iFX) is the corresponding return of the approximate foreign exchange (FX). Please note that this approximate FX includes transaction and other costs that are part of the Thomson Reuters Global Gold (Ex-USD) Index.”

†	Average of the daily absolute value of the approximate FX over the period, computed as: (1/n)S|R(iFX)|; where R(iFX) is the approximate FX return on a given day and ‘n’ is the number of business days in the period.

‡	Daily volatility of the approximate FX, computed as the standard deviation of the approximate FX returns over the period.

Source: Bloomberg, ICE Benchmark Administration, World Gold Council

The past performance depicted in Tables 1, 2, 3 and 4 above is not indicative of future performance and is no guarantee of future results.

Operation of the Fund

Because the Fund generally will hold only Gold Bullion (and not USDs or the Reference Currencies), the actual economic impact of changes to the value of the Reference Currencies against the USD from day to day can be reflected in the Fund only by moving an amount of Gold Bullion ounces of equivalent value into or out of the Fund. Therefore, the Fund will seek to track the performance of the Index by entering into a transaction each Business Day with the Gold Delivery Provider pursuant to which Gold Bullion is moved into or out of the Fund. The terms of this transaction are set forth in a written contract between the Fund and the Gold Delivery Provider referred to as the “Gold Delivery Agreement.” The Fund does not intend to enter into any other Gold Bullion transactions other than with the Gold Delivery Provider as described in the Gold Delivery Agreement (except that Authorized Participants will deliver or receive Gold Bullion from the Fund in connection with the purchase or redemption of Creation Units and the Fund will sell Gold Bullion to cover Fund expenses). The Fund will not hold any non-U.S. currency or any financial instruments linked to a non-U.S. currency or index, other than the Fund’s rights and obligations under the Gold Delivery Agreement.

Gold Bullion held by the Fund will only be sold (1) on an as-needed basis to pay Fund expenses; (2) in the event the Fund terminates and liquidates its assets; or (3) as otherwise required by law or regulation. The sale of Gold Bullion by the Fund, and the transfer of Gold Bullion out of the Fund pursuant to the Gold Delivery Agreement, is a taxable event to Shareholders. See “United States Federal Tax Consequences — Taxation of U.S. Shareholders.”

THE GOLD DELIVERY AGREEMENT

Pursuant to the terms of the Gold Delivery Agreement, the Fund will deliver Gold Bullion to, or receive Gold Bullion from, the Gold Delivery Provider each Business Day. The amount of Gold Bullion transferred will be equivalent to the Fund’s profit or loss as if the Fund had exchanged the Reference Currencies, in the proportion in which they are reflected in the Index, for USDs in an amount equal to the Fund’s declared holdings of Gold Bullion on such day. In general, if there is a currency gain (i.e., the value of the USD against the Reference Currencies increases), the Fund will receive Gold Bullion. In general, if there is a currency loss (i.e., the value of the USD against the Reference Currencies decreases), the Fund will deliver Gold Bullion. In this manner, the amount of Gold Bullion held by the Fund will be adjusted to reflect the daily change in the value of the Reference Currencies against the USD. The Gold Delivery Agreement requires Gold Bullion ounces equal to the value of the Gold Delivery Amount to be delivered to the custody account of the Fund or Gold Delivery Provider, as applicable.

Subject to the terms of the Gold Delivery Agreement, on a daily basis, the Gold Delivery Provider will (i) calculate the Gold Delivery Amount and (ii) deliver Gold Bullion ounces equal to the USD value of the Gold Delivery Amount into or out of the Fund. The Gold Delivery Amount is the amount of Gold Bullion ounces to be delivered into or out of the Fund on a daily basis to reflect price movements in the Reference Currencies against the USD from the prior Business Day (assuming no “Market Disruption Event” or “Extraordinary Event” has occurred or is continuing as described in more detail below).

CALCULATION OF THE GOLD DELIVERY AMOUNT

The starting point for the calculation of the Gold Delivery Amount is the daily change in the exchange rate of the Reference Currencies, in their respective Index weights, against the USD. The Gold Delivery Amount is calculated, in simplest terms, primarily by applying this rate to the dollar value of Gold Bullion held by the Fund. The result of this calculation is an amount in USDs which reflects how the Fund’s Gold Bullion holdings would have performed if such holdings had been denominated in the Reference Currencies instead of the USD. This dollar amount is converted into a number of ounces of gold based on the published price of gold, which amount is the Gold Delivery Amount for the Fund.

Specifically, the Gold Delivery Provider will determine the effect of changes in the daily value of the Reference Currencies against the USD by calculating the change in the Spot Rates of the Reference Currencies in their respective Index weights against the USD from the prior Business Day. The Gold Delivery Provider also factors

Operation of the Fund

in T/N Forward Prices and a small interest rate component to reflect that the Reference Currencies in the Index are being rolled and not delivered. The Gold Delivery Provider may use another rate if any Spot Rate is delayed or unavailable as set forth in the Gold Delivery Agreement. The resultant USD amount is referred to as the “FX PnL per Ounce.” The Gold Delivery Provider generally will make this calculation shortly after the Reference Currency prices are published at the “WMR FX Fixing Time,” which is generally at 4:00 p.m. London Time.

The FX PnL per Ounce is then multiplied by the number of Shares outstanding on such Business Day (without giving effect to any creation or redemption orders accepted for such Business Day) and the amount of gold (in ounces) associated with each Share. For these purposes gold is valued at the Gold Price (i.e., the LBMA Gold Price PM, though the Gold Delivery Provider may use other sources if the LBMA Gold Price PM is delayed or unavailable, as set forth in the Gold Delivery Agreement). This calculation produces an amount in USDs equal to how the Fund’s Gold Bullion holdings would have performed if such holdings had been denominated in the Reference Currencies instead of the USD. This amount is referred to as the “Net FX PnL Amount.”

The Net FX PnL Amount is adjusted downward by embedded costs (which costs are based on each Business Day’s changing size of the Fund’s Gold Bullion holdings, changing gold prices, and changing prices of the Reference Currencies, and which embedded costs historically have averaged less than              basis points), and the resulting amount is then converted into a number of ounces of gold based on the next available Gold Price and is. The resultant total is the Gold Delivery Amount.

If the Gold Delivery Amount is a positive number (meaning that the Fund has experienced a currency gain on the notional currency short positions), the Gold Delivery Provider will transfer to the Fund’s custody account an amount of Gold Bullion (in ounces) equal to the USD value of the Gold Delivery Amount. If the Gold Delivery Amount is a negative number (meaning that the Fund has experienced a currency loss on the notional currency short positions), the Fund will transfer to the Gold Delivery Provider’s custody account an amount of Gold Bullion (in ounces) equal to the USD value of the Gold Delivery Amount.

The following chart shows hypothetical Gold Bullion deliveries to and from the Fund by the Gold Delivery Provider. The numerical values are based on actual historical data on four days chosen to indicate the various combinations of gold (in USD terms) and the Reference Currencies appreciating or depreciating. Specifically, the chart shows how Gold Bullion would move into or out of the Fund on a particular day in which (1) the price of gold increases and the value of the USD against the Reference Currencies decreases; (2) the price of gold increases and the value of the USD against the Reference Currencies increases; (3) the price of gold decreases and the value of the USD against the Reference Currencies decreases; and (4) the price of gold decreases and the value of the USD against the Reference Currencies increases.

In the below chart, “FX” is the basket of Reference Currencies. “Up” refers to appreciation and “down” refers to depreciation. The below chart assumes Fund assets of $100 million. “FX Up” means the Reference Currencies appreciated against the USD and “FX Down” means the Reference Currencies depreciated against the U.SD.

Gold and FX Up or Down	Date	Index % Change	Gold Price in USD % Change	Approximate FX % Change*	USD Amount of Gold To (+) and From (-) the Fund
Gold Up / FX Down	1/2/2014	2.32%	1.70%	0.611%	+$611,000
Gold Up / FX Up	1/10/2014	0.96%	1.5%	-0.520%	-$520,000
Gold Down / FX Down	5/20/2014	-0.28%	-0.5%	0.216%	+$216,000
Gold Down / FX Up	7/14/2014	-2.19%	-2.2%	-0.021%	-$ 21,000

*	The approximate FX percentage change is the differential between the Index percentage change and the gold price percentage change in US$/oz. It is computed as follows (1+R(GG))=(1+R(g))*(1+R(iFX)), where for each corresponding period R(GG) is the percentage change of the Index, R(g) is the percentage change of gold (US$/oz), and R(iFX) is the approximate FX percentage change.

Operation of the Fund

Creation and Redemption of Shares

The Gold Delivery Agreement also specifies how the amount of Gold Bullion representing a Creation Unit is determined in connection with creation and redemption transactions (see “Creation and Redemption of Shares”).

MARKET DISRUPTION EVENTS AND EXTRAORDINARY EVENTS

From time to time, unexpected events may cause the operations of the Index and/or the Fund to be disrupted. These events are expected to be relatively rare, though there can be no guarantee they will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events” depending largely on their significance and potential impact to the Index and the Fund. The occurrence of a Market Disruption Event or Extraordinary Event may result in, among other things, (i) a disruption or change in the calculation of the Index, the Net FXPnL or the Gold Delivery Amount as described above, (ii) the suspension, cancellation or disruption of creation and redemption transactions and disruptions, and/or (iii) disruptions or halts in secondary market trading. (See “Market Disruption and Extraordinary Events.”)

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the annual remuneration due to the Sponsor of     % of the daily net asset value of the Fund. In exchange for the Sponsor’s fee the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Fund: fees paid to the Administrator, Gold Delivery Provider, Custodian and Trustee, NYSE Arca listing fees, typical maintenance and transaction fees of the DTC, SEC registration fees, printing and mailing costs, audit fees and expenses, up to $ per annum in legal fees and expenses and applicable license fees. The Sponsor will sell Gold on an as-needed basis to pay the Sponsor’s fee.

In certain exceptional cases the Fund will pay for some expenses. These exceptions include expenses not assumed by the Sponsor (described in the immediately preceding paragraph), taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Shareholders, indemnification of the Sponsor under the Depositary Agreement, and legal expenses in excess of $             per year.

Shareholders do not have the option of choosing to pay their proportionate share of the Fund’s expenses in lieu of having their share of expenses paid by the sale of the Fund’s Gold. Each sale of Gold by the Fund will be a taxable event to Shareholders. See “United States Federal Tax Consequences — Taxation of U.S. Shareholders.”

SALES OF GOLD

The Sponsor will sell the Fund’s Gold Bullion as necessary to pay the Fund’s expenses. When selling Gold Bullion to pay expenses, the Sponsor will endeavor to sell the smallest amounts of Gold Bullion needed to pay expenses in order to minimize the Fund’s holdings of assets other than Gold Bullion and will endeavor to sell at the LBMA Gold Price PM. The Sponsor will place orders with Gold Bullion dealers (which may include the Custodian) through which the Sponsor expects to receive the most favorable price and execution of orders. The Custodian may be the purchaser of such Gold Bullion only if the sale transaction is made at the next LBMA Gold Price (either A.M. or P.M.) following the sale order. The Sponsor shall not be liable for depreciation or loss incurred by reason of any sale. See “United States Federal Tax Consequences — Taxation of U.S. Shareholders” for information on the tax treatment of Gold Bullion sales.

The Sponsor will sell the Fund’s Gold Bullion if that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Fund.

Any property received by the Fund other than Gold Bullion, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Sponsor and the resulting proceeds will be credited to the Fund’s cash account and/or converted into Gold Bullion.

Gold Bullion will also be delivered into or out of the Fund in accordance with the Gold Delivery Agreement. For more information, see the section herein titled “The Gold Delivery Provider and the Gold Delivery Agreement.”

CASH ACCOUNT AND RESERVE ACCOUNT

The Sponsor will cause the Fund to maintain a cash account in which proceeds of Gold Bullion sales and other cash received by the Fund will be held. The Sponsor may withdraw funds from the cash account to establish a reserve account for any taxes, other governmental charges and contingent or future liabilities.

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial             investment in a Share to equal the amount originally invested 12 months after issuance.

The table, as presented, is only an approximation, based on the assumed issuance of only the Initial Shares. The capitalization of the Fund may directly affect the amounts of one or more of these charges. The Sponsor’s Fee is calculated as a percentage of the Adjusted Net Asset Value of the Fund. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Creation Units.

THE INFORMATION CONTAINED IN THIS BREAKEVEN ANALYSIS REFLECTS ESTIMATES DETERMINED AS OF                     , 2015. ACTUAL RESULTS MAY VARY SIGNIFICANTLY.

Expense(1)	$	%
Sponsor’s Fee(2)	$	%
Organization and Offering Expenses(3)	$	%
Fund Operating Expenses(4)	$	%
12-Month Breakeven(5)	$	%

(1)	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on as the NAV. Dollar amounts are rounded to the nearest cent and percentages are rounded to two decimal places.

(2)	The Fund pays the Sponsor the Sponsor’s Fee, which accrues daily at an annualized rate of % of the Adjusted Net Asset Value of the Fund, payable by the Fund monthly in arrears. The Sponsor’s Fee is paid in consideration of the services provided by the Sponsor, including procuring the services of the Fund’s other service providers and its payment of certain related fees and expenses that would otherwise have been payable by the Fund.

(3)	The Sponsor is responsible for paying Organization and Offering Expenses, which consist of the costs and expenses incurred in connection with organizing the Fund and the initial issuance and distribution of the Shares. Organization and Offering Expenses include SEC registration fees, printing and mailing costs, listing and licensing fees, legal fees and expenses, accounting fees and expenses and the fees and expenses of certain other service providers to the Fund incurred in connection with the initial issuance and distribution of the Shares. The Fund does not separately bear the costs of Organization and Offering Expenses, although these costs are taken into consideration when calculating the Sponsor’s Fee. Additional information relating to Organization and Offering Expenses may be found under “Fund Expenses.”

(4)	The Sponsor is responsible for paying ongoing Fund Operating Expenses, which consist of the following: (1) fees paid to the Sponsor; (2) fees paid to the Trustee; (3) fees paid to the Custodian , Administrator and other service providers; and (4) various Fund administration fees, including printing and mailing costs, legal and audit fees, registration fees and NYSE Arca listing fees. The Sponsor is not responsible for paying extra ordinary expenses of the Fund. Additional information relating to Fund Operating Expenses may be found under “Fund Expenses.”

(5)	You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. This breakeven analysis does not include fees charged in connection with the creation/redemption process, currently totaling , as such fees are only payable by Authorized Participants in creation and redemption transactions.

Description of the Trust

The Trust is organized as a Delaware statutory trust consisting of multiple separate Series. Delaware Trust Company, a Delaware trust company with trust powers is the sole Trustee of the Trust. Each Series issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Series. The Trust was organized into separate series as a Delaware statutory trust rather than as multiple separate trusts in order to achieve certain administrative efficiencies. As of the date of this Prospectus, the Trust consists of two Series. One such Series, the Global Currency Gold Fund or the “Fund,” is offered pursuant to this prospectus. The assets of the Fund include only Gold Bullion and cash, if any, including, without limitation, Gold Bullion delivered to the Fund in connection with Creation transactions or by the Gold Delivery Provider pursuant to the Gold Delivery Agreement.

The Trust was formed and is operated in a manner such that each Series is liable only for obligations attributable to such Series. This means that Shareholders of the Fund are not subject to the losses or liabilities of any other Series and Shareholders of the other Series are not subject to the losses or liabilities of the Fund. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to the Fund or a Series are enforceable only against the assets of the Fund or such Series, as applicable, and not against any other Series or the Trust generally. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to all series of the Trust, including both the Fund and any other Series.

The Fund expects to create and redeem Shares from time to time but only in Creation Units (a Creation Unit equals a block of 25,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units requires the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion and cash, if any, represented by the Creation Units being created or redeemed. The total amount of Gold Bullion and cash, if any, required for the creation of Creation Units will be based on the combined NAV of the number of Creation Units being created or redeemed. The initial amount of Gold Bullion required for deposit with the Fund to create Shares is 10,000 ounces per Creation Unit. The number of ounces of Gold Bullion required to create a Creation Unit or to be delivered upon redemption of a Creation Unit is expected to gradually decrease over time. This is because the Shares comprising a Creation Unit will represent a decreasing amount of gold due to the sale of the Fund’s Gold Bullion to pay the Fund’s expenses. Creation Units may be created or redeemed only by Authorized Participants, who will pay a transaction fee of $500 for each order to create or redeem Creation Units. Authorized Participants may sell to other investors all or part of the Shares included in the Creation Units they purchase from the Fund. See “Plan of Distribution.” The number of Shares in a Creation Unit may be changed by the Sponsor at any time in its sole discretion.

Investors may obtain on a 24-hour basis gold pricing information based on the spot price for an ounce of gold from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from Gold Bullion dealers. In addition, the Fund’s website will provide ongoing pricing information for gold spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Fund will be posted on the Fund’s website. The Fund has no fixed termination date and the Sponsor may terminate the Fund for any reason in its sole discretion. See “The Declaration of Trust — Termination of the Trust.”

Description of Key Service Providers

THE SPONSOR

The Sponsor is a Delaware limited liability company formed on August 1, 2014. The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor generally oversees the performance of the Fund’s principal service providers, but does not exercise day-to-day oversight over such service providers. The Sponsor, with assistance and support from the Administrator, is responsible for preparing and filing periodic reports on behalf of the Fund with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Fund and may from time to time employ legal counsel for the Fund. The Sponsor is a CPO of the Fund and is registered in such capacity with the CFTC and is registered as a member of the National Futures Association. The Sponsor has not previously operated any other pools or traded any other accounts. The Sponsor is an affiliate of World Gold Trust Services LLC, the sponsor of the SPDR® Gold Trust. The Sponsor maintains a public website on behalf of the Fund (            ), which contains information about the Fund and the Shares.

THE TRUSTEE

Delaware Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at 2711 Centerville Rd, Wilmington, DE 19808. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Certificate of Trust and the Amended and Restated Agreement and Declaration of Trust. The rights and duties of the Trustee and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration of Trust.

The Trustee accepts service of legal process on behalf of the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust or the Shareholders. The Trust Declaration provides that the Trustee is compensated by the Fund, as appropriate. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this Prospectus is a part, and only the assets of the Fund are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

The Trustee has no duty or liability to supervise or monitor the performance of the service providers to the Fund, nor does the Trustee have any liability for the acts or omissions of such service providers. The Shareholders have no voice in the day-to-day management of the business and operations of the Fund and the Trust.

THE ADMINISTRATOR

The Sponsor, on behalf of the Fund, has appointed BNYM as the Administrator, of the Fund and has entered into an Administration Agreement in connection therewith (the “Administration Agreement”). BNYM, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund. These services include receiving and processing orders from Authorized Participants to create and redeem Creation Units, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including Creation Unit creation and redemption books and records; Fund accounting records; books and records regarding Gold Bullion transfers under the Gold Delivery

Description of Key Service Providers

Agreement; ledgers with respect to assets; liabilities, capital, income and expenses; the registrar; transfer journals; and related details and trading and related documents received from custodians.

The Administration Agreement will continue in effect unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement. The Administrator is both exculpated and indemnified under the Administration Agreement.

The Administrator’s monthly fees are paid by the Sponsor. The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion. The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

THE TRANSFER AGENT

The Sponsor, on behalf of the Fund, has appointed BNYM as the Transfer Agent of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith (the “Transfer Agency and Service Agreement”).

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent serves as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Creation Units in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one-year terms unless any party provides written notice of termination (with respect to the Fund) at least 90 days prior to the end of any one-year term or unless earlier terminated as provided below:

➢	Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

➢	The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon 90 days’ prior written notice in the event that the Administrator determines to liquidate the Trust or the Fund and terminate its registration with the SEC other than in connection with a merger or acquisition of the Trust.

THE CUSTODIAN

JPMorgan Chase Bank, N.A., London Branch serves as the Custodian of the Fund’s Gold Bullion. JPMorgan Chase Bank, N.A. is a national banking association organized under the laws of the United States of America. Its London office is located at 125 London Wall, London EC2Y 5AJ. JPMorgan Chase Bank, N.A. is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. While the UK operations of the Custodian are regulated by the FCA in the United Kingdom, the custodial services provided by the Custodian are presently not a regulated activity subject to the rules of the FCA.

The Custodian is responsible for safekeeping the Fund’s Gold Bullion. The Custodian facilitates the transfer of Gold Bullion into and out of the Fund through the unallocated Gold Bullion accounts it maintains for each Authorized Participant and the Gold Delivery Provider and the unallocated and allocated Gold Bullion accounts it maintains for the Fund. The Custodian is responsible for allocating specific bars of Gold Bullion to the Trust Allocated Account. The Custodian provides the Fund with regular reports detailing the Gold Bullion transfers

Description of Key Service Providers

into and out of the Trust Unallocated Account and the Trust Allocated Account and identifying the Gold Bullion bars held in the Trust Allocated Account.

The Custodian and its affiliates may from time to time purchase or sell Gold Bullion or Shares for their own accounts, as agents for their customers and for accounts over which they exercise investment discretion.

Custody of the Gold Bullion deposited with and held for the account of the Fund is provided by the Custodian at its London, England vault, or with the prior written approval of the Sponsor, in other places. The Custodian will hold all of the Fund’s Gold Bullion in its own vault premises except when the Gold Bullion has been allocated in the vault of a subcustodian solely for temporary custody and safekeeping, and in such cases the Custodian has agreed that it will use commercially reasonable efforts promptly to transport the Gold Bullion from the subcustodian’s vault to the Custodian’s vault, at the Custodian’s cost and risk. The Custodian is a market maker, clearer and approved weigher of gold under the rules of the LBMA.

The Custodian, as instructed by the Sponsor or the Fund, is authorized to accept, on behalf of the Fund, deposits of Gold Bullion in unallocated form. Acting on standing instructions given by the Sponsor or the Fund, the Custodian allocates Gold Bullion deposited in unallocated form with the Fund by selecting bars of Gold Bullion for deposit to the Trust Allocated Account from unallocated bars which the Custodian holds or by instructing a subcustodian to allocate bars from unallocated bars held by the subcustodian. All Gold Bullion allocated to the Fund must conform to the rules, regulations, practices and customs of the LBMA, and the Custodian must replace any non-conforming Gold Bullion with conforming bullion as soon as practical.

The Trust, on behalf of the Fund, and the Custodian have entered into the Custodian Agreement which establishes the Trust Unallocated Account and the Trust Allocated Account. The Trust Unallocated Account is used for several purposes. First, it is used to facilitate the transfer of Gold Bullion deposits and Gold Bullion redemption distributions between Authorized Participants and the Fund in connection with the creation and redemption of Creation Units. Second, the Trust Unallocated Account is also used in connection with the transfer of Gold Bullion into or out of the Fund pursuant to the Gold Delivery Agreement. Finally, the Trust Unallocated Account is used for sales of Gold Bullion to pay Fund Expenses, except when Gold Bullion is transferred into and out of the Fund; all Gold Bullion deposited with the Fund is held in the Trust Allocated Account.

The Custodian is authorized to appoint from time to time one or more subcustodians to hold the Fund’s Gold Bullion until it can be transported to the Custodian’s vault. In accordance with LBMA practices and customs, the Custodian does not have written custody agreements with the subcustodians it selects. This could affect the recourse of the Fund and the Custodian against any subcustodian in the event a subcustodian does not use due care in the safekeeping of the Fund’s Gold Bullion. See “Risk Factors — The ability of the Administrator and the Custodian to take legal action against subcustodians may be limited.”

The Custodian is required to use reasonable care in selecting subcustodians and will monitor the conduct of each subcustodian, and promptly advise the Trust of any difficulties or problems existing with respect to such subcustodian. The Custodian is obliged under the Custodian Agreement to use commercially reasonable efforts to obtain delivery of Gold Bullion from those subcustodians appointed by it. Under the Custodian Agreement, the use by the Custodian of any subcustodian does not relieve the Custodian of any of its responsibilities or liabilities under the Custodian Agreement.

Under the customs and practices of the London bullion market, allocated Gold Bullion is held by custodians and, on their behalf, by subcustodians under arrangements that permit each entity for which Gold Bullion is being held: (1) to request from the entity’s custodian (and a custodian or subcustodian to request from its subcustodian) a list identifying each Gold Bullion bar being held and the identity of the particular custodian or subcustodian holding the Gold Bullion bar and (2) to request the entity’s custodian to release the entity’s gold within two Business Days following demand for release. Each custodian or subcustodian is obligated under the customs and practices of the London bullion market to provide the bar list and the identification of custodians

Description of Key Service Providers

and subcustodians referred to in (1) above, and each custodian is obligated to release gold as requested. Under English law, unless otherwise provided in any applicable custody agreement, a custodian generally is liable to its customer for failing to take reasonable care of the customer’s gold and for failing to release the customer’s gold upon demand.

The Custodian does not require any subcustodians to be insured or bonded with respect to their custodial activities. The Custodian has agreed to maintain insurance in support of its custodial obligations under the Custodian Agreement, including covering any loss of gold, on such terms and conditions as it considers appropriate. The Sponsor (so long as the Sponsor is WUAMC) may, subject to confidentiality restrictions, review this insurance coverage, and the Custodian will give the Trust prior written notice of a reduction, cancellation or expiration of the insurance coverage. The Fund will not be a beneficiary of any such insurance and does not have the ability to dictate the nature or amount of the coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the Gold Bullion held by the Custodian on behalf of the Fund.

The Custodian has agreed to permit the officers and properly designated representatives of the Trustee and the independent public accountants for the Trust to access the Custodian’s records for the purpose of confirming the content of those records. Upon prior notice, any such officer or properly designated representative and any independent public accountant for the Trust is entitled to examine on the Custodian’s premises the Gold Bullion held by the Custodian and the records regarding the Gold Bullion held for the account of the Custodian at a subcustodian but no more than twice per calendar year unless otherwise agreed. The Custodian has agreed that it will only retain subcustodians if they agree to grant to the Trustee and the Sponsor access to records and inspection rights similar to those set forth above.

Custodian Agreement

The Custodian Agreement between the Trust, on behalf of the Fund, and the Custodian establishes the Trust Allocated Account and the Trust Unallocated Account, respectively. The following is a description of the material terms of the Custodian Agreement.

Transfers into the Trust Unallocated Account

The Custodian credits to the Trust Unallocated Account the amount of Gold Bullion it receives from the Trust Allocated Account, an Authorized Participant Unallocated Account or from other third-party unallocated accounts for credit to the Trust Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only Gold Bullion the Custodian will accept in physical form for credit to the Trust Unallocated Account is Gold Bullion the Administrator has transferred from the Trust Allocated Account or that the Gold Delivery Provider has transferred into the Fund pursuant to the Gold Delivery Agreement. No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account.

Transfers from the Trust Unallocated Account

The Custodian transfers Gold Bullion from the Trust Unallocated Account only in accordance with the Administrator’s instructions to the Custodian. A transfer of Gold Bullion from the Trust Unallocated Account may only be made, (1) by transferring Gold Bullion to a third-party unallocated account, (2) by transferring Gold Bullion to the Trust Allocated Account, or (3) by either (A) making Gold Bullion available for collection at the Custodian’s vault premises or at such other location as the Custodian may specify or (B), if separately agreed, delivering the Gold Bullion to such location as the Custodian and the Administrator agree at the Fund’s expense and risk. Any Gold Bullion made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body, or Custody Rules, or in such other form as may be agreed between the Administrator and the Custodian, and in all cases will comprise one or more whole Gold Bullion bars selected by the Custodian.

The Custodian Agreement provides for the full allocation of all Gold Bullion received from the Authorized Participants and credited to the Trust Unallocated Account at the end of each Business Day. The Sponsor may

Description of Key Service Providers

establish an overdraft facility with the Custodian under which the Custodian may make available to the Trust Unallocated Account up to 430 fine ounces of Gold Bullion in order to allow the Custodian to fully allocate all Gold Bullion credited to the Trust Unallocated Account to the Trust Allocated Account at the end of each Business Day.

Transfers into the Trust Allocated Account

With respect to Gold Bullion delivered by Authorized Participants, the Custodian receives transfers of Gold Bullion into the Trust Allocated Account only at the Administrator’s instructions by debiting Gold Bullion from the Trust Unallocated Account and crediting such Gold Bullion to the Trust Allocated Account. With respect to the Gold Delivery Amount, the Gold Delivery Provider may give instructions to the Custodian to receive a transfer of Gold Bullion in the Trust Allocated Account.

Transfers from the Trust Allocated Account

The Custodian transfers Gold Bullion from the Trust Allocated Account only in accordance with the Administrator’s instructions. Generally, the Custodian transfers Gold Bullion from the Trust Allocated Account only by debiting Gold Bullion from the Trust Allocated Account and crediting the Gold Bullion to the Trust Unallocated Account.

Withdrawals of Gold Directly from the Trust Allocated Account

Upon the Administrator’s instruction, the Custodian debits Gold Bullion from the Trust Allocated Account and makes the Gold Bullion available for collection by the Administrator or, if separately agreed, for delivery by the Custodian in accordance with its usual practices at the Fund’s expense and risk. The Administrator and the Custodian expect that the Administrator will withdraw Gold Bullion physically from the Trust Allocated Account (rather than by crediting it to the Trust Unallocated Account and instructing a further transfer from that account) only in exceptional circumstances, such as if, for some unforeseen reason, it was not possible to transfer Gold Bullion in unallocated form. The Custodian is not obliged to effect any requested delivery if, in its reasonable opinion, (1) this would cause the Custodian or its agents to be in breach of the Custody Rules or other applicable law, court order or regulation, (2) the costs incurred would be excessive or (3) delivery is impracticable for any reason. When Gold Bullion is physically withdrawn from the Trust Allocated Account pursuant to the Administrator’s instruction, all right, title, risk and interest in and to the Gold Bullion withdrawn shall pass to the person to whom or for whose account such Gold Bullion is transferred, delivered or collected at the time the recipient or its agent acknowledges in writing its receipt of Gold Bullion. Unless the Administrator specifies the bars of Gold Bullion to be debited from the Trust Allocated Account, the Custodian is entitled to select the Gold Bullion bars.

Exclusion of Liability

The Custodian will use reasonable care and diligence in the performance of its duties under the Custodian Agreement and is only responsible for any loss or damage suffered by the Fund as a direct result of any negligence, bad faith, willful misfeasance, or reckless disregard on the part of the Custodian or that of any of its agents or subcustodians, in the performance of the services provided under the Custodian Agreement. The Custodian’s liability is further limited to the market value of the Gold Bullion held in the Trust Allocated Account and the amount of the Gold Bullion credited to the Trust Unallocated Account. Furthermore, the Custodian has no duty to make or take or to require any subcustodian selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custodian Agreement.

In the event of a loss caused by the failure of the Custodian or a subcustodian to exercise reasonable care, the Trust, on behalf of the Fund, has the right to seek recovery from the Custodian in breach. The Custodian is not liable for any delay in performance or any non-performance of any of its obligations under the Custodian Agreement by reason of any present or future law or regulation of the United Kingdom or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other similar circumstances beyond the Custodian’s control (a “Force Majeure Event”).

Description of Key Service Providers

Indemnity

Solely out of the Fund’s assets, the Fund will indemnify the Custodian against all costs and expenses, damages, liabilities and losses (collectively, “Losses”) which the Custodian may suffer or incur in connection with the Custodian Agreement, except to the extent that such Losses are due directly to the Custodian’s negligence, bad faith, willful misfeasance, or reckless disregard of its duties under the Custodian Agreement.

The Custodian will indemnify the Trust and the Fund from any Losses incurred by the Trust or the Fund directly relating to or arising from any breach of the Custodian’s representations and warranties contained in the Custodian Agreement, the Custodian’s negligence, bad faith, willful misfeasance, or reckless disregard of its duties under the Custodian Agreement, any failure by the Custodian to act or refrain from acting in accordance with instructions from the Trust, or any physical loss, destruction or damage to the Gold Bullion, except, in each case, for Losses arising from a Force Majeure Event, provided that the liability of the Custodian shall be limited to the value of Gold Bullion under custody at the time of the act or omission giving rise to the claim.

Termination

The Fund and the Custodian may each terminate the Custodian Agreement upon 90 Business Days’ prior notice. The Custodian may terminate the Custodian Agreement immediately if any of the Trust’s representations and warranties under the Custodian Agreement become untrue. The Trust may terminate the Custodian Agreement immediately if: (i) the Custodian receives notice of any claim against an Account other than a claim for payment of safe custody or administration permitted by the Custodian Agreement; (ii) the Custodian otherwise fails to comply with any of the material provisions of the Custodian Agreement; or (iii) any of its representations and warranties become untrue.

THE GOLD DELIVERY PROVIDER AND THE GOLD DELIVERY AGREEMENT

The Fund has entered into the Gold Delivery Agreement with JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. is referred to herein as the Gold Delivery Provider. Pursuant to the terms of the Gold Delivery Agreement, the Gold Delivery Provider has agreed to deliver to (and receive from) the Fund Gold Bullion in amounts intended to reflect the change in the daily performance of the Fund’s holdings of Gold Bullion as though they had been denominated in the Reference Currencies of the Index in accordance with the respective weights of such Reference Currencies in the Index. This process is discussed in more detail in the section “Operation of the Fund.”

The Fund has agreed to indemnify the Gold Delivery Provider for all losses arising from third-party claims for any alleged untrue statement of a material fact in the Trust’s registration statement. The Gold Delivery Agreement may be terminated by either party after an initial term of 2.5 years and thereafter by either party on 180 days notice. The agreement can also be terminated earlier or on shorter notice if certain litigation, regulatory, and other contingencies or defaults under the agreement occur.

Although the parties to the Gold Delivery Agreement do not consider the contract to be a traditional swap, as a technical matter the daily transactions pursuant to the Gold Delivery Agreement come within the CEA’s definition of a “swap” as set forth in Section 1a(47) of the CEA and the rules promulgated thereunder. As a result, the transactions pursuant to the Gold Delivery Agreement may be deemed a commodity interest under the CEA and a “swap” for these purposes. Based on this analysis, the approximate percentage of the Fund’s assets subject to treatment as commodity interests is potentially 100%. However, this amount is expected to be much lower on a daily basis as only a small percentage of the Fund’s assets (i.e., the amount equivalent to the change in value of the Reference Currencies against the USD) would move into or out of the Fund each day pursuant to the Gold Delivery Agreement.

Because the Gold Delivery Agreement comes within the CEA’s “swap” definition, the Fund would be subject to the jurisdiction of the CFTC. The Gold Delivery Agreement is a negotiated, bilateral contract for delivery of physical Gold Bullion; it will not be traded on an organized exchange and the Gold Bullion delivered pursuant to the Gold Delivery Agreement will not be cleared by a clearing organization.

Description of Key Service Providers

The Sponsor is the Commodity Pool Operator of the Fund and is registered in such capacity with the CFTC and is registered as a member of the National Futures Association. As a registered Commodity Pool Operator, the Sponsor is subject to certain disclosure requirements of the CFTC and is required to provide the CFTC with certain records and reports. A portion of the fee paid to the Sponsor by the Fund would be used by the Sponsor for its compliance with CFTC rules and regulations.

Description of the Shares

GENERAL

The beneficial interest in the Trust will be divided into one or more Series. The Fund is one such Series. Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust. All Shares are fully paid and non-assessable.

SHARE SPLITS

If the Sponsor believes that the per-Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may cause the Fund to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Creation Unit.

DISTRIBUTIONS

No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions of the Trust or otherwise. All dividends and distributions shall be made ratably among all Shareholders of a Series from the assets held with respect to such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination of the Trust, as the case may be.

VOTING AND APPROVALS

Under the Declaration of Trust, Shareholders have no voting rights except as the Sponsor may consider desirable and so authorize in its sole discretion.

The Securities Depository; Book-Entry-Only System; Global Security

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its Book-Entry System in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Administrator and the Sponsor on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Administrator on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Administrator or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Administrator and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares by giving notice to the Administrator and the Sponsor. Under such circumstances, the Administrator and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Determination of NAV

The Administrator will determine the NAV of the Fund each Business Day, unless there is a Market Disruption Event or Extraordinary Event. The NAV of the Fund is the aggregate value of the Fund’s assets (which include gold payable, but not yet delivered, to the Fund) less its liabilities (which include accrued but unpaid fees and expenses). The NAV of the Fund is calculated based on the price of gold per ounce applied against the number of ounces of Gold Bullion owned by the Fund. The number of ounces of Gold Bullion is adjusted up or down on a daily basis to reflect the USD value of currency gains or losses based on changes in the value of the Reference Currencies against the USD. The number of ounces of Gold Bullion also reflects the amount of Gold Bullion delivered into (or out of) the Fund on a daily basis by Authorized Participants creating and redeeming Shares. In determining the Fund’s NAV, the Administrator generally will value the Gold Bullion based on the LBMA Gold Price PM for an ounce of gold. If no LBMA Gold Price PM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 p.m. New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as the basis for such determination. If the Sponsor determines that such price is inappropriate to use, it shall identify an alternate basis for evaluation to be employed to value Fund Shares. Although the Fund will not hold the Reference Currencies, the Gold Delivery Provider generally will value the Reference Currencies based on the rates in effect as of the WMR FX Fixing Time, which is generally at 4:00 PM London Time (though other prices may be used if the 4:00 PM rate is delayed or unavailable). The Administrator will also determine the NAV per Share. Unless there is a Market Disruption Event or Extraordinary Event, the NAV generally will be calculated as of 4:00 PM London time. The general role, responsibilities and regulation of the Administrator are further described in “Description of Key Service Providers — The Administrator.”

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Units (a Creation Unit equals a block of 25,000 Shares). The creation and redemption of Creation Units is only made in exchange for the delivery to the Fund or the distribution by the Fund of the amount of Gold Bullion and cash, if any, represented by the Creation Units being created or redeemed. The amount of Gold Bullion and cash, if any, required to be delivered to the Fund in connection with any creation, or paid out upon redemption, is based on the combined NAV of the number of Shares included in the Creation Units being created or redeemed as determined on the day the order to create or redeem Creation Units is properly received and accepted.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. To become an Authorized Participant, a person must enter into a Participant Agreement with the Administrator. The Participant Agreement and the related procedures attached thereto may be amended by the Administrator and the Sponsor without the consent of any Shareholder or Authorized Participant. Authorized Participants who make deposits with the Fund in exchange for Creation Units receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

The Initial Purchaser will be deemed to be a statutory underwriter. Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in the section “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Unallocated Account in London . Authorized Participant Unallocated Accounts may only be used for transactions with the Fund. An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of Gold Bullion is credited. Transfers to or from an unallocated account are made by crediting or debiting the number of ounces of Gold Bullion being deposited or withdrawn. The account holder is entitled to direct the bullion dealer to deliver an amount of physical Gold Bullion equal to the amount of Gold Bullion standing to the credit of the account holder. Gold Bullion held in an unallocated account is not segregated from the Custodian’s assets. The account holder therefore has no ownership interest in any specific bars of Gold Bullion that the bullion dealer holds or owns. The account holder is an unsecured creditor of the bullion dealer, and credits to an unallocated account are at risk of the bullion dealer’s insolvency, in which event it may not be possible for a liquidator to identify any Gold Bullion held in an unallocated account as belonging to the account holder rather than to the bullion dealer.

Certain Authorized Participants are able to participate directly in the Gold Bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. The Sponsor believes that the size and operation of the Gold Bullion market make it unlikely that an Authorized Participant’s direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Authorized Participants must be DTC Participants and must be registered as broker-dealers under the Exchange Act, and regulated by FINRA, or must be exempt from being or otherwise must not be required to be so regulated or registered, and must be qualified to act as brokers or dealers in the states or other jurisdictions where the nature of their business so requires. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Creation and Redemption of Shares

All Gold Bullion must be delivered to the Fund and distributed by the Fund in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account.

All Gold Bullion must be of at least a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and otherwise conform to the rules, regulations, practices and customs of the LBMA, including the specifications for a London Good Delivery Bar.

Under the Participant Agreement with respect to each Authorized Participant, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Fund has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Sponsor to the extent the Sponsor has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and investors should review the description of the procedures for the creation and redemption of Creation Units set forth in the Declaration of Trust, the Administration Agreement, the form of Participant Agreement and the form of Participant Unallocated Bullion Account Agreement, each of which has been filed as an exhibit to this registration statement of which this prospectus is a part.

CREATION PROCEDURES

On any Business Day, an Authorized Participant may place an order with the Administrator to create one or more Creation Units. Purchase orders must be placed by 10:00 a.m. ET or the close of regular trading on NYSE Arca, whichever is earlier. The day on which the Administrator receives a valid purchase order is the purchase order date. By placing a purchase order, an Authorized Participant agrees to deposit Gold Bullion with the Fund, or a combination of Gold Bullion and cash, if any, as described below. Prior to the delivery of Creation Units for a purchase order, the Authorized Participant must also have wired to the Administrator the non-refundable transaction fee due for the purchase order.

DETERMINATION OF REQUIRED DEPOSITS

The total deposit required to create each Creation Unit is referred to as the Creation Unit Gold Delivery Amount. The Creation Unit Gold Delivery Amount is the number of ounces of Gold Bullion required to be delivered to the Fund by an Authorized Participant in connection with a creation order for a single Creation Unit. The Creation Unit Gold Delivery Amount will be determined on the Business Day following the date such creation order is accepted. It is calculated by multiplying the number of Shares in a Creation Unit by the number of ounces of Gold Bullion (at the LBMA Gold Price PM) associated with Fund Shares on the Business Day the creation order is accepted. In addition, because the Gold Delivery Amount for the Fund does not reflect creation order transactions (see the section herein entitled “The Gold Delivery Agreement”), the Creation Unit Gold Delivery Amount is required to reflect the Gold Delivery Amount associated with such creation order. This amount is determined on the Business Day following the date upon which such creation order will increase the amount of Gold Bullion subject to the Gold Delivery Agreement. The Creation Unit Gold Delivery Amount reflects the notional costs to the Gold Delivery Provider of resizing (i.e., increasing) its Gold Bullion positions so that it can fulfill its obligations under the Gold Delivery Agreement.

DELIVERY OF REQUIRED DEPOSITS

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required Gold Bullion deposit amount by the end of the second Business Day in London following the purchase order date. Upon receipt of the Gold Bullion deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Administrator, will transfer on the third Business Day following the purchase order date the Gold Bullion deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Administrator will direct DTC to credit the number of Creation Units ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of Gold Bullion until such Gold Bullion has been received by the Fund

Creation and Redemption of Shares

will be borne solely by the Authorized Participant. If Gold Bullion is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Sponsor determines to be desirable.

Acting on standing instructions given by the Administrator, the Custodian will transfer the Gold Bullion deposit amount from the Trust Unallocated Account to the Trust Allocated Account by allocating to the Trust Allocated Account specific bars of Gold Bullion from unallocated bars which the Custodian holds or instructing a subcustodian to allocate specific bars of Gold Bullion from unallocated bars held by or for the subcustodian. The Gold Bullion bars in an allocated Gold Bullion account are specific to that account and are identified by a list which shows, for each Gold Bullion bar, the refiner, assay or fineness, serial number and gross and fine weight. Gold Bullion held in the Fund’s allocated account is the property of the Fund and is not traded, leased or loaned under any circumstances.

The Custodian will use commercially reasonable efforts to complete the transfer of Gold Bullion to the Trust Allocated Account prior to the time by which the Administrator is to credit the Creation Unit to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Creation Units ordered will be delivered against receipt of the Gold Bullion deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated Gold Bullion to the extent of that Gold Bullion deposit amount until the Custodian completes the allocation process. See “Risk Factors — Gold Bullion held in the Fund’s unallocated Gold Bullion account and any Authorized Participant’s unallocated Gold Bullion account will not be segregated from the Custodian’s assets.”

REDEMPTION PROCEDURES

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Administrator to redeem one or more Creation Units. Redemption orders must be placed by 10:00 a.m. ET or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order so received is effective on the date it is received in satisfactory form by the Administrator.

DETERMINATION OF REDEMPTION DISTRIBUTION

The redemption distribution from the Fund consists of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account in the amount of the Creation Unit Gold Delivery Amount. The Creation Unit Gold Delivery Amount for redemptions is the number of ounces of Gold Bullion held by the Fund to be paid out upon redemption of a Creation Unit plus, or minus, the cash redemption amount (if any). The Sponsor anticipates that in the ordinary course of the Fund’s operations there will be no cash distributions made to Authorized Participants upon redemptions. In addition, because the Gold Bullion to be paid out in connection with the redemption order will decrease the amount of Gold Bullion subject to the Gold Delivery Agreement, the Creation Unit Gold Delivery Amount reflects the cost to the Gold Delivery Provider of resizing (i.e., decreasing) its positions so that it can fulfill its obligations under the Gold Delivery Agreement.

DELIVERY OF REDEMPTION DISTRIBUTION

The redemption distribution due from the Fund is delivered to the Authorized Participant on the third Business Day following the redemption order date if, by 9:00 A.M. New York time on such third Business Day, the Administrator’s DTC account has been credited with the Creation Units to be redeemed. If the Administrator’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Administrator’s DTC account by 9:00 A.M. New York time on such next Business Day. Any further outstanding amount of the redemption order will be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Administrator’s DTC account by 9:00 A.M. New York time on the third Business Day following the

Creation and Redemption of Shares

redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s Book-Entry System on such terms as the Sponsor and the Administrator may from time to time agree upon.

The Custodian transfers the redemption Gold Bullion amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant Unallocated Account. The Authorized Participant and the Fund are each at risk in respect of Gold Bullion credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors — Gold held in the Fund’s unallocated Gold account and any Authorized Participant’s unallocated Gold account will not be segregated from the Custodian’s assets.”

SUSPENSION OR REJECTION OF REDEMPTION ORDERS

The Fund may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date for (1) any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) any period during which an emergency exists as a result of which delivery, disposal or evaluation of Gold Bullion is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders, such as during the occurrence of a Market Disruption Event or Extraordinary Event.

The Fund will reject a redemption order if (i) the order is not in proper form as described in the Participant Agreement, (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful, (iii) the order would have adverse tax consequences to the Fund or its Shareholders or (iv) circumstances outside the control of the Administrator, the Sponsor or the Custodian make the redemption, for all practical purposes, not feasible to process.

None of the Sponsor, the Administrator or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension, postponement or rejection.

CREATION AND REDEMPTION TRANSACTION FEE

An Authorized Participant is required to pay a transaction fee to the Fund of             per order to create or redeem Creation Units. An order may include multiple Creation Units. The transaction fee may be changed by the Fund with the consent of the Sponsor. The Fund shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Creation Units until             after the date of the notice. A transaction fee may not exceed             of the value of a Creation Unit at the time the creation and redemption order is accepted.

TAX RESPONSIBILITY

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether such tax or charge is imposed directly on the Authorized Participants, and agree to indemnify the Sponsor, the Administrator and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Trading of Fund Shares

Fund Shares will be listed on NYSE Arca under the ticker symbol GGLD. Fund Shares may be bought and sold in the secondary market throughout the trading day like other publicly traded securities. While the Fund’s Shares are issued in Creation Units at NAV, Shares traded in the secondary market may trade at prices that are lower or higher than their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share is a function of supply and demand, among other things, and may be influenced by non-concurrent trading hours between NYSE Arca and the COMEX, London, Zurich and Singapore. While the Shares will trade on NYSE Arca until 8:00 p.m., ET, liquidity in the global gold market will be reduced after the close of the COMEX at 1:30 p.m., ET. As a result, after 1:30 p.m., ET, trading spreads, and the resulting premium or discount, on the Shares may widen.

Most retail investors purchase and sell Shares through traditional brokerage or other intermediary accounts. Purchases or sales of Shares in the secondary market, which will not involve the Fund, may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Market Disruption Events and Extraordinary Events

From time to time, unexpected events may cause the calculation of the Index and/or the operation of the Fund to be disrupted. These events are expected to be relatively rare, but there can be no guarantee that these events will not occur. These events are referred to as either “Market Disruption Events” or “Extraordinary Events” depending largely on their significance and potential impact to the Index and Fund. Market Disruption Events and Extraordinary Events include disruptions in the trading of gold or the Reference Currencies, delays or disruptions in the publication of the LBMA Gold Price or the Reference Currency Prices, and unusual market or other events. For example, market conditions or other events which result in a material limitation in, or a suspension of, the trading of physical gold generally would be considered Market Disruption Events, as would material disruptions or delays in the determination or publication of the LBMA Gold Price PM. Similarly, market conditions which prevent, restrict or delay the Gold Delivery Provider’s ability to convert a Reference Currency to USDs or deliver a Reference Currency through customary channels generally would be considered a Market Disruption Event, as would material disruptions or delays in the determination or publication of WMR spot prices. The occurrence of a Market Disruption Event for five consecutive Business Days generally would be considered an Extraordinary Event.

Consequences of a Market Disruption or Extraordinary Event

On any Business Day in which a Market Disruption Event or Extraordinary Event has occurred or is continuing, the Index Provider generally will not calculate the Index and the Gold Delivery Provider generally will not calculate the Net FXPnL of the Fund or the Gold Delivery Amount. As a result, on these days the Fund generally will not accept orders to create or redeem Creation Units of Fund Shares and the Gold Delivery Provider generally will not deliver Gold Bullion ounces equal in value to the Gold Delivery Amount to or receive such amounts from the Fund. In addition, the Fund may not calculate NAV or may use alternate pricing sources to calculate NAV during the occurrence of a Market Disruption Event or Extraordinary Event.

The occurrence of any Market Disruption Event or Extraordinary Event could have a material adverse impact on the Fund and the value of an investment in the Fund. Market Disruption Events and Extraordinary Events could also cause secondary market trading of Shares to be disrupted or halted for short or even long periods of time. To the extent trading continues during a Market Disruption Event or Extraordinary Event, it is expected that trading would be more volatile and that Shares would trade at wider discounts or premiums to NAV.

United States Federal Tax Consequences

The following discussion of the material United States federal income tax consequences that generally apply to the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain United States federal income, gift and estate tax consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below), represents, insofar as it describes conclusions as to U.S. federal tax law and subject to the limitations and qualifications described therein, the opinion of Morgan, Lewis & Bockius LLP, United States federal tax counsel to the Sponsor. The discussion below is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who hold Shares as “capital assets” within the meaning of Code section 1221. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

➢	An individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

➢	A corporation created or organized in or under the laws of the United States or any political subdivision thereof;

➢	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

➢	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a U.S. Shareholder as defined above is generally considered a “Non-U.S. Shareholder” for purposes of this discussion. For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of Shares.

TAXATION OF THE TRUST

The Trust, on behalf of the Fund, is seeking an Internal Revenue Service (“IRS”) Private Letter Ruling generally providing that: (1) the Fund is an “investment trust” as defined in Treasury Regulation section 301.7701-4(c)(1); and (2) each Shareholder is the owner of the assets and income of the Fund. If the Fund were found not to be taxable as a “grantor trust,” it would likely be taxable as a partnership (and not a publicly traded partnership taxed as an association) for U.S. federal income tax purposes and would be required to forward IRS Form K-1s to Fund Shareholders. It is not expected that the tax consequences to the Fund’s Shareholders would differ materially if the Fund were to be treated as a partnership. The balance of this disclosure assumes that the Fund will be treated as a “grantor trust” for U.S. federal income tax purposes.

As a “grantor trust” for U.S. federal income tax purposes, neither the Trust nor the Fund itself will pay U.S. federal income tax. Instead, the income and expenses of the Fund “flow through” to the Fund’s Shareholders, and the Administrator will report the Fund’s income, gains, losses and deductions to the IRS on that basis.

United States Federal Tax Consequences

TAXATION OF U.S. SHAREHOLDERS

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Fund. Shareholders also will be treated as if they directly received their respective pro rata shares of the Fund’s income, if any, and as if they directly incurred their respective pro rata shares of the Fund’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares by delivering Gold Bullion to the Fund, the delivery of Gold Bullion to the Fund in exchange for the underlying Gold Bullion represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Gold Bullion held in the Fund will be the same as its tax basis and holding period for the Gold Bullion delivered in exchange therefor. For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date, at the same price per Share and, except where otherwise noted, that the sole asset of the Fund is Gold Bullion.

When the Fund sells Gold Bullion, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Fund upon the sale and (2) the Shareholder’s tax basis for its pro rata share of the Gold Bullion that was sold, which gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder is treated as having held its share of the Gold Bullion that was sold for more than one year. A Shareholder’s tax basis for its share of any Gold Bullion sold by the Fund generally will be determined by multiplying the Shareholder’s total basis for its share of all of the Gold Bullion held in the Fund immediately prior to the sale by a fraction, the numerator of which is the amount of Gold Bullion sold and the denominator of which is the total amount of the Gold Bullion held in the Fund immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Gold Bullion remaining in the Fund will be equal to its tax basis for its share of the total amount of the Gold Bullion held in the Fund immediately prior to the sale, less the portion of such basis allocable to its share of the Gold Bullion that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the Gold Bullion held in the Fund at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the portion of its pro rata share of the Gold Bullion held in the Fund at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Gold Bullion represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Gold Bullion received in the redemption generally will be the same as the Shareholder’s tax basis for the portion of its pro rata share of the Gold Bullion held in the Fund immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period with respect to the Gold Bullion received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Gold Bullion received by the Shareholder will be a taxable event, unless a nonrecognition provision of the Code applies to such sale.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Gold Bullion held in the Fund immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the Gold Bullion held in the Fund immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the Gold Bullion received by the Shareholder in the redemption.

As noted above, the foregoing discussion assumes that all of a Shareholder’s Shares were acquired on the same date and at the same price per Share. If a Shareholder owns multiple lots of Shares (i.e., Shares acquired on different dates and/or at different prices), it is uncertain whether the Shareholder may use the “specific identification” rules that apply under Treas. Reg. § 1.1012-1(c) in the case of sales of shares of stock, in

United States Federal Tax Consequences

determining the amount, and the long-term or short-term character, of any gain or loss recognized by the Shareholder upon the sale of Gold Bullion by the Fund, upon the sale of any Shares by the Shareholder, or upon the sale by the Shareholder of any Gold Bullion received by it upon the redemption of any of its Shares. The IRS could take the position that a Shareholder has a blended tax basis and holding period for its pro rata share of the underlying Gold Bullion in the Fund. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, are urged to consult their own tax advisors as to the determination of the tax basis and holding period for the underlying Gold Bullion related to such Shares.

TREATMENT OF PAYMENTS TO AND FROM THE GOLD DELIVERY PROVIDER–SECTION 988 TRANSACTION

As noted above, Shareholders will be treated as if they directly received their respective pro rata shares of the Fund’s daily income or loss. Shareholders will realize income as a result of the delivery of Gold Bullion by the Gold Delivery Provider to the Fund pursuant to the Gold Delivery Agreement or incur a loss as result of the Fund’s obligation to deliver Gold Bullion to the Gold Delivery Provider pursuant to the Gold Delivery Agreement. Each Shareholder will receive an increase in its tax basis for its pro rata share of the fair market value of the Gold Bullion received by the Fund from the Gold Delivery Provider. The character of the income will generally be determined on the basis of the particular circumstances of each Shareholder.

The maximum ordinary U.S. federal income tax rate for individuals is currently 39.6% and, in general, the maximum individual U.S. federal income tax rate for long-term capital gains is 20%, although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. For a further discussion on tax rates, please see the section below entitled “Maximum 28% Long-Term Capital Gains Tax Rate for Non-Corporate U.S. Shareholders.” The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum U.S. federal income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five (5) years.

The Gold Delivery Agreement is likely to be classified as a “section 988 transaction” because it is a type of financial instrument in which the amount of the payout in Gold Bullion is determined by reference to the value of one or more “nonfunctional currencies.” Neither the Trust nor the Fund has received nor requested any written guidance from the IRS regarding the tax classification of the Gold Delivery Agreement as a “section 988 transaction”.

Generally, gain or loss attributable to a “section 988 transaction” is ordinary rather than capital and sourced to the country of residence of the taxpayer. There are, however, complex rules that may enable a U.S. Shareholder to elect to treat any such foreign currency gain or loss attributable to the Gold Delivery Agreement as capital gain or loss. Note there is very limited guidance with respect to the application of the section 988 rules to a “grantor trust,” such as the Fund, and there is no assurance that the IRS would respect an election made by a Shareholder to treat any foreign currency gain or loss as capital gain or loss. The IRS, however, has historically and continues to take the position that a “grantor trust” such as the Fund is a disregarded entity that is not a separate entity for U.S. federal income tax purposes. Accordingly because a Shareholder in the Fund is deemed for federal income tax purposes to be a proportionate owner of the Gold Delivery Agreement, a Shareholder may be entitled to make an election to treat any income or loss from the Gold Delivery Agreement as capital gain or loss.

There are very specific requirements that must be met to satisfy the capital gain or loss election described above including concurrent identification requirements under applicable Treasury Regulations. Shareholders are strongly urged to consult their tax advisors prior to investing in the Fund to determine whether they can satisfy the election requirements, to take the necessary steps to make timely elections, and to understand the tax consequences of the income or loss attributable to the Gold Delivery Agreement.

United States Federal Tax Consequences

MAXIMUM 28% LONG-TERM CAPITAL GAINS TAX RATE FOR NON-CORPORATE U.S. SHAREHOLDERS

Under current federal income tax law, gains recognized by non-corporate U.S. Shareholders from the sale of “collectibles,” including Gold Bullion, held for more than one year are taxed at a maximum rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. For these purposes, gain recognized by a non-corporate U.S. Shareholder upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by a non-corporate U.S. Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Fund’s sale of any Gold Bullion which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum federal income tax rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by a non-corporate U.S. Shareholder for one year or less or by a U.S. Shareholder are generally the same as those at which ordinary income is taxed.

3.8% TAX ON NET INVESTMENT INCOME

The Health Care Reform and Education Reconciliation Act of 2010 (Pub. Law 111-152) requires certain U.S. Shareholders who are individuals to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any regular income taxes due on such investment income. A similar tax will apply to certain shareholders that are estates or trusts. U.S. Shareholders are urged to consult their tax advisors regarding the effect, if any, this law may have on an investment in the Shares.

BROKERAGE FEES AND FUND EXPENSES

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of Gold Bullion by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Administrator to pay Fund expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

INVESTMENT BY U.S. TAX-EXEMPT SHAREHOLDERS

U.S. Tax-Exempt Shareholders are subject to United States federal income tax only on their unrelated business taxable income (“UBTI”). Unless they incur debt in order to purchase Shares, it is expected that U.S. Tax-Exempt Shareholders should not realize UBTI in respect of income or gains from the Shares. U.S. Tax-Exempt Shareholders are urged to consult their own independent tax advisors regarding the United States federal income tax consequences of holding Shares in light of their particular circumstances.

INVESTMENT BY REGULATED INVESTMENT COMPANIES

Mutual funds and other investment vehicles which are taxed as “regulated investment companies” within the meaning of section 851 of the Code are strongly urged to consult with their tax advisors concerning the likelihood that an investment in Shares will affect their qualification as a “regulated investment company.”

INVESTMENT BY CERTAIN RETIREMENT PLANS

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (“IRA”), or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for

United States Federal Tax Consequences

whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any Gold Bullion received by such IRA or plan account upon the redemption of any of the Shares purchased by it is distributed to the IRA owner or plan participant, the Shares or Gold Bullion so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code section 408(d), section 408(m) or section 402. See also “ERISA and Related Considerations.”

U.S. INFORMATION REPORTING AND BACKUP AND BACKUP WITHHOLDING FOR U.S. AND NON-U.S. SHAREHOLDERS

The Administrator will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Fund. Each Shareholder will be provided with information regarding its allocable portion of the Fund’s annual income (if any) and expenses.

A U.S. Shareholder may be subject to U.S. backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not U.S. persons in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

INCOME TAXATION OF NON-U.S. SHAREHOLDERS

The Fund may generate taxable income as a result of receiving Gold Bullion from the Gold Delivery Provider pursuant to the Gold Delivery Agreement, recognizing gain upon disposing of Gold Bullion to satisfy its obligation under the Gold Delivery Agreement or pursuant to any gain realized from the disposition of Gold Bullion to pay other Fund expenses. As discussed above in the section entitled “Treatment of Payments to and from the Gold Delivery Provider — Section 988 Transaction,” all the tax implications, to a “grantor trust” such as the Fund from engaging in a “section 988 transaction” such as the Gold Delivery Agreement, have not been addressed by the IRS in the Private Letter Ruling or by other applicable authorities and the IRS may take a different view than the position adopted by the Fund and the Administrator. The Fund believes that income attributable to the Gold Delivery Agreement which may be characterized as “foreign currency gain or loss” should be sourced outside of the U.S. to the residence of the Non-U.S. Shareholder because the Fund is an “investment trust” treated as a grantor trust and not recognized as a separate entity for U.S. federal income tax purposes. Accordingly, any non-U.S. sourced income (including gain recognized upon the sale or other disposition of Shares) to a Non-U.S. Shareholder should not be subject to U.S. federal income tax unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

ESTATE AND GIFT TAX CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

Under the U.S. federal tax law, individuals who are neither citizens nor residents (as determined for estate and gift tax purposes) of the United States are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If they are, then Shares would be includible in the U.S. gross estate of a non-resident alien Shareholder. Currently, U.S. estate tax is imposed at rates of up to 35% of the fair market value of the taxable estate. The U.S. estate tax rate is subject to change in future years. In addition, the U.S. federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a non-resident alien Shareholder who was resident in a country which has an estate tax treaty with the United States may be entitled to benefit from such treaty.

United States Federal Tax Consequences

For non-citizens and non-residents of the United States, the U.S. federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares should not be considered ownership of the underlying gold for this purpose, even to the extent that gold was held in custody in the United States. Instead, Shares should be considered intangible property, and therefore they should not be subject to U.S. gift tax if transferred during the holder’s lifetime. Such Shareholders are urged to consult their tax advisors regarding the possible application of U.S. estate, gift and generation-skipping transfer taxes in their particular circumstances.

TAXATION IN JURISDICTIONS OTHER THAN THE UNITED STATES

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their tax advisors as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA or the Code (collectively, the “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) whether the investment would constitute a direct or indirect non-exempt “prohibited transaction” with a “party in interest” or “disqualified person,” as described in section 406 of ERISA or Section 4975 of the Code, as applicable; (3) the Plan’s funding objectives; and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

The Shares constitute “publicly-offered securities” as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not an interest in the underlying Gold Bullion held in the Fund represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. See also “United States Federal Tax Consequences — Investment by Certain Retirement Plans.”

The Declaration of Trust

The Trust operates under the terms of the Declaration of Trust, dated as of August 27, 2014, as amended                     , 2015, between the Sponsor, and the Trustee. A copy of the Declaration of Trust is available for inspection at the Trustee’s office. The following is a description of the material terms of the Declaration of Trust.

THE SPONSOR

This section summarizes some of the important provisions of the Declaration of Trust which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see the section “Prospectus Summary — The Sponsor.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trust, the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold Bullion or other assets of the Fund or the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties or the reckless disregard of its obligations and duties to the Fund or the Trust.

The Sponsor and each of its shareholders, members, directors, officers, employees, affiliates and subsidiaries will be indemnified by the Trust and held harmless against any losses, liabilities or expenses incurred in the performance of its duties under the Declaration of Trust without gross negligence, bad faith, willful misconduct, willful malfeasance or reckless disregard of the indemnified party’s obligations and duties under the Declaration of Trust. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other person for any matters arising under the Declaration of Trust. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for in the Declaration of Trust. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any indemnified claim or liability under the Declaration of Trust.

THE TRUSTEE

This section summarizes some of the important provisions of the Declaration of Trust which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see the section “Prospectus Summary — The Trustee.”

Liability of the Trustee and indemnification

The Trustee will not be liable or accountable to the Trust or any other person or under any agreement to which the Trust or any Fund is a party, except for the Trustee’s breach of its obligations pursuant to the Declaration of Trust or its own willful misconduct, bad faith or negligence. The Trustee and each of its officers, affiliates, directors, employees, and agents will be indemnified by the Trust from and against any losses, claims, taxes, damages, reasonable expenses, and liabilities incurred with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Declaration of Trust or the transactions contemplated thereby; provided that the indemnified party acted without willful misconduct, bad faith or negligence.

Duties

The Trustee will have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Trustee in the Declaration of Trust or agreed in writing with the Sponsor from time to time.

The Declaration of Trust

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may resign at any time by giving at least 60 days advance written notice to the Trust, provided that such resignation will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Sponsor may remove the Trustee at any time by giving at least 60 days advance written notice to the Trustee, provided that such removal will not become effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

STATEMENTS, FILINGS AND REPORTS

Proper books of account for the Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the Securities Act, as amended; the CEA and regulations promulgated thereunder; and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust.

FISCAL YEAR

The fiscal year of the Fund will initially be the period ending         of each year. The Sponsor has the continuing right to select an alternate fiscal year.

TERMINATION OF THE TRUST OR THE FUND

The Sponsor may terminate the Trust or the Fund in its sole discretion. The Sponsor will give written notice of the termination of the Trust or the Fund, specifying the date of termination, to Shareholders of the Trust or Fund, as applicable, at least 30 days prior to the termination of the Trust or the Fund. The Sponsor will, within a reasonable time after such termination, sell all of the Gold Bullion not already distributed to Authorized Participants redeeming Creation Units, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of the Declaration of Trust. The Sponsor may suspend its sales of the Gold Bullion upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold.

AMENDMENTS TO DECLARATION OF TRUST

The Declaration of Trust can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Declaration of Trust supplemental thereto, or an amended and restated declaration of trust. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion.

GOVERNING LAW

The Declaration of Trust and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Declaration of Trust are governed by the laws of the State of Delaware.

Initial Purchaser

            , as the “Initial Purchaser,” on                     , 2015, agreed to purchase, and on                     , 2015 took delivery of, 25,000 Shares at a per-Share price of $            . As of the date of effectiveness of this Prospectus, these 25,000 Shares represent all of the outstanding Shares. The Initial Purchaser expects to offer all of the Shares to the public pursuant to this prospectus. In accordance with FINRA Conduct Rule 2310, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares, and the total amount of underwriting compensation it receives, together with any other underwriting compensation received by Authorized Participants or underwriters in connection with the offering (if any), will not exceed 10% of the gross proceeds of the offering.

The Initial Purchaser intends to make a public offering of the Initial Shares at a price per Share that will vary depending, among other factors, on the net asset value per Share and the trading price of Shares on NYSE Arca at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Initial Shares. However, in certain circumstances, the Sponsor may reimburse to the Initial Purchaser certain fees and expenses incurred in connection with the offering of the Initial Shares, currently expected to be $            . The Initial Purchaser will be acting as an underwriter with respect to the Initial Shares.

The Sponsor has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

            has also agreed to be an Authorized Participant and at any time and from time to time after the date hereof may, in such capacity, create or redeem Creation Units.

Plan of Distribution

In addition to, and independent of, the purchase of the Underwritten Shares by the Initial Purchaser (described above) and the purchase of the Seed Creation Units by the initial depositor of Gold Bullion into the Fund, the Fund expects to issue Shares in Creation Units to Authorized Participants from time to time in exchange for deposits of the amount of Gold Bullion and cash, if any, represented by the Creation Units being created. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring.

The Initial Purchaser will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Fund, breaks the Creation Unit down into the constituent Shares and sells the Shares to its customers, or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and through broker-dealers who are members of FINRA. Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in an investor’s state of domicile or residence should consult their legal advisors regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

In connection with the formation of the Fund, the Custodian will receive             ounces of unallocated Gold Bullion on behalf of the Fund from the Initial Purchaser in exchange for the Seed Creation Units. The Initial Purchaser will be deemed to be an underwriter in connection with such transaction. The Seed Creation Units will be purchased at a per Share price equal to             of an ounce of Gold Bullion. No fee or commission is payable in connection with the issuance of Seed Creation Units.

            , also called the Initial Purchaser, has, subject to conditions, agreed to purchase the Underwritten Shares at the price of of an ounce of Gold Bullion per Share, pursuant to a distribution agreement between the Sponsor and the Initial Purchaser. Total proceeds to the Fund from the sale of the Underwritten Shares will be             ounces of Gold Bullion. The public offering price of the Underwritten Shares will be determined by reference to, among other considerations, the price of Gold Bullion and the trading prices of the Shares on NYSE Arca at the time the Underwritten Shares are sold to the public. The Underwritten Shares could be sold at different prices if such Underwritten Shares are sold by the Initial Purchaser at different times. In connection with the offering and sale of the Underwritten Shares, the Initial Purchaser will be paid an aggregate fee by the Sponsor of             . The Initial Purchaser may also receive an advisory fee payable by the Sponsor within one month after the commencement of trading in Shares (to be paid in the sole discretion of the Sponsor depending upon the success of the Fund at such time) in the amount of             for advice provided by the Initial Purchaser in the original structuring of the Fund. In addition to such fees, the Initial Purchaser may receive commissions/fees from investors through their commission/fee-based brokerage accounts, in amounts between             and             .

Plan of Distribution

The Sponsor estimates that the total expenses payable by the Sponsor in connection with the offering and sale of the Underwritten Shares, excluding the fee paid to the Initial Purchaser, will be approximately             . The Fund will not bear any of such expenses.

The Sponsor has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Administrator has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Sponsor in respect of such liabilities to the extent the Sponsor has not paid such amounts when due. In addition, WGCUS has agreed to indemnify certain parties against certain liabilities.

In connection with this offering, the Initial Purchaser may engage in activities that stabilize, maintain or otherwise affect the price of the Shares, including:

➢	stabilizing transactions;

➢	short sales; and

➢	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Shares while this offering is in progress. These transactions may also include making short sales of Shares, which involves the sale by the Initial Purchaser of a greater number of Shares than it is required to purchase in this offering, and purchasing Shares on the open market to cover positions created by short sales.

The Initial Purchaser will not act as an Authorized Participant with respect to the Underwritten Shares, and its activities with respect to the Underwritten Shares will be distinct from those of an Authorized Participant. The Initial Purchaser expects to become an Authorized Participant.

The Shares are expected to trade on NYSE Arca under the symbol “GGLD.”

Legal Proceedings

None.

Legal Matters

The validity of the Shares will be passed upon for the Sponsor by Morgan, Lewis & Bockius LLP, which, as U.S. tax counsel to the Fund, will also render an opinion regarding the material federal income tax consequences relating to the Shares.             will opine on the validity of the Underwritten Shares for the Initial Purchaser. Morgan, Lewis & Bockius LLP is not acting as counsel to any investor in the Fund.

Experts

The financial statements included in this prospectus and included elsewhere in the registration statement have been audited by             , an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the Shares can also be obtained from the Fund’s website. The Internet address of the Fund’s website is             . This Internet address is only provided here as a convenience to you to allow you to access the Fund’s website, and the information contained on or connected to the Fund’s website is not part of this prospectus or the registration statement of which this prospectus is a part.

The Fund is subject to the informational requirements of the Exchange Act, and the Sponsor, on behalf of the Fund, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Fund pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To be provided.

F-1

Statement of Financial Condition

To be provided.

F-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution*

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission and the NYSE Arca Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee
NYSE Arca Listing Fee
Printing and engraving expenses
Legal fees and expenses
Insurance
Accounting fees and expenses
Miscellaneous

Total

*	Subject to revision upon completion of the offering.

Item 14.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 4.05 of the Declaration of Trust provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from the Fund and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Declaration of Trust or any actions taken in accordance with the provisions of the Declaration of Trust or (2) the indemnified party’s reckless disregard of its obligations and duties under the Declaration of Trust. The indemnity shall include payment from the Fund of the indemnified party’s costs and expenses of defending itself against any such indemnified claim or liability.

In addition, WGCUS has entered into separate indemnification agreements with certain officers of the Sponsor which require WGCUS, among other things, to indemnify the officers against certain liabilities which may arise by reason of their status as officers of the Sponsor. The Sponsor or WGCUS also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
1.1	Form of Distribution Agreement*
1.2	Form of Initial Purchaser Reimbursement Agreement*
3.1	Certificate of Trust
4.1	Form of Amended and Restated Agreement and Declaration of Trust
4.2	Form of Participant Agreement*
4.3	Form of WGC USA Asset Management Company, LLC Payment and Reimbursement Agreement*
5.1	Form of Opinion of Morgan, Lewis & Bockius LLP as to legality
8.1	Opinion of Morgan, Lewis & Bockius LLP as to tax matters*
10.1	Form of Custodian Agreement
10.2	Form of Depository Agreement*
10.3	Form of License Agreement
10.4	Form of Fund Administration and Accounting Agreement*
10.5	Form of Transfer Agency and Service Agreement*
10.6	Form of Gold Delivery Agreement
23.1	Consent of *
23.2	Consents of Morgan, Lewis & Bockius LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this registration statement

*	To be filed by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(5)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on August 28, 2015.

The Global Currency Gold Trust

By: /s/ William Rhind
William Rhind
Principal Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes William Rhind and Gregory S. Collett, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement (including post-effective amendments) and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 28, 2015 by the following persons on behalf of the Global Currency Gold Trust in the capacities indicated.

Signature	Capacity

By: /s/ William Rhind	Principal Executive Officer
William Rhind

By: /s/ Gregory S. Collett	Principal Financial Officer
Gregory S. Collett

By: /s/ Samantha McDonald	Principal Accounting Officer
Samantha McDonald

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 28, 2015 by the following person on behalf of the Sponsor, WGC USA Asset Management Company, LLC, in the capacity indicated.

Signature	Capacity

By: /s/ Gregory S. Collett	Vice President
Gregory S. Collett

Exhibit Index

Exhibit Number	Description
1.1	Form of Distribution Agreement*
1.2	Form of Initial Purchaser Reimbursement Agreement*
3.1	Certificate of Trust
4.1	Form of Amended and Restated Agreement and Declaration of Trust
4.2	Form of Participant Agreement*
4.3	Form of WGC USA Asset Management Company, LLC Payment and Reimbursement Agreement*
5.1	Form of Opinion of Morgan, Lewis & Bockius LLP as to legality
8.1	Opinion of Morgan, Lewis & Bockius LLP as to tax matters*
10.1	Form of Custodian Agreement
10.2	Form of Depository Agreement*
10.3	Form of License Agreement
10.4	Form of Fund Administration and Accounting Agreement*
10.5	Form of Transfer Agency and Service Agreement*
10.6	Form of Gold Delivery Agreement
23.1	Consent of *
23.2	Consents of Morgan, Lewis & Bockius LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this registration statement

*	To be filed by amendment.